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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SYMETRA FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Symetra Financial Corporation ("Symetra")
	(2)	Aggregate number of securities to which transaction applies: 116,154,402 shares of Symetra common stock (including shares of restricted stock)
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee of $433,695 was determined by multiplying .0001162 by the maximum aggregate value of the transaction of $3,732,310,864. The maximum aggregate value of the transaction was determined based on the sum of (A) 116,154,402 outstanding shares of Symetra common stock multiplied by the per share merger consideration of $32.00 and (B) 2,650,000 shares of Symetra common stock underlying outstanding options to purchase shares of Symetra common stock with an exercise price of $32.00 or less multiplied by $5.80 (which is the difference between $32.00 and the weighted average exercise price of such options of $26.20 per share)
	(4)	Proposed maximum aggregate value of transaction: $3,732,310,864
	(5)	Total fee paid: $433,695
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SYMETRA FINANCIAL CORPORATION
777 108th Avenue NE, Suite 1200
Bellevue, Washington 98004-5135
1-800-796-3872

[                  ], 2015

Dear Stockholder,

        You are cordially invited to attend a special meeting of Symetra Financial Corporation ("Symetra," "we," "our" or "us") stockholders to be held at [                  ], on [                  ], 2015, at [            ], [                  ].

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which Symetra would be acquired by Sumitomo Life Insurance Company ("Sumitomo"). In addition, you will be asked to consider and vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to our named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled "The Merger—Interests of Symetra's Directors and Executive Officers in the Merger—Golden Parachute Compensation" beginning on page 57. You will also be asked to consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement. We entered into the merger agreement on August 11, 2015. If the merger agreement is adopted by Symetra's stockholders and the merger is completed, you, as a holder of Symetra common stock, will be entitled to receive $32.00 in cash, without interest, less any applicable withholding taxes, for each share of Symetra common stock owned by you at the consummation of the merger, and Symetra will become a wholly-owned subsidiary of Sumitomo.

        After careful consideration, our board of directors unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Symetra and its stockholders and unanimously recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled "The Merger—Interests of Symetra's Directors and Executive Officers in the Merger—Golden Parachute Compensation" beginning on page 57 and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement.

        Your vote is very important, regardless of the number of shares of common stock you own.    We cannot consummate the merger unless the merger agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement.

        The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the attached proxy statement. We urge you to read the attached proxy statement and the merger agreement carefully and in their entirety. You may also obtain more information about Symetra from documents we have filed with the Securities and Exchange Commission.

        Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

Thomas M. Marra
 President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in the attached proxy statement. Any representation to the contrary is a criminal offense.

        The attached proxy statement is dated [                  ], 2015 and is first being mailed to stockholders on or about [                  ], 2015.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

SYMETRA FINANCIAL CORPORATION
777 108th Avenue NE, Suite 1200
Bellevue, Washington 98004-5135

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF SYMETRA FINANCIAL CORPORATION ("Symetra")

Date:	[ ], 2015
Time:	[ ] [ ]
Place:	[ ]

Matters to be voted on:

  (1)
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 11, 2015, by and among Symetra, Sumitomo Life Insurance Company, a mutual company (sougo kaisha) organized under the laws of Japan ("Sumitomo"), SLIC Financial Corporation, a Delaware corporation and wholly-owned subsidiary of Sumitomo ("Merger Sub"), as it may be amended, supplemented or otherwise modified from time to time, pursuant to which Merger Sub will merge with and into Symetra, with Symetra continuing as the surviving corporation and a wholly-owned subsidiary of Sumitomo.

  (2)
  To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger, discussed under the section entitled "The Merger—Interests of Symetra's Directors and Executive Officers in the Merger—Golden Parachute Compensation" beginning on page 57.

  (3)
  To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement.

  (4)
  To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on [                    ], 2015 will be entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Symetra common stock held on the record date.

        Under Delaware law, Symetra stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal prior to the vote on the adoption of the merger agreement and strictly comply with the other Delaware law procedures explained in the attached proxy statement. The applicable Delaware law is reproduced in its entirety in Annex C to the attached proxy statement.

        Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy or submit your proxy by telephone or the Internet prior to the special meeting to ensure that your shares will be represented at the special meeting. If you have Internet access, we encourage you to submit your proxy via the Internet. Properly executed proxy cards with no instructions indicated on the proxy card will be voted "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention is greatly appreciated.

        THE SYMETRA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT, "FOR" THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO SYMETRA'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER AND "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR TIME, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF TO ADOPT THE MERGER AGREEMENT.

By Order of the Board of Directors,

David S. Goldstein
 Senior Vice President, General Counsel and Secretary
[                    ], 2015
Bellevue, Washington

ADDITIONAL INFORMATION

        This document incorporates important business and financial information about Symetra from documents that are not included in or delivered with this document. See "Where You Can Find More Information" beginning on page 97. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Symetra Financial Corporation, Investor Relations, 777 108th Avenue NE, Suite 1200, Bellevue, WA 98004, telephone (425) 256-5351. You will not be charged for any of these documents that you request. If you wish to request documents, you should do so by [                    ], 2015 in order to receive them before the special meeting. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can review our SEC filings by accessing the SEC's Internet website at www.sec.gov.

        For additional questions about the merger, assistance in submitting proxies or voting shares of Symetra common stock, or additional copies of the attached proxy statement or the enclosed proxy card, please contact our proxy solicitor:

[                    ]

i

ii

iii

SUMMARY

        The following summary highlights information in this proxy statement and may not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. We sometimes make reference to Symetra Financial Corporation and its subsidiaries in this proxy statement by using the terms "Symetra," "we," "our" or "us." Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Companies (Page 27)

        Symetra Financial Corporation.    Symetra Financial Corporation is a Delaware corporation with common stock listed and traded on the New York Stock Exchange (the "NYSE") under the ticker symbol "SYA." Symetra is a diversified financial services company based in Bellevue, Washington. In business since 1957, Symetra, through its subsidiaries, offers products and services that serve the retirement, employment-based benefits and life insurance markets through a national network of financial institutions, broker-dealers, benefits consultants and independent agents and advisors. Symetra's principal offices are located at 777 108th Avenue NE, Suite 1200, Bellevue, WA 98004, and its telephone number is 1-800-796-3872. Symetra's home page on the Internet is www.Symetra.com. Documents and information on our website do not form a part of, and are not incorporated by reference in, this proxy statement, or any of Symetra's other filings with the Securities and Exchange Commission (the "SEC"). See "The Companies—Symetra Financial Corporation" beginning on page 27.

        Sumitomo Life Insurance Company.    Sumitomo Life Insurance Company ("Sumitomo") is a mutual company (sougo kaisha) organized under the laws of Japan. Sumitomo, founded in 1907 and headquartered in Tokyo and Osaka, Japan, is a leading life insurer in Japan with multi-channel, multi-product life insurance businesses. Sumitomo provides traditional mortality life insurance, nursing care, medical care and retirement plans through sales representatives, insurance outlets, the Internet and the bank insurance model (bancassurance). As of March 31, 2015, Sumitomo had $228 billion in assets, approximately 6.8 million customers and 42,000 employees. Sumitomo's home page on the Internet is www.Sumitomolife.co.jp/english. Documents and information on Sumitomo's website do not form a part of, and are not incorporated by reference in, this proxy statement. See "The Companies—Sumitomo Life Insurance Company" beginning on page 27.

        Merger Sub.    SLIC Financial Corporation ("Merger Sub") is a Delaware corporation and wholly-owned subsidiary of Sumitomo (and, together with Sumitomo, the "Sumitomo Parties") that was formed on August 10, 2015 solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. See "The Companies—Merger Sub" beginning on page 27.

The Merger (Page 28)

        The Agreement and Plan of Merger, dated August 11, 2015 (the "merger agreement"), by and among Symetra, Sumitomo and Merger Sub, provides that Merger Sub will merge with and into Symetra (the "merger"). As a result of the merger, the separate corporate existence of Merger Sub will cease, and Symetra will continue as the surviving corporation (the "surviving corporation") and a wholly-owned subsidiary of Sumitomo. Upon completion of the proposed merger, shares of Symetra common stock ("Common Stock") will no longer be listed on any stock exchange or quotation system. If the merger agreement is adopted by Symetra's stockholders and the merger is completed, each outstanding share of Common Stock (other than shares of Common Stock held by Symetra, Sumitomo or Merger Sub or by any holder who has properly exercised appraisal rights of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (the "DGCL")) will be converted into the right to receive $32.00 in cash, without interest, less any applicable withholding taxes (the "per share merger consideration"). The merger agreement is attached to this proxy statement as Annex A. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger.

The Special Meeting (Page 21)

        Date, Time and Place.    The special meeting will be held in the [                        ], located at [                        ], on [                ], 2015 at [            ], [                    ].

        Purpose.    You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) on an advisory (non-binding) basis, the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger, (3) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournments or postponements thereof to adopt the merger agreement and (4) such other business as may properly come before the special meeting or any adjournments or postponements thereof.

        Record Date and Quorum.    You are entitled to vote at the special meeting if you owned shares of Common Stock at the close of business on [                    ], 2015, the record date for the special meeting. You will have one vote for each share of Common Stock that you owned as of the close of business on the record date. As of the record date, there were [                    ] shares of Common Stock issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, in person or by proxy, of the holders of [                    ] shares of Common Stock (a majority of Common Stock issued, outstanding and entitled to vote at the special meeting) constitutes a quorum for the purpose of considering the proposals.

        Vote Required.    The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote at the special meeting or any adjournment or postponement thereof. The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, assuming the presence of a quorum. The adoption of the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Reasons for the Merger; Recommendation of the Board (Page 39)

        The Symetra board of directors (the "Board") unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Symetra and its stockholders. The Board unanimously recommends that Symetra stockholders vote "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement.

        For a description of the reasons considered by the Board in deciding to recommend approval of the proposal to adopt the merger agreement, see "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 39.

Background of the Merger (Page 28)

        A description of the process we undertook that led to the proposed merger, including our discussions with Sumitomo, is included in the proxy statement under "The Merger—Background of the Merger" beginning on page 28.

Opinion of Morgan Stanley & Co. LLC (Page 42 and Annex B)

        In connection with the merger, at the meeting of the Board on August 10, 2015, Morgan Stanley & Co. LLC ("Morgan Stanley") delivered its written opinion to the Board to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in its opinion, the merger consideration of $32.00 per share in cash, without interest, to be received by the holders of shares of Common Stock (other than (i) Symetra, Sumitomo, Merger Sub and any of their respective direct or indirect wholly-owned subsidiaries, and (ii) holders of Common Stock who properly demand appraisal rights with respect to their shares of Common Stock) pursuant to the merger agreement, together with the special dividend of $0.50 per share of Common Stock that was paid on August 28, 2015 to the holders of shares of Common Stock as of August 10, 2015 (the merger consideration and such dividend taken together, the "Consideration") was fair, from a financial point of view, to such holders.

        The full text of Morgan Stanley's written opinion, dated August 10, 2015, is attached as Annex B to this proxy statement. Symetra encourages you to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of the review undertaken by Morgan Stanley in rendering the opinion. Morgan Stanley's opinion is directed to the Board and addresses only the fairness from a financial point of view of the Consideration to be received by the holders of shares of Common Stock as of the date of the opinion. Morgan Stanley's opinion does not address any other aspects of the merger and does not constitute a recommendation as to how the stockholders of Symetra should vote at any stockholders' meeting related to the merger or to take any other action with respect to the merger.

Treatment of Incentive Compensation Awards (Page 70)

        Stock Options.    At the effective time of the merger, without any further action on the part of any holder thereof, each option to purchase shares of Common Stock granted under any Symetra stock plan (each, a "stock option") that is outstanding and unexercised immediately prior to the effective time of the merger and that has an exercise price per share of Common Stock underlying such stock option that is less than the per share merger consideration (each such stock option, an "in-the-money stock option"), whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the excess of the per share merger consideration over the per share exercise price of such in-the-money stock option by (ii) the number of shares of Common Stock subject to such in-the-money stock option. At the effective time of the merger, each stock option that is outstanding and unexercised immediately prior to the effective time of the merger and that has a per share exercise price that is equal to or greater than the per share merger consideration, whether or not vested, will be cancelled and the holder of such stock option will not be entitled to receive any payment in exchange for such cancellation.

        Restricted Stock.    At the effective time of the merger, each award of shares of Common Stock granted under any Symetra stock plan that remains subject to vesting conditions (each such award, a "restricted stock award") and that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of shares of Common Stock subject to such restricted stock award.

        Performance Units.    At the effective time of the merger, each performance unit award granted under any Symetra stock plan that is outstanding immediately prior to the effective time of the merger, whether or not vested (each, a "performance unit award"), will be cancelled and converted into the right to receive an amount in cash, less any applicable withholding taxes, calculated by determining the amount that would have been paid with respect to such performance unit award for the subject award's full performance period, based on annualized performance for the subject award through the period ended on the December 31 immediately preceding the effective time of the merger as if such annualized performance was achieved over the full subject award period (based on the conditions set for payment of such performance unit award for the subject award period).

Merger Financing (Page 53)

        The merger is not conditioned upon the receipt of financing by Sumitomo. Sumitomo has informed Symetra that it intends to finance the transaction using internal resources.

Material U.S. Federal Income Tax Consequences of the Merger (Page 62)

        In general, the receipt of cash in exchange for shares of Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62) who receives cash in exchange for shares of Common Stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received in such exchange and (ii) the U.S. holder's adjusted tax basis in such shares. The receipt of cash by a non-U.S. holder (as defined in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62) in exchange for shares of Common Stock pursuant to the merger will generally not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections to the United States.

        Holders of Common Stock should consult their tax advisors about the tax consequences to them of the exchange of shares of Common Stock for cash pursuant to the merger in light of their particular circumstances, including the applicability and effect of any state, local, foreign and other tax laws. For more information on the material U.S. federal income tax consequences of the merger, see the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62.

Interests of Symetra's Directors and Executive Officers in the Merger (Page 53)

        Some of Symetra's directors and executive officers have interests in the merger that are in addition to their interests as Symetra stockholders. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the Symetra stockholders that the merger agreement be approved and adopted. For purposes of all of the Symetra agreements and plans described below, including arrangements with Symetra's executive officers, the completion of the transactions contemplated by the merger agreement will constitute a change in control. The differences in interests for our executive officers involve the possible receipt of several types of payments and benefits that may be triggered by or otherwise relate to the merger. These potential payments and benefits include:

  •
  the cash-out of executive officer incentive compensation awards, whether vested or unvested, upon consummation of the transaction in accordance with the terms of the merger agreement (as described above in "Treatment of Incentive Compensation Awards");

  •
  the continued employment of Symetra's executive officers by the surviving corporation pursuant to letter agreements entered into with Sumitomo (as further described in the section of this proxy statement entitled "Interests of Symetra's Directors and Executive Officers in the Merger—Letter Agreements");

  •
  if an executive officer of Symetra experiences a qualifying termination, severance payments and benefits pursuant to the terms of the Symetra Financial Corporation Senior Executive Change in Control Plan (the "Senior Executive CIC Plan") (as further described in the sections of this proxy statement entitled "Interests of Symetra's Directors and Executive Officers in the Merger—Letter Agreements" and "Interests of Symetra's Directors and Executive Officers in the Merger—Senior Executive CIC Plan"); and

  •
  certain ongoing indemnification and coverage under directors' and executive officers' liability insurance policies following the closing of the merger.

Voting Agreements between Sumitomo and Certain Symetra Stockholders (Page 86)

        Sumitomo has entered into voting agreements with White Mountains Insurance Group, Ltd. and Berkshire Hathaway Inc. (the "Significant Stockholders"), whereby each of the Significant Stockholders has agreed to vote the shares of Common Stock it held as of August 11, 2015, together with any additional shares of Common Stock it acquires after August 11, 2015, in favor of adopting the merger agreement and any other actions reasonably requested by Symetra and presented to the stockholders of Symetra with the affirmative recommendation of the Board that are necessary or desirable in connection with the adoption of the merger agreement by the stockholders and the transactions contemplated by the merger agreement. As of August 28, 2015, the Significant Stockholders beneficially owned in the aggregate 40,611,258 shares of Common Stock, or approximately 35% of the outstanding shares of Common Stock.

        Additionally, the Significant Stockholders have each agreed to certain restrictions on their abilities to participate in alternative transactions, including that they will not, directly or indirectly (i) initiate or solicit any inquiry or the making or announcement of any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal (as defined on page 78) or (ii) participate or engage in or continue any discussions or negotiations regarding, furnish to any person or entity any information or data with respect to, or otherwise cooperate with or knowingly take any other action to facilitate any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal.

Common Stock Ownership of Directors and Executive Officers (Page 95)

        As of [                    ], 2015, the directors and executive officers of Symetra beneficially owned in the aggregate [            ] shares of Common Stock, or approximately [                ]% of the outstanding shares of Common Stock. We currently expect that each of these individuals will vote all of his or her shares of Common Stock in favor of each of the proposals to be presented at the special meeting, although none of them are obligated to do so. The beneficial ownership described above does not include any shares beneficially owned by the Significant Stockholders, other than the [            ] shares beneficially owned by subsidiaries of White Mountains Insurance Group, Ltd. and deemed beneficially owned by David Foy, with respect to which he has disclaimed beneficial ownership.

Appraisal Rights (Page 88)

        Under the DGCL, Symetra stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal and receive the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery in lieu of receiving the merger consideration if the merger is completed, but only if they strictly comply with the procedures and requirements set forth in Section 262 of the DGCL. Any holder of record of shares of Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to adopt the merger agreement, must not vote in favor of the proposal to adopt the merger agreement, must continue to hold the shares of Common Stock through the effective time of the merger and must otherwise comply with all of the procedures required by Section 262 of the DGCL. The relevant provisions of the DGCL are included as Annex C to this proxy statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the procedures required by Section 262 of the DGCL will result in loss of the right of appraisal. You should be aware that the fair value of your shares of Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Conditions to the Merger (Page 81)

        Conditions to Each Party's Obligations.    Each party's obligation to consummate the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock at the special meeting, or any adjournment or postponement thereof, in favor of the proposal to adopt the merger agreement;

  •
  the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act");

  •
  the receipt of certain specified approvals of governmental authorities, including approvals of the Financial Services Agency of Japan ("JFSA"), the Iowa Insurance Division, the New York State Department of Financial Services and the Financial Industry Regulatory Authority ("FINRA"), and expiration or termination of all waiting periods required by applicable law with respect to such approvals, in each case without the imposition of a burdensome condition; and

  •
  the absence of any laws, temporary restraining orders, preliminary or permanent injunctions or other orders, judgments, decisions, opinions or decrees issued by a court or other governmental authority of competent jurisdiction and remaining in effect, having the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

        Conditions to Symetra's Obligations.    The obligation of Symetra to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  the representations and warranties of the Sumitomo Parties with respect to authorization, board approval and the absence of undisclosed brokers' fees in connection with the transactions contemplated by the merger agreement must be true and correct in all respects both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date, and all other representations and warranties of Sumitomo (made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or "material adverse effect") must be true and correct both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date (except to the extent made as of another specified date prior to the date of the merger agreement, in which case as of such date), except where the failure of such representations and warranties to be true and correct as so made would not prevent or materially impair or materially delay the ability of the Sumitomo Parties to consummate the merger;

  •
  the Sumitomo Parties must have performed or complied in all material respects with all covenants and agreements required to be performed by them under the merger agreement at or prior to the date of the closing of the merger; and

  •
  Symetra must have received a certificate of a duly authorized officer of Sumitomo to the effect that the foregoing two conditions have been satisfied.

        Conditions to Obligations of the Sumitomo Parties.    The obligation of the Sumitomo Parties to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  (i) the representations and warranties of Symetra with respect to the number of shares of Common Stock issued and outstanding and reserved for issuance pursuant to Symetra stock plans must be true and correct as of the date of the merger agreement (except for de minimis breaches not involving more than 10,000 shares of Common Stock), (ii) the representations and warranties of Symetra with respect to authorization, board approval, voting requirements, takeover statutes and the absence of undisclosed brokers' fees in connection with the transactions contemplated by the merger agreement must be true and correct in all material respects, both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date, (iii) the representations and warranties of Symetra with respect to the absence of certain changes since January 1, 2015 must be true and correct both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date, and (iv) all other representations and warranties of Symetra (made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or "material adverse effect") must be true and correct both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date (except to the extent made as of another specified date prior to the date of the merger agreement, in which case as of such date), except, with respect to clause (iv), where the failure of such representations and warranties to be true and correct as so made would not, individually or in the aggregate, have a material adverse effect on Symetra;

  •
  Symetra must have performed or complied in all material respects with all covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

  •
  Sumitomo must have received a certificate of a duly authorized officer of Symetra to the effect that the foregoing two conditions have been satisfied.

Termination of the Merger Agreement (Page 83)

        Symetra and Sumitomo may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Symetra or Sumitomo may terminate the merger agreement at any time before the consummation of the merger if:

  •
  the merger has not been completed by May 11, 2016 (the "end date") and the party seeking to terminate the merger agreement has not failed to perform in all material respects its obligations under the merger agreement in any manner that was the primary cause of the failure to consummate the merger on or before the end date (unless the merger has not been completed solely due to the failure to obtain the required governmental approvals under the merger agreement, in which case the end date will automatically be extended to August 11, 2016);

  •
  a law has been adopted or promulgated, or a temporary restraining order, preliminary or permanent injunction or other order, judgment, decision, opinion or decree has been issued by a court or other governmental authority of competent jurisdiction and remains in effect and becomes final and non-appealable, with the effect of making the merger illegal or otherwise prohibiting the consummation of the merger, and the party seeking to terminate the merger agreement has complied in all material respects with its obligations to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate promptly the merger and the other transactions contemplated by the merger agreement; or

  •
  the meeting of Symetra's stockholders including any adjournments or postponements thereof, in each case at which a vote on the adoption of the merger agreement was taken, has concluded and the stockholder approval has not been obtained.

        Sumitomo may also terminate the merger agreement if:

  •
  Symetra has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure to perform is incapable of being cured by Symetra prior to the end date and would result in a failure of certain conditions to the obligations of the Sumitomo Parties to consummate the merger;

  •
  prior to the special meeting, the Board (i) fails to include a recommendation that Symetra stockholders vote in favor of adopting the merger agreement in the proxy statement; (ii) changes, withholds, withdraws or adversely qualifies or modifies, or proposes publicly to change, withhold, withdraw or adversely qualify or modify, its recommendation that Symetra stockholders vote in favor of adopting the merger agreement, or (iii) approves, endorses or recommends, or publicly proposes to approve, endorse or recommend, any alternative acquisition proposal (collectively, a "change in recommendation") within a period of 15 business days immediately preceding the date of termination; or

  •
  prior to the special meeting, following the receipt by Symetra of an alternative acquisition proposal (other than a tender offer), the Board has not publicly reaffirmed its recommendation that Symetra stockholders vote in favor of adopting the merger agreement and fails to do so through a press release or similar means within five business days after the date Sumitomo requests in writing that Symetra do so, which request may be delivered by Sumitomo only (i) once with respect to any alternative acquisition proposal and (ii) during the 30-day period immediately prior to the date on which the special meeting is scheduled at the time of such request.

        Symetra may also terminate the merger agreement if:

  •
  either of the Sumitomo Parties has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure to perform is incapable of being cured by the applicable Sumitomo Party prior to the end date and would result in a failure of certain conditions to the obligations of Symetra to consummate the merger; or

  •
  Symetra, when permitted to do so under the terms of the merger agreement, (i) effects a change in recommendation as a result of its receipt of a superior proposal and (ii) enters into a definitive written agreement providing for such superior proposal concurrently with or immediately following the termination of the merger agreement (in which case, as described below, Symetra must pay Sumitomo a termination fee in accordance with the terms of the merger agreement).

Termination Fees (Page 84)

        Symetra has agreed to pay Sumitomo a termination fee of $95 million in cash in the event that:

  •
  the merger agreement is terminated by Sumitomo because (i) prior to the special meeting, the Board has effected a change in recommendation within a period of 15 business days immediately preceding the date of such termination or (ii) prior to the special meeting and following the receipt by Symetra of an alternative acquisition proposal (other than a tender offer), the Board has not publicly reaffirmed its recommendation that Symetra's stockholders vote to adopt the merger agreement and fails to do so through a press release or similar means within five business days after the date Sumitomo requests in writing that Symetra do so, which request may be delivered by Sumitomo only (A) once with respect to any alternative acquisition proposal and (B) during the 30-day period immediately prior to the date on which the special meeting is scheduled at the time of such request;

  •
  the merger agreement is terminated either:

              (i)  by Sumitomo or Symetra because the merger has not been consummated by the end date, without the special meeting having occurred, and all of the conditions precedent to closing have been satisfied (other than the stockholder approval having been obtained); or

             (ii)  because the special meeting has concluded and the stockholder approval has not been obtained or Symetra has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure to perform is incapable of being cured by Symetra prior to the end date and would result in a failure of certain conditions to the obligations of the Sumitomo Parties to consummate the merger;

    and, in the case of either clauses (i) or (ii), both of the following conditions are satisfied:

            (A)  an alternative acquisition proposal has been publicly announced or has otherwise become publicly known or any person or entity has publicly announced or communicated an intention to make an alternative acquisition proposal at any time after August 11, 2015 and prior to the date of the special meeting (or prior to the date of termination of the merger agreement if the special meeting is not held) and at the time of termination, the alternative acquisition proposal or the intention to make an alternative acquisition proposal has not been publicly withdrawn or repudiated; and

            (B)  within 12 months of such termination, Symetra either consummates a transaction contemplated by an alternative acquisition proposal or enters into a definitive agreement to consummate a transaction contemplated by any alternative acquisition proposal and Symetra thereafter consummates such alternative acquisition proposal, whether or not within such 12-month period (with all references to 15% in the definition of alternative acquisition proposal changed to 50% for purposes of determining satisfaction of this clause (B)); or

  •
  the merger agreement is terminated by Symetra because it has, when permitted to do so under the terms of the merger agreement, effected a change in recommendation as a result of its receipt of a superior proposal and Symetra enters into a definitive written agreement providing for such superior proposal concurrently with or immediately following the termination of the merger agreement.

Acquisition Proposals and Change in Recommendation (Page 77)

        Pursuant to the merger agreement, Symetra and its representatives and its subsidiaries are subject to a customary "no shop" restriction on their abilities to initiate, solicit or knowingly facilitate or encourage alternative acquisition proposals.

        However, at any time prior to the adoption of the merger agreement by Symetra's stockholders, Symetra may provide information to and negotiate with third parties who submit unsolicited bona fide written acquisition proposals that the Board has determined, after consultation with its outside counsel and financial advisor are (or could reasonably be expected to lead to) superior proposals (as defined on page 78).

        Pursuant to the merger agreement, Symetra will provide oral or written notice to Sumitomo of any alternative acquisition proposal, the identity of the person or entity making any such alternative acquisition proposal and the material terms and conditions of such alternative acquisition proposal as promptly as practicable.

        Prior to the adoption of the merger agreement by an affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, the Board may, subject to compliance with certain obligations set forth in the merger agreement, including allowing Sumitomo a "match right" with respect to competing proposals, change its recommendation upon (i) the occurrence of a material development or change in circumstances that occurs or arises after the execution of the merger agreement (other than an alternative acquisition proposal or superior proposal) that was not known to the Board as of or prior to the date of the merger agreement and was not reasonably foreseeable as of the date of the merger agreement, or (ii) upon receipt of an alternative acquisition proposal that the Board has determined constitutes a superior proposal, if, in each case, the Board determines in good faith, after consultation with its outside counsel and financial advisor, that failure to do so would be inconsistent with its fiduciary duties to Symetra's stockholders.

Regulatory Approvals (Page 65)

        Under the HSR Act, the merger may not be completed until certain information and documentary materials have been provided to the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the Federal Trade Commission ("FTC") by Symetra and Sumitomo, and the applicable waiting period has expired or been terminated. The parties filed the required notifications with the Antitrust Division and the FTC on [                    ], 2015.

        The Antitrust Division and the FTC frequently scrutinize the legality under the U.S. antitrust laws of transactions such as the merger. At any time before or after the merger, any of the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of Symetra or Sumitomo or their respective subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

        The insurance laws and regulations of the states of Iowa and New York, jurisdictions where insurance company subsidiaries of Symetra are domiciled, require that, prior to the acquisition of control of an insurance company domiciled in those jurisdictions, the acquiring company must obtain the approval of the insurance regulators of those jurisdictions.

        Rule 1017 of the National Association of Securities Dealers ("NASD") Rules provides that a FINRA member entity must file an application for approval of a change in the equity ownership of the member that results in one person or entity directly or indirectly owning or controlling 25 percent or more of the equity capital of such member. Symetra Securities, Inc., a FINRA member entity, intends to make such a filing in connection with the merger.

        In addition to the foregoing, Symetra and Sumitomo may be required to make certain other filings with governmental authorities in connection with the merger.

        The Insurance Business Act of Japan requires Sumitomo to file prior notification with and to obtain prior approval of the JFSA in connection with the merger.

        While we believe that Symetra and Sumitomo will receive the requisite approvals and clearances for the merger, Symetra and Sumitomo may not obtain the regulatory approvals necessary to consummate the merger. Should the FTC, the Antitrust Division, the Iowa Insurance Division, the New York Department of Financial Services, FINRA, the JFSA or any other governmental authority raise objections to the merger, Symetra and Sumitomo have agreed to use reasonable best efforts to resolve such objections, but neither Symetra nor Sumitomo is required to take any action that would result in a burdensome condition. For the purposes of the merger agreement, a burdensome condition is defined as any arrangements, conditions or restrictions that (a) are not conditioned on the consummation of the transactions contemplated by the merger agreement, (b) with respect to certain specified insurance regulatory approvals and filings required to be obtained and made by Sumitomo, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Symetra or (c) with respect to the JFSA approval, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, operations or results of operations of Sumitomo and its subsidiaries (not including Symetra and its subsidiaries), taken as a whole.

Litigation Related to the Merger (Page 66)

        On August 20, 2015, Shiva Y. Stein, a purported stockholder of Symetra ("Plaintiff"), filed a class action complaint against Symetra, each of the members of the Board and each of the Sumitomo Parties in the Superior Court of Washington, King County (the "Washington Court"), purportedly on behalf of certain stockholders of Symetra. The complaint alleges that the members of the Board breached their fiduciary duties in connection with their approval of the merger agreement. It further challenges the decision of the Board to adopt a forum-selection bylaw designating the state and federal courts in the State of Delaware for the resolution of intracorporate disputes. Finally, the complaint alleges that the Sumitomo Parties aided and abetted the alleged breaches of fiduciary duties. Plaintiff asks the Washington Court to (i) declare that the lawsuit can be maintained as a class action, (ii) declare that the merger is unfair, unjust and inequitable to Plaintiff and the other members of Plaintiff's class, (iii) enjoin Defendants from taking any steps necessary to accomplish the merger at an inequitable and unfair price, (iv) in the event that the merger occurs, rescind the merger or award rescissory damages, (v) direct the defendants to account for the damages sustained, (vi) award Plaintiff costs and fees relating to the lawsuit and (vii) grant such other and further relief as the Washington Court may deem just and proper. Symetra and the Board believe these claims are without merit and intend to vigorously defend these actions. Symetra cannot predict the outcome of or estimate the possible loss or range of loss from these matters.

Current Market Price of Common Stock (Page 92)

        The closing sale price of Common Stock on the NYSE on [                    ], 2015 was $[            ]. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers address briefly some commonly asked questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a holder of shares of Common Stock. For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:
What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub with and into Symetra, with Symetra being the surviving entity. Merger Sub is a wholly-owned subsidiary of Sumitomo. As a result of the merger, Symetra will become a wholly-owned subsidiary of Sumitomo, the Common Stock will cease to be listed on the NYSE, Symetra will not be publicly traded and the Common Stock will be deregistered under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Q:
When and where will the special meeting of stockholders be held?

A:
The special meeting of Symetra stockholders will be held at [            ], on [                        ], 2015, at [            ], [                        ]. You should read the section of this proxy statement entitled "The Special Meeting" beginning on page 21.

Q:
What are the proposals that will be voted on at the special meeting?

A:
You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) on an advisory (non-binding) basis, the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger, (3) the adjournment of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the merger agreement, and (4) such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Q.
What will a Symetra stockholder receive when the merger occurs?

A:
For every share of Common Stock held at the time of the merger, Symetra stockholders will be entitled to receive $32.00 in cash, without interest, less any applicable withholding taxes. We refer to this amount in this proxy statement as the "per share merger consideration." Holders of shares who properly exercise and perfect their appraisal rights under the DGCL and comply precisely with the procedures and requirements set forth in Section 262 of the DGCL will not receive the per share merger consideration, but will instead be paid the fair value of their shares, as determined by the Delaware Court of Chancery, unless such holder subsequently withdraws or otherwise loses such holder's rights to demand for appraisal.

Q:
How do Symetra's directors and executive officers intend to vote?

A:
Each of our directors and executive officers has informed us that he or she currently intends to vote all of his or her shares of Common Stock "FOR" the approval of the merger agreement and the other proposals to be considered at the special meeting, although none of them are obligated to do so.

Q:
What will happen in the merger to incentive compensation awards that have been granted to employees, officers and directors of Symetra?

A:
Awards that have been granted to employees, officers and directors of Symetra will be treated as follows:

Stock Options.    At the effective time of the merger, without any further action on the part of any holder thereof, each stock option that is outstanding and unexercised immediately prior to the effective time of the merger and that is an in-the-money stock option, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the excess of the per share merger consideration over the per share exercise price of such in-the-money stock option by (ii) the number of shares of Common Stock subject to such in-the-money stock option. At the effective time of the merger, each stock option that is outstanding and unexercised immediately prior to the effective time of the merger and that has a per share exercise price that is equal to or greater than the per share merger consideration, whether or not vested, will be cancelled and the holder of such stock option will not be entitled to receive any payment in exchange for such cancellation.

Restricted Stock.    At the effective time of the merger, each restricted stock award that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of shares of Common Stock subject to such restricted stock award.

Performance Units.    At the effective time of the merger, each performance unit award will be cancelled and converted into the right to receive an amount in cash, less any applicable withholding taxes, calculated by determining the amount that would have been paid with respect to such performance unit award for the subject award's full performance period, based on annualized performance for the subject award through the period ended on the December 31 immediately preceding the effective time of the merger as if such annualized performance was achieved over the full subject award period (based on the conditions set for payment of such performance unit award for the subject award period).

Q:
How does the per share merger consideration compare to the market price of Common Stock?

A:
The per share merger consideration represents approximately:

•
a 31.9% premium over $24.64, the average stock price of the Common Stock during the 30-day period ended August 5, 2015, the last full trading day prior to the Common Stock's trading ex-dividend (with respect to the $0.50 per share special dividend);

•
a 29.4% premium over $25.12, the closing price of Common Stock on August 5, 2015, the last full trading day prior to the Common Stock's trading ex-dividend (with respect to the $0.50 per share special dividend); and

•
a 30.2% premium over $24.97, the closing price of Common Stock on August 6, 2015 ($24.47), the last full trading day before the release of media reports regarding the merger, plus the $0.50 special dividend with respect to which the Common Stock was trading ex-dividend on such date.

  The closing sale price of Common Stock on the NYSE on [                        ], 2015 was $ [            ]. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares.

Q:
Who is entitled to attend and vote at the special meeting?

A:
Stockholders of record at the close of business on [                        ], 2015, the record date, are entitled to attend and vote at the special meeting or any adjournment or postponement thereof. As of the record date, there were [            ] shares of Common Stock outstanding and each of those shares is entitled to one vote on each matter to be considered at the special meeting.

Q:
What constitutes a quorum for the special meeting?

A:
A quorum is required to transact business at the special meeting. Unless otherwise provided by law, the presence, in person or by proxy, of a majority of the voting power of our Common Stock issued and outstanding and entitled to vote is necessary to constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Q:
What vote of our stockholders is required to adopt the merger agreement?

A:
Under Delaware law, the adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.

Q:
What vote of our stockholders is required to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger?

A:
The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, assuming the presence of a quorum. Because the vote is advisory only, if the proposal does not receive the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, such a vote would not be binding on Symetra or the Sumitomo Parties.

Q.
What vote of our stockholders is required to adopt the proposal to adjourn the special meeting to a later time, if necessary or appropriate, to solicit additional proxies?

A.
The adoption of the proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may also adjourn the meeting under Symetra's Amended Bylaws.

Q.
How does the Board recommend that I vote on the proposals?

A:
The Board unanimously determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Symetra stockholders and unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation may be paid or become payable, as described in the section entitled "The Merger—Interests of Symetra's Directors and Executive Officers in the Merger" beginning on page 53. You should read the section of this proxy statement entitled "The Merger—Reasons for the Merger; Recommendation of the Board" beginning on page 39. The Board also recommends that you vote "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement.

Q:
Do any of Symetra's directors and executive officers have any interests in the merger that may differ from, or be in addition to, my interests as a stockholder?

A:
Yes. In considering the recommendation of the Board to vote "FOR" the adoption of the merger agreement, you should be aware that some of Symetra's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. For descriptions of these interests, please see the section of this proxy statement entitled "The Merger—Interests of Symetra's Directors and Executive Officers in the Merger" beginning on page 53.

Q:
How are votes counted?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "FOR" and "AGAINST" votes and abstentions. Because under Delaware law the adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, the failure to vote or the abstention from voting will have the same effect as a vote "AGAINST" the adoption of the merger agreement. Because the approval, (i) on an advisory (non-binding) basis, of the compensation that may be paid or payable to Symetra's named executive officers in connection with the merger and (ii) of the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement each requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote thereon, abstentions will count as a vote "AGAINST" each such proposal but the failure to vote your shares will have no effect on the outcome of either of such proposals unless the shares are counted as present at the special meeting.

Q:
What will happen if all of the proposals to be considered at the special meeting are not approved?

A:
As a condition to completion of the merger, the holders of at least a majority of the outstanding shares of Common Stock must vote to adopt the merger agreement. If Symetra's stockholders fail to adopt the merger agreement, the merger will not occur. Completion of the merger, however, is not conditioned or dependent on stockholder approval of any of the other proposals to be considered at the special meeting.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please ensure your shares are voted at the meeting by submitting a proxy in one of the ways described below. You have one vote for each share of Common Stock you own as of the record date.

Q:
How do I vote if I am a stockholder of record?

A:
You may vote by:

•
submitting your proxy by using the Internet voting instructions printed on each proxy card you receive;

•
submitting your proxy by using the telephone number printed on each proxy card you receive;

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or

•
appearing in person at the special meeting.

  If you are submitting your proxy by telephone or via the Internet, your voting instructions must be received by 11:59 p.m., Eastern Time, on [                        ], 2015.

  Submitting your proxy via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person to ensure that your shares of Common Stock are represented at the special meeting.

  If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted "FOR" the adoption of the merger agreement, "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger and "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement. With respect to any other matter that properly comes before the special meeting or any adjournment or postponement thereof, the persons appointed as proxies will vote the shares of Common Stock represented by the proxy as directed by the Board.

Q:
How do I vote if my shares of Common Stock are held by my brokerage firm, bank, trust or other nominee?

A:
If your shares of Common Stock are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares of Common Stock, with your shares being held in "street name." "Street name" holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares of Common Stock for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. Telephone and internet voting may be available, so please follow the instructions on the enclosed voting instruction form. If you wish to vote through a brokerage firm, bank or other nominee (held in street name), you will receive instructions from them that you must follow in order to have your shares voted. If you wish to vote in person at the special meeting, you must obtain a legal proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting and bring it to the meeting. Please contact your brokerage firm, bank, trust or other nominee for instructions on how to obtain a legal proxy. In addition, because any shares of Common Stock you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, shares held in "street name" will not be combined for voting purposes with shares you hold of record. To be sure your shares of Common Stock are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares of Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:
What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:
Your brokerage firm, bank, trust or other nominee will not be able to vote your shares of Common Stock unless you have properly instructed your nominee on how to vote. Because the adoption of the merger agreement requires an affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock for approval, the failure to provide your nominee with voting instructions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Because the proposals (i) to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger and (ii) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement, each requires the affirmative vote of the holders of at least a majority of the shares of Common Stock present or represented at the special meeting and entitled to vote thereon, and because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on these proposals, the failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of these proposals unless the shares are otherwise counted as present at the special meeting.

Q:
What does it mean if I receive more than one proxy?

A:
If you receive more than one proxy from Symetra and its representatives, it means that you hold shares of Common Stock that are registered in more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive by mail or submit your proxy by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:
May I change my vote after I have delivered my proxy?

A:
Yes. If you are the stockholder of record of Common Stock, you have the right to change or revoke your proxy at any time prior to it being voted at the special meeting:

•
if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet in accordance with the instructions on the proxy card;

•
by mailing a signed instrument revoking the proxy to the Secretary at the address of Symetra shown on the cover of this proxy statement;

•
by submitting a later-dated proxy card relating to the same shares of Common Stock; or

•
by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

  Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Symetra Financial Corporation
c/o Corporate Secretary's Office
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004

  If you are a "street name" holder of Common Stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:
If I hold my shares in certificated form, should I send in my stock certificates now?

A:
No. Promptly after the effective time of the merger, each holder of record of a certificate representing shares of Common Stock that has been converted into the right to receive the merger consideration will be sent a letter of transmittal describing the procedure for surrendering its shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the exchange agent receives your stock certificates and any other documents requested in the instructions. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

Q:
If I hold my shares in book-entry form, how will I receive payment when the merger occurs?

A:
If you hold shares of Common Stock in non-certificated book-entry form that have been converted into the right to receive the merger consideration, you will receive your cash payment in respect of those shares as promptly as practicable following the effective time of the merger and the exchange agent's receipt of the documents that it requests from you, if any.

Q:
What happens if I sell my shares of Common Stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Common Stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares. In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of such shares. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see "Appraisal Rights" beginning on page 88 and Annex C.

Q:
Will I still be paid dividends prior to the merger?

A:
Symetra has historically paid quarterly dividends to its stockholders. In addition, Symetra declared a special dividend of $0.50 per share, which was paid on August 28, 2015 to Symetra stockholders of record as of August 10, 2015. Under the terms of the merger agreement, Symetra (i) may continue to make its regular quarterly cash dividends consistent with past practices without Sumitomo's consent so long as the dividend does not exceed $0.11 per share of Common Stock per calendar quarter and (ii) was permitted to pay the special dividend on August 28, 2015.

Q:
Am I entitled to appraisal rights in connection with the merger?

A:
Stockholders are entitled to appraisal rights under Section 262 of the DGCL so long as they follow the procedures precisely and satisfy the conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see "Appraisal Rights" beginning on page 88. In addition, a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement. Failure to strictly comply with Section 262 of the DGCL may result in your waiver of, or inability to, exercise appraisal rights.

Q:
Is the merger expected to be taxable to me?

A:
In general, the receipt of cash in exchange for shares of Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder (as defined in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62) who receives cash in exchange for shares of Common Stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received in such exchange and (ii) the U.S. holder's adjusted tax basis in such shares. The receipt of cash by a non-U.S. holder (as defined in the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62) in exchange for shares of Common Stock pursuant to the merger will generally not be subject to U.S. federal income tax unless such non-U.S. holder has certain connections to the United States.

  Holders of Common Stock should consult their tax advisors about the tax consequences to them of the exchange of shares of Common Stock for cash pursuant to the merger in light of their particular circumstances, including the applicability and effect of any state, local, foreign and other tax laws. For more information on the material U.S. federal income tax consequences of the merger, see the section of this proxy statement entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 62.

Q:
Who can answer further questions?

A:
For additional questions about the merger, assistance in submitting proxies or voting shares of Common Stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

[                ]

  If your brokerage firm, bank, trust or other nominee holds your shares in "street name," you should also call your brokerage firm, bank, trust or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        Statements in this proxy statement regarding the proposed transaction, the expected timetable for completing the proposed transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed transaction, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of Symetra constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "expects," "intends," "anticipates," "estimates," "predicts," "believes," "should," "potential," "may," "forecast," "objective," "plan," or "targets," and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory approvals, the ability to obtain Symetra stockholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers, and any related impact on integration and anticipated synergies; and the other factors and financial, operational and legal risks or uncertainties described in Symetra's public filings with the SEC, including the "Risk Factors" and "Forward-Looking Statements" sections of Symetra's Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. Symetra disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

 THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to Symetra stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held at [            ], on [                        ], 2015 at [            ] [                ] or at any postponement or adjournment thereof. The purpose of the special meeting is for Symetra stockholders to consider and vote upon: (i) the adoption of the merger agreement; (ii) on an advisory (non-binding) basis, the compensation that may be paid or become payable to Symetra named executive officers in connection with the merger; (iii) the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement; and (iv) such other business as may properly come before the special meeting or any adjournment or postponement thereof. Symetra stockholders must adopt the merger agreement in order for the merger to occur. If Symetra stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. You are urged to read the merger agreement in its entirety.

Record Date and Quorum

        We have fixed the close of business on [                        ], 2015 as the record date for the special meeting, and only holders of record of Common Stock on the record date are entitled to vote at the special meeting. As of the record date, there were [            ] shares of Common Stock outstanding and entitled to vote. Once a share of Common Stock is represented at the special meeting, it will be counted for purposes of determining a quorum at the special meeting. However, if a new record date is set for an adjourned or postponed special meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the special meeting.

        Each share of Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.

        A majority of the shares of Common Stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals. Shares of Common Stock represented at the special meeting but not voted, including shares of Common Stock for which proxies have been received but for which stockholders have abstained from voting, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Required Votes

Vote for Approval of the Merger

        You may vote "FOR" or "AGAINST," or you may "ABSTAIN" from voting on, the proposal to adopt the merger agreement. Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding and entitled to vote at the special meeting. Therefore, if you abstain or fail to vote, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

Advisory (Non-Binding) Vote on Compensation

        In accordance with Section 14A of the Exchange Act, Symetra is required to provide its stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger, the value of which is set forth in the tables under "The Merger—Interests of Symetra's Directors and

Executive Officers in the Merger—Golden Parachute Compensation" beginning on page 57. As required by Section 14A of the Exchange Act, Symetra is asking its stockholders to vote on the adoption of the following resolution:

  "RESOLVED, that the stockholders hereby approve, on an advisory (non-binding) basis, the compensation of Symetra's named executive officers in connection with the merger, as disclosed in this proxy statement in the tables under "The Merger—Interests of Symetra's Directors and Executive Officers in the Merger—Golden Parachute Compensation," including the associated footnotes and narrative disclosure."

        The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the executive compensation and vice versa. Because the vote on executive compensation paid or that may become payable in connection with the merger is advisory only, it will not be binding on Symetra or the Sumitomo Parties. Accordingly, because Symetra is contractually obligated to pay the compensation, if the merger agreement is adopted by Symetra's stockholders and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote.

        Assuming the presence of a quorum, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon will be required to approve the advisory resolution on executive compensation payable to Symetra's named executive officers in connection with the merger. Therefore, if you abstain, it will have the same effect as a vote "AGAINST" the adoption of the proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the special meeting.

Vote for Approval of an Adjournment of the Special Meeting

        Symetra's stockholders are being asked to approve a proposal that will give us authority to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the proposal to adopt the merger agreement, if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. If this adjournment proposal is approved, the special meeting could be adjourned by the Board to any date. In addition, the Board can postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. Symetra does not intend to call a vote on this proposal if the proposal to adopt the merger agreement is approved at the special meeting.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to approve and adopt the merger agreement and vote not to approve the adjournment proposal and vice versa.

        The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon will be required to approve the proposal to adjourn the special meeting. Therefore, if you abstain, it will have the same effect as a vote "AGAINST" the adoption of the proposal to adjourn the special meeting, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the special meeting.

Voting by Symetra's Directors and Executive Officers

        As of [                        ], 2015, the directors and executive officers of Symetra beneficially owned, in the aggregate, [            ] shares of Common Stock, or approximately [            ]% of the outstanding shares of Common Stock on such date. We currently expect that each of these individuals will vote all of his or her shares of Common Stock in favor of each of the proposals to be presented at the special meeting, although none of them are obligated to do so. The beneficial ownership described above does

not include any shares beneficially owned by the Significant Stockholders, other than the [            ] shares beneficially owned by subsidiaries of White Mountains Insurance Group, Ltd. and deemed beneficially owned by David Foy, with respect to which he has disclaimed beneficial ownership.

Voting, Proxies and Revocation

Invitation to Special Meeting

        All holders of shares of Common Stock as of the close of business on the record date, including stockholders of record and beneficial owners of Common Stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

Voting in Person

        Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares of Common Stock in "street name" through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting.

Providing Voting Instructions by Proxy

        To ensure that your shares of Common Stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

Proxy Vote by Stockholders of Record

        If you are a stockholder of record of your shares of Common Stock and you submit a proxy by telephone or the Internet or by returning a signed and dated proxy card by mail that is received by Symetra at any time prior to the closing of the polls at the special meeting, your shares will be voted at the special meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted (i) "FOR" the adoption of the merger agreement, (ii) "FOR" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger, (iii) "FOR" the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement, and (iv) in accordance with the recommendations of the Board on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

Vote of Shares of Common Stock Held in "Street Name"

        If your shares of Common Stock are held in "street name," you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares of Common Stock voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Brokers who hold shares of Common Stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are "non-routine," such as adoption of the merger agreement, without specific instructions from the beneficial owner. If the broker or nominee cannot vote on the proposal because it is non-routine, there is a "broker non-vote" on that proposal. Broker non-votes will not be counted for quorum purposes because all of the matters being considered at the meeting are "non-routine." Broker non-votes would count as votes "AGAINST" the proposal to adopt the merger agreement. Broker non-votes would not be counted as votes for or against the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger or the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement. If your broker or other nominee holds your shares of Common Stock in "street name," your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

Deadline to Vote by Proxy

        Proxies received by Symetra at any time prior to the closing of the polls at the special meeting, in the case of proxies submitted by using proxy cards, or 11:59 p.m., Eastern Time, on [                        ], 2015, in the case of proxies submitted by telephone or Internet, that have not been revoked or superseded before being voted, will be voted at the special meeting.

Revocation of Proxy

        If you are a stockholder of record of your shares of Common Stock, you have the right to change or revoke your proxy at any time before the vote taken at the special meeting:

  •
  if you submitted your proxy by telephone or the Internet, by submitting another proxy by telephone or the Internet;

  •
  by mailing a signed instrument revoking the proxy to the Secretary at the address of Symetra shown on the cover of this proxy statement;

  •
  by submitting a later-dated proxy card relating to the same shares of Common Stock; or

  •
  by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

        Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Symetra Financial Corporation
c/o Corporate Secretary's Office
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004

        If you are a "street name" holder of Common Stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee. You must contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Abstentions

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Common Stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as (i) a vote "AGAINST" the adoption of the merger agreement, (ii) a vote "AGAINST" the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Symetra's named executive officers in connection with the merger, (iii) a vote "AGAINST" the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, and (iv) a vote in accordance with the recommendations of the Board on any other matters properly brought for a vote before the special meeting, or at any adjournment or postponement thereof.

Adjournments and Postponements

        Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the stockholders of Symetra necessary to approve the proposal to adopt the merger agreement, Symetra does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that such adjournment or postponement is necessary under applicable law to allow additional time for any disclosure.

        The special meeting may be adjourned by a resolution of the Board or by the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting. Any signed proxies received by Symetra in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

        Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Symetra's stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

        The solicitation of proxies is being made by Symetra and the cost of this solicitation is being borne by Symetra.

        We have retained [                        ], (" [                  ]"), a professional proxy solicitation firm, to assist in the solicitation of proxies for the special meeting for a fee of approximately $[            ], plus reimbursement of reasonable out-of-pocket expenses. [                        ]'s employees and our directors, officers and employees may solicit the return of proxies by personal contact, mail, electronic mail, facsimile, telephone or the Internet. [                        ] expects that approximately [                  ] of its employees will assist in the solicitation. We may also issue press releases asking for your vote or post letters or notices to you on our transaction website, www.symetra.transactionannouncement.com. Our directors, officers and employees may also solicit proxies by personal interview, mail, electronic mail, telephone, facsimile or other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Common Stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

        If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, [                  ], toll-free at [                    ], collect at [                      ] or via email at [            ].

List of Stockholders

        A list of our stockholders entitled to vote at the special meeting will be available for inspection for any purpose germane to the meeting at our principal executive offices at least ten days prior to the date of the special meeting and continuing through the special meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

Voting Agreements between Sumitomo and Certain Symetra Stockholders

        Sumitomo has entered into voting agreements with the Significant Stockholders, whereby each of the Significant Stockholders has agreed to vote the shares of Common Stock it held as of August 11, 2015, together with any additional shares of Common Stock it acquires after August 11, 2015, in favor of adopting the merger agreement and any other actions reasonably requested by Symetra and presented to the stockholders of Symetra with the affirmative recommendation of the Board that are necessary or desirable in connection with the adoption of the merger agreement by the stockholders and the transactions contemplated by the merger agreement. As of August 28, 2015, the Significant Stockholders beneficially owned in the aggregate 40,611,258 shares of Common Stock, or approximately 35% of the outstanding shares of Common Stock.

        Additionally, the Significant Stockholders have each agreed to certain restrictions on their abilities to participate in alternative transactions, including that they will not, directly or indirectly (i) initiate or solicit any inquiry or the making or announcement of any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal or (ii) participate or engage in or continue any discussions or negotiations regarding, furnish to any person or entity any information or data with respect to, or otherwise cooperate with or knowingly take any other action to facilitate any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal.

THE COMPANIES

Symetra Financial Corporation

        Symetra is a diversified financial services company based in Bellevue, Washington. In business since 1957, Symetra, through its subsidiaries, offers products and services that serve the retirement, employment-based benefits and life insurance markets through a national network of financial institutions, broker-dealers, benefits consultants and independent agents and advisors. Symetra is a Delaware corporation with principal offices located at 777 108th Avenue NE, Suite 1200, Bellevue, WA 98004, and its telephone number is 1-800-796-3872. Symetra's home page on the Internet is www.Symetra.com. Documents and information on our website do not form a part of, and are not incorporated by reference in, this proxy statement, or any of Symetra's other filings with the SEC.

Sumitomo Life Insurance Company

        Sumitomo is a mutual company (sougo kaisha) organized under the laws of Japan. Sumitomo, founded in 1907 and headquartered in Tokyo and Osaka, Japan, is a leading life insurer in Japan with multi-channel, multi-product life insurance businesses. Sumitomo's principal executive offices are located at 1-4-35, Shiromi, Chuo-ku, Osaka 540-8512, Japan, telephone number +81-6-6937-1435 and 7-18-24, Tsukiji, Chuo-ku, Tokyo 104-8430, Japan, telephone number +81-3-5550-1100. Sumitomo provides traditional mortality life insurance, nursing care, medical care and retirement plans through sales representatives, insurance outlets, the Internet and bancassurance. As of March 31, 2015, Sumitomo had $228 billion in assets, approximately 6.8 million customers and 42,000 employees. Sumitomo's home page on the Internet is www.Sumitomolife.co.jp/english. Documents and information on Sumitomo's website do not form a part of, and are not incorporated by reference in, this proxy statement.

Merger Sub

        Merger Sub is a Delaware corporation and wholly-owned subsidiary of Sumitomo with principal executive offices located at c/o Sumitomo Life Insurance Company, 1-4-35, Shiromi, Chuo-ku, Osaka 540-8512, Japan, telephone number +81-6-6937-1435 and 7-18-24, Tsukiji, Chuo-ku, Tokyo 104-8430, Japan, telephone number +81-3-5550-1100. Merger Sub was formed on August 10, 2015 solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement.

 THE MERGER

Overview

        Symetra is seeking the adoption by its stockholders of the merger agreement Symetra entered into on August 11, 2015 with Sumitomo and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into Symetra, with Symetra surviving the merger as a wholly-owned subsidiary of Sumitomo. The Board has unanimously approved the merger agreement and recommends that Symetra's stockholders vote for the adoption of the merger agreement.

        Upon the consummation of the merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the merger, other than shares of Common Stock owned by Symetra or Sumitomo or their respective direct or indirect wholly-owned subsidiaries and shares of Common Stock with respect to which appraisal rights have been properly exercised in accordance with Delaware law, will be converted into the right to receive $32.00 in cash, without interest and less any applicable withholding taxes.

Background of the Merger

        The Board and senior management of Symetra periodically review Symetra's long-term strategic plan with the goal of maximizing stockholder value. As part of Symetra's regular process of reviewing its long-term strategic plan, the Board and senior management from time to time consider strategic opportunities that may be available to Symetra, including possible acquisitions, divestitures and other business combination transactions.

        In August 2014, as part of its periodic review of strategic opportunities and in light of recent events in Symetra's industry, such as the acquisition of Protective Life Corporation by Dai-ichi Life Insurance Company, Limited, which was announced on June 3, 2014, senior management of Symetra, at the direction of the Board, began to contemplate potential business combination transactions, including a sale of Symetra under appropriate terms and circumstances. The Board was of the view that Symetra and its financial advisors should perform a fact-gathering exercise that involved a targeted outreach to potential acquirers. The Board directed senior management of Symetra and its advisors to identify those persons who may be interested in a strategic transaction with Symetra and who would have the ability to successfully execute and consummate such a transaction with minimal deal execution and regulatory risk. The Board selected Morgan Stanley (who would be formally engaged by Symetra on March 6, 2015) as the Board's financial advisor in connection with such review, after consideration of certain factors, including Morgan Stanley's qualifications, expertise and reputation, including its industry experience advising life insurance companies on strategic transactions (including Protective Life Corporation in its acquisition by Dai-ichi Life Insurance Company, Limited) and Morgan Stanley's familiarity with Symetra's affairs, business and operations.

        As a result of the Board's direction to identify potential acquirers, commencing in August 2014, the Board's advisors, including Morgan Stanley, contacted representatives of four large insurance companies to gauge their respective interests in a potential acquisition of Symetra. Two of these large insurance companies (referred to in this proxy statement as Party A and Party B) expressed interest in such a transaction, but the other two insurance companies declined to enter into discussions. Party A is the U.S. subsidiary of a large international life insurance company. Party B is a large foreign life insurance company.

        On September 15, 2014, Mr. Thomas M. Marra, President and Chief Executive Officer of Symetra, Ms. Margaret A. Meister, Executive Vice President and Chief Financial Officer of Symetra, and representatives of Morgan Stanley, met with senior executives of Party A in New York City. During the course of this meeting, Mr. Marra, Ms. Meister and representatives of Morgan Stanley discussed

Symetra's business and strategy, and Party A's senior executives and representatives from Party A's financial advisor discussed Party A's strategic objectives. At the conclusion of this meeting, Party A expressed an interest in continuing discussions about a potential strategic transaction.

        On September 18, 2014, a telephonic meeting of the Board was held, with representatives of Symetra's management and Symetra's legal advisor, Cravath, Swaine & Moore LLP ("Cravath"), participating. Mr. Marra reported on the meeting with Party A and outreach to Party B. Cravath reviewed with the Board its fiduciary duties, including the legal framework in which the Board should consider any proposal received from a potential acquirer in light of deal execution risks and Symetra's standalone operations and prospects. The Board confirmed that Symetra, its management team and its advisors were not definitively embarking upon a sale process for Symetra but, rather, that the Board was conducting an evaluation of Symetra's strategic options in light of industry trends and Symetra's standalone strategy. The Board was of the view that Morgan Stanley should analyze counterparties to a potential business combination transaction involving Symetra and that Symetra and its senior management should primarily focus on day-to-day operations.

        On October 6, 2014, Morgan Stanley was contacted on an unsolicited basis by a representative of a Shanghai-based conglomerate with limited experience in the life insurance industry (referred to in this proxy statement as Party C). Party C expressed a general interest in pursuing a potential acquisition of Symetra and requested an introductory meeting. At the direction of the Board, Morgan Stanley responded that Symetra was not for sale but that any serious proposal would be duly considered by the Board consistent with its fiduciary duties and in consultation with its advisors and Symetra's management. Party C never submitted an offer or any specific proposed deal terms.

        On October 15, 2014, a telephonic meeting of the Board was held, with representatives of Symetra's management, Morgan Stanley and Cravath participating. Morgan Stanley reported on the status of its outreach to companies, at the Board's direction, that were likely to have a strategic interest in a business combination with Symetra, experience in Symetra's industry and credibility to successfully execute and complete a business combination with Symetra, including with respect to Party A and Party B. Mr. Marra stated that Party A was in the process of negotiating a confidentiality agreement with Symetra. Mr. Marra also stated that a meeting had been scheduled in the month of November 2014 between representatives of Symetra and representatives of Party B. Morgan Stanley reported to the Board the communication it had received from Party C. Cravath reviewed with the Board its fiduciary duties in considering expressions of interest in Symetra, including the Board's ability to exercise its judgment in considering regulatory uncertainty and execution risk associated with potential acquirers. Given the seriousness expressed by Party A and Party B, their industry experience and likely ability to successfully execute a business combination transaction in a timely manner, the Board was of the view that Symetra and its advisors should continue to engage in discussions with Party A and Party B. Mr. Marra told the Board that Symetra's senior management would continue to focus primarily on executing Symetra's five-year plan. The Board determined that Symetra was not and would not engage in an active sale process and directed Morgan Stanley to continue its targeted outreach to selected parties.

        On October 23, 2014, Symetra entered into a confidentiality agreement with Party A. On October 23, 2014, Party A was provided with an embedded value analysis, an actuarial valuation method used commonly in the life insurance industry to estimate the value of a life insurance company's worth, and certain financial forecasts to assist in a limited due diligence review with respect to Symetra.

        On November 7, 2014, Symetra entered into a confidentiality agreement with Party B.

        On November 11, 2014, a meeting of the Board was held in Naples, Florida, with representatives of Symetra's management, Morgan Stanley and Cravath participating. Morgan Stanley reported on the status of its outreach to companies regarding a potential business combination with Symetra and informed the Board that Symetra had entered into confidentiality agreements with each of Party A and Party B. Morgan Stanley informed the Board that a meeting was scheduled on the following day between representatives of Symetra, Morgan Stanley and senior executives of Party B. Morgan Stanley also discussed the general state and trends of Symetra's industry. Cravath reviewed with the Board certain legal matters, including the fiduciary duties of the Board. Mr. Marra, Ms. Meister and Morgan Stanley then presented a strategic review of Symetra to the Board, which included a discussion of Symetra's forward-looking operational, financial and strategic prospects.

        On November 12, 2014, representatives of Symetra, Morgan Stanley and senior executives of Party B met in Florida. During the course of the meeting, Symetra's operations and strategy, and Party B's interest in Symetra, were discussed. Party B was informed that Symetra was not engaged in a sale process but that the Board would duly consider any serious proposal. Following this meeting, Party B was provided with an embedded value analysis and certain financial forecasts to assist in a limited due diligence review with respect to Symetra.

        On November 18, 2014, Party A informed Symetra that it was no longer interested in pursuing a potential transaction with Symetra. Party A never submitted an offer or any specific proposed deal terms. Party A remains subject to certain customary standstill restrictions contained in its confidentiality agreement with Symetra.

        Throughout November and December 2014 and January 2015, Party B continued to engage in limited due diligence review of Symetra and engaged an actuarial consulting firm to assist it in its due diligence review.

        On December 2, 2014, a director of Symetra had an in-person introductory meeting with a representative of a Beijing-based financial services company (referred to in this proxy statement as Party D) and such representative's translator. The representative inquired as to whether Symetra's two largest stockholders (White Mountains Insurance Group, Ltd. and Berkshire Hathaway Inc.) would be interested in selling their respective shares of Symetra to Party D so that Party D may eventually pursue an acquisition of Symetra. The director subsequently informed the representative of Party D, through the representative's translator, that all inquiries should be directed to Mr. Marra. Party D never contacted Mr. Marra and never submitted an offer or any specific proposed deal terms.

        On December 5, 2014, Morgan Stanley received an informal inquiry from a private equity firm (referred to in this proxy statement as Party E) potentially interested in acquiring certain business lines of Symetra if Symetra were to engage in a formal sale process. Party E never submitted an offer or any specific proposed deal terms.

        On January 7, 2015, a telephonic meeting of the Board was held, with representatives of Symetra's management, Morgan Stanley and Cravath participating. Mr. Marra stated that Party A had declined to pursue a transaction with Symetra and that Party B was continuing its due diligence review. The Board discussed the unsolicited outreach from a representative of Party D, and Mr. Marra stated that he had not received any contact from Party D or its representatives. Morgan Stanley reported to the Board that it had received the informational inquiry from Party E. Morgan Stanley reported on the business and strategy of Party E and discussed certain deal execution risks associated with private equity firms such as Party E pursuing leveraged buyout transactions with life insurance companies, including heightened regulatory scrutiny. In light of such information and following further discussion, the Board was of the view that Symetra and its advisors should continue to focus their targeted outreach process on potential acquirers with a strategic interest in acquiring Symetra at a sufficient premium and without significant deal and execution risk.

        In January 2015, a representative of White Mountains Insurance Group, Ltd. was contacted, on an unsolicited basis, by a representative of a diversified holding company with primary interests historically in the gaming industry (referred to in this proxy statement as Party F). Party F expressed an interest in learning about Symetra and the U.S. insurance market generally. The representative of White Mountains Insurance Group, Ltd. informed Party F that it should convey its interest to Mr. Marra.

        On February 5, 2015, following completion of its due diligence review, Party B informed Symetra, through Morgan Stanley, that it was no longer interested in pursuing a potential transaction with Symetra. Party B is no longer subject to the standstill restrictions contained in its confidentiality agreement with Symetra. Party B never submitted an offer or any specific proposed deal terms.

        On February 13, 2015, Mr. Marra was contacted, on an unsolicited basis, by a representative of Goldman Sachs & Co. ("Goldman Sachs"), financial advisor to Sumitomo. The Goldman Sachs representative informed Mr. Marra that Sumitomo had serious interest in exploring an acquisition of Symetra. Mr. Marra stated that Symetra was not engaged in a sale process but that any serious proposal would be discussed with the Board and its financial and legal advisors consistent with the Board's fiduciary duties.

        On February 23, 2015, a meeting of the Board was held at the offices of Cravath in New York City, with Ms. Meister, Mr. David S. Goldstein, Senior Vice President, General Counsel and Secretary of Symetra and Cravath participating. Mr. Marra, Ms. Meister and Mr. Goldstein reported on discussions they had with representatives of Morgan Stanley concerning Morgan Stanley's proposed engagement as financial advisor (specifically in respect of Morgan Stanley's qualifications in connection with a business combination transaction involving Symetra). Cravath reviewed with the Board the terms of a proposed engagement letter between Symetra and Morgan Stanley.

        On February 25, 2015, Mr. Marra received, on an unsolicited basis, a letter dated January 30, 2015 from Party F, detailing Party F's strategy and expressing a general interest to enter the U.S. insurance market. Party F's letter did not contain an offer nor any specific proposed deal terms.

        On March 5, 2015, a meeting of the Board was held in Florida, with representatives of Symetra's management, Morgan Stanley and Cravath participating. Morgan Stanley discussed the various companies that had expressed an interest in a potential business combination with Symetra to date. Mr. Marra told the Board about the letter that he had received from Party F, a copy of which was provided to the Board. Morgan Stanley stated that the letter was of a general and unspecific nature and that Party F had no experience operating in the life insurance industry. In consideration of these factors and the likelihood that Party F would be unable to successfully execute and consummate a business combination transaction that would deliver substantial value to Symetra's stockholders, the Board was of the view that Symetra should not engage in discussions with Party F at this time regarding a potential business combination transaction. Symetra subsequently notified Party F that it was not interested in engaging in discussions regarding a potential business combination transaction at this time. Morgan Stanley reported on Goldman Sachs' outreach to Mr. Marra and the likely reasons for Sumitomo's strategic interest in a potential business combination transaction with Symetra, and stated that a meeting had been scheduled between management of Symetra and management of Sumitomo. Morgan Stanley noted that Sumitomo had engaged Goldman Sachs, as financial advisor, and Simpson Thacher & Bartlett LLP ("Simpson Thacher"), as legal advisor, and other consultants and advisors. Morgan Stanley then reviewed Sumitomo's business operations and strategy. Morgan Stanley reviewed the outreach process to date, noting that, at the Board's instruction, Morgan Stanley had focused its outreach on potential acquirers that had an ability to pay a meaningful premium for Symetra, a demonstrated strategic interest in Symetra, experience in Symetra's industry and the ability to successfully execute a business combination transaction. Cravath reviewed with the Board its fiduciary duties, noting that the process of evaluating a potential strategic transaction involving a sale of Symetra had been and continued to be a fact-finding exercise. The Board reiterated that it had not decided to put Symetra up for sale. The Board discussed the need to carefully evaluate any serious proposal that Symetra may receive. The Board concluded that (i) Morgan Stanley should continue engaging with Sumitomo, (ii) Symetra management should remain focused primarily on day-to-day operations so as to minimize business disruption and (iii) a targeted outreach process remained advisable given the serious disruption to Symetra's business that could occur in the event of a leak.

        On March 6, 2015, Symetra entered into an engagement letter with Morgan Stanley, pursuant to which Morgan Stanley would provide the Board with financial advisory services.

        On March 10, 2015, Symetra entered into a confidentiality agreement with Sumitomo in advance of a meeting scheduled for the following day between representatives of Symetra and Sumitomo.

        On March 11, 2015, Morgan Stanley, Mr. Marra and Ms. Meister met with two members of Sumitomo's executive team, including the head of Sumitomo's International Division, in Bellevue, Washington. At the meeting, the parties discussed a potential sale of Symetra to Sumitomo, including the due diligence already performed by Sumitomo based on Symetra's publicly available information. During this meeting, Sumitomo was provided with certain limited nonpublic information of Symetra, including certain financial forecasts.

        On March 12, 2015, a telephonic meeting of the Board was held, with representatives of Symetra's management, Morgan Stanley and Cravath participating. Mr. Marra reported to the Board on the March 11, 2015 initial meeting between representatives of Symetra and representatives of Sumitomo regarding a potential sale of Symetra to Sumitomo. Mr. Marra stated that the meeting was productive. The Board was of the view that given the seriousness expressed by Sumitomo and its execution of a confidentiality agreement, Symetra's management and advisors should continue to engage in discussions with Sumitomo, including with respect to due diligence.

        On April 8, 2015, Morgan Stanley, the Chairman of the Board, Mr. Marra and Ms. Meister met with two members of Sumitomo's executive team, including the head of Sumitomo's International Division, in Chicago, Illinois. At the meeting, the parties discussed Sumitomo's strategic interest in Symetra. The Sumitomo executives acknowledged that a successful acquisition of Symetra would require that Sumitomo pay a premium over Symetra's market value and stated that a meeting of the Sumitomo board of directors was scheduled for June 17, 2015, after which Sumitomo may submit a written non-binding indication of interest to acquire Symetra.

        On April 15, 2015, a telephonic meeting of the Board was held, with representatives of Symetra's management, Morgan Stanley and Cravath participating. The Chairman of the Board, Mr. Marra and Ms. Meister reported on their April 8, 2015 meeting with the Sumitomo executives. They stated that the Sumitomo executives were knowledgeable about Symetra's operations and strategy and had expressed a serious interest in engaging in discussions regarding a potential acquisition of Symetra, including their intention to review the matter at a June 17, 2015 meeting of the Sumitomo board of directors. Morgan Stanley stated that Sumitomo was a serious and credible potential acquirer that had a strategic interest in acquiring Symetra and had already committed significant resources to evaluating Symetra. Cravath reviewed with the Board its fiduciary duties. Mr. Marra stated that while he was encouraged by the Sumitomo meeting, it was important for Symetra's senior management team to continue executing Symetra's standalone business plan. The Board was of the view that Symetra's senior management and advisors should continue to engage in discussions with Sumitomo, subject to such prudent limitations as they deemed advisable, including ongoing assessment of deal execution risk, the risk that a leak may occur and potential disruptions to Symetra's ongoing operations.

        In late April 2015, representatives of Symetra and representatives of Sumitomo arranged for a meeting to be held in May 2015 in Bellevue, Washington between Mr. Marra and Mr. Masahiro Hashimoto, President and Chief Executive Officer of Sumitomo.

        On May 6, 2015, a meeting of the Board was held at Symetra's offices in Bellevue, Washington, with representatives of Symetra's management, Morgan Stanley and Cravath participating. Mr. Marra informed the Board of his upcoming meeting with Mr. Hashimoto and that he expected Sumitomo to submit a written non-binding indication of interest in acquiring Symetra on or around June 17, 2015.

Morgan Stanley reviewed expected process and timing of such an indication of interest, including the possibility that Sumitomo would request access to extensive due diligence regarding Symetra. Cravath reviewed with the Board its fiduciary duties. Morgan Stanley and Cravath reviewed with the Board a potential timeline of a strategic transaction should Sumitomo submit a written non-binding indication of interest, including the interaction between the timeline of a potential strategic transaction and Symetra's ongoing operations. The Board agreed to tentatively schedule a June meeting to evaluate an indication of interest from Sumitomo should Sumitomo submit such an indication, and the Board concluded that its financial and legal advisors should engage in any necessary preparatory work should Sumitomo submit such an indication of interest.

        On May 7, 2015, the May 6, 2015 meeting of the Board held at Symetra's offices in Bellevue, Washington was reconvened, with representatives of Symetra's management participating. The Board and management discussed certain capital actions being contemplated, including the payment of a special dividend to stockholders of Symetra in the third quarter of 2015 and what effect, if any, the potential non-binding indication of interest by Sumitomo would have on Symetra's ability to declare and pay a special dividend during such time.

        On May 13, 2015, Mr. Marra met with Mr. Hashimoto in Bellevue, Washington to discuss Symetra's strategy and operations and Sumitomo's strategic interest in Symetra.

        On June 17, 2015, following a regularly scheduled meeting of the Sumitomo board of directors, Symetra received a written non-binding indication of interest from Sumitomo, dated June 17, 2015, to acquire Symetra at an indicative purchase price of $30.00 per share of Common Stock to be paid in cash (the "June 17 Proposal"). The letter stated that the indicative per share consideration was based on the assumption that there would be no special dividend paid by Symetra to its stockholders after the date of the letter. The letter also noted that the final price would be subject to confirmation following due diligence. The letter requested an exclusivity period of 90 days to conduct due diligence. The letter also stated that Sumitomo intended to maintain Symetra's management team and employees and to keep Symetra's headquarters in Bellevue, Washington. On June 16, 2015, the last full trading day prior to the date of the June 17 Proposal, the closing price of Common Stock on the NYSE was $24.17 per share. The letter was accompanied by a draft exclusivity agreement and an extensive due diligence request list.

        Also on June 17, 2015, a telephonic meeting of the Board was held, with representatives of Symetra's management, Morgan Stanley and Cravath participating. Mr. Marra reviewed with the Board the contents of the June 17 Proposal and the other materials delivered by Sumitomo, copies of which had been distributed to the Board. Following presentations from both Morgan Stanley and Cravath, the Board extensively discussed the June 17 Proposal. The Board determined that it would continue to evaluate the proposal at its previously scheduled meeting on June 24, 2015. In the interim, the Board authorized Morgan Stanley to inform Sumitomo, through Goldman Sachs, that, while the Board would consider the matter fully at its June 24, 2015 meeting and respond formally, its initial reaction was that the proposal was not sufficient to warrant granting Sumitomo its requested exclusivity period or access to nonpublic information in a due diligence review. The Board reiterated that Symetra was not for sale and that the Board did not wish to engage in a process that would divert management's time and resources from day-to-day operations in the absence of a compelling proposal.

        On June 17, 2015, Morgan Stanley, at the direction of the Board, contacted Goldman Sachs to convey the Board's views with respect to the June 17 Proposal. Morgan Stanley stated that Symetra was not for sale and that while the Board was not dismissive of the June 17 Proposal, the Board's initial reaction was that it was not likely to authorize further discussions with Sumitomo on an exclusive basis in light of the price proposed by Sumitomo and the value it represented for Symetra's stockholders. Morgan Stanley stated that the Board would receive a report from Morgan Stanley at its board meeting scheduled for June 24, 2015 and would carefully consider the June 17 Proposal and respond formally to

Sumitomo after the meeting. Morgan Stanley reiterated that Sumitomo would likely need to increase its price for the Board to authorize exclusive discussions and that any revised indication of interest should be submitted by Sumitomo in advance of the Board's June 24, 2015 meeting.

        On June 22, 2015, Symetra received a revised non-binding indication of interest from Sumitomo to acquire Symetra at an indicative purchase price of $31.50 per share of Common Stock to be paid in cash (the "June 22 Proposal"). The letter noted that the final price would be subject to confirmation following due diligence. The letter requested an exclusivity period ending September 2, 2015. On June 19, 2015, the last full trading day prior to the date of the June 22 Proposal, the closing price of Common Stock on the NYSE was $24.54 per share. The letter was accompanied by a draft exclusivity agreement.

        On June 24, 2015, a meeting of the Board was held at the offices of Cravath in New York City, with representatives of Symetra's management, Morgan Stanley and Cravath participating. During the meeting, representatives of Cravath described the fiduciary duties of the Board and outlined key considerations for the Board's consideration. Following the presentation by Cravath, Morgan Stanley reviewed with the Board Morgan Stanley's financial analysis of the June 22 Proposal. Morgan Stanley advised the Board that in its view and based on the results of its analysis, the $31.50 per share proposal from Sumitomo represented an attractive and compelling offer for Symetra's stockholders when compared to Symetra's current and historical share prices, the premiums and multiples paid in similar transactions, market valuations of Symetra's industry peers, Symetra's embedded value analysis and Symetra's expected stand-alone prospects. Morgan Stanley reviewed Symetra's market position, performance and valuation based on, among other things, analyst estimates and internal management projections, including Symetra's financial forecasts. Morgan Stanley then provided an overview of Sumitomo, including its strategic rationale for the contemplated transaction, financial and operational performance and its ability to execute a transaction. Morgan Stanley discussed the process of targeted outreach to companies potentially interested in a strategic transaction with Symetra. Morgan Stanley both noted that Symetra represented an attractive opportunity for Sumitomo to enter the U.S. market, and that, given its experience in the life insurance industry and financial resources, Sumitomo would be in a position to successfully execute an acquisition of Symetra with minimal deal or execution risk. Morgan Stanley discussed with the Board recent transactions in the U.S. life insurance industry, noting that now was an opportune time for U.S. life insurers to obtain substantial premiums and value for their stockholders in business combination transactions.

        The Board, Morgan Stanley and Cravath then discussed the various factors impacting Symetra's valuation, Symetra's strategic plan, the state of the insurance industry, Sumitomo's strategic and financial profile and a variety of tactical considerations, including the advantages and disadvantages of entering into an exclusivity agreement with Sumitomo. The Board discussed the potential risk of competitive harm to Symetra if Sumitomo conducted due diligence but a transaction did not occur and the increased risk of leaks, which could create instability among Symetra's employees, distributors and customers and the rating agencies. The Board also recognized the benefits of declaring a special dividend to Symetra's stockholders, and the Board discussed the potential impact of a special dividend on the transaction with Sumitomo. The Board also considered the proposed exclusivity period and was of the view that the proposed exclusivity period should be shortened, so as to minimize the risk of leaks and deliver substantial value to Symetra's stockholders as soon as practicable. After discussion, with the advice of Morgan Stanley and Cravath, the Board instructed Morgan Stanley to inform Sumitomo that the Board desired to shorten the exclusivity period, but might be willing to grant Sumitomo an exclusivity period until September 2, 2015 in which to conduct due diligence, provided that Sumitomo increased its proposal price and confirmed the acceptability of Symetra's plan to declare and pay a special dividend. The Board also instructed Cravath to negotiate the exclusivity agreement with Simpson Thacher, consistent with the Board's instructions to Morgan Stanley.

        On June 24, 2015, following the meeting of the Board, Morgan Stanley, at the direction of the Board, informed Goldman Sachs that the Board believed the June 22 Proposal was reasonable but that the Board preferred an exclusivity period ending earlier than Sumitomo's proposed September 2, 2015 end date, and was only willing to grant Sumitomo its proposed exclusivity period in which to conduct due diligence if Sumitomo agreed to increase its proposed price, permit Symetra to declare and pay a special dividend and agreed that the exclusivity period would automatically expire if Sumitomo did not re-affirm the terms of its proposal on or around August 3, 2015 (i.e. halfway through Sumitomo's proposed exclusivity period).

        On June 25, 2015, Sumitomo communicated, to Morgan Stanley through Goldman Sachs, that Sumitomo would be willing to permit a special dividend of $0.50 per share, but that the indicative purchase price of $31.50 per share and the other terms of the June 22 Proposal would otherwise remain the same.

        On June 26, 2015, Mr. Marra and Goldman Sachs spoke on the telephone to discuss the June 22 Proposal. Mr. Marra stated that the Board had duly considered the June 22 Proposal and that, while it found the terms to be reasonable, Sumitomo would need to improve the terms of its proposal if it wanted an exclusivity period in which to conduct due diligence.

        On June 29, 2015, Symetra received a revised non-binding indication of interest from Sumitomo to acquire Symetra at an indicative purchase price of $32.00 per share of Common Stock to be paid in cash. The revised indication of interest also noted the acceptability to Sumitomo of a special dividend of $0.50 per share of Common Stock, reflecting a total transaction value of $32.50 per share of Common Stock (the "June 29 Proposal"). The letter noted that the final purchase price would be subject to confirmatory due diligence. The letter requested an exclusivity period ending September 2, 2015. On June 26, 2015, the last full trading day prior to the date of the June 29 Proposal, the closing price of Common Stock on the NYSE was $24.97 per share.

        On June 29, 2015, a telephonic meeting of the Board was held, with representatives of Symetra's management, Morgan Stanley and Cravath participating. The Board reviewed the June 29 Proposal. Morgan Stanley stated that, following discussions it had with Goldman Sachs at the direction of the Board, Sumitomo had agreed to increase its proposal price to $32.00 per share and, as indicated by the June 29 Proposal, accommodate Symetra's intention to declare a special dividend of $0.50 per share to its stockholders. Morgan Stanley also stated that while it had sought, upon instruction of the Board, to shorten Sumitomo's proposed exclusivity period in its June 24, 2015 conversations with Goldman Sachs, it was informed by Goldman Sachs that Sumitomo was unable to have an exclusivity period expiring sooner than September 2, 2015, the date of a previously scheduled Sumitomo board meeting. Cravath then reviewed with the Board its fiduciary duties and the terms of the exclusivity letter, including the exclusivity letter's express acknowledgment of the Board's ability to consider unsolicited alternative proposals and the requirement for Sumitomo to confirm the terms of its proposal during the due diligence process. Following discussions, the Board determined it advisable and in the best interests of Symetra and its stockholders to enter into an exclusivity agreement with Sumitomo and engage in negotiations with Sumitomo on the basis of Sumitomo's proposal.

        On July 1, 2015, Symetra entered into an exclusivity agreement with Sumitomo. Symetra subsequently provided Sumitomo with access to an online data room containing extensive information regarding Symetra.

        On July 2, 2015, Simpson Thacher shared with Cravath an initial draft of the merger agreement, which initial draft, among other things, contained a termination fee concept by which Symetra would pay a termination fee to Sumitomo under certain limited circumstances and included a provision requiring the Board to amend Symetra's bylaws to provide an exclusive forum in Delaware for all of Symetra's intracompany disputes. The amount of such termination fee was left blank in Simpson Thacher's initial draft.

        On July 9, 2015, Cravath returned a markup of the draft merger agreement to Simpson Thacher, which mark-up, among other things, proposed a termination fee of $80 million, or approximately 2% of aggregate equity value, which termination fee would be paid by Symetra to Sumitomo under certain limited circumstances.

        On July 10, 2015, a telephonic meeting of the Compensation Committee of the Board (the "Compensation Committee") was held to approve the engagement of outside counsel to represent senior management with respect to compensation and retention matters in the potential transaction with Sumitomo, but instructed that no negotiations in respect of executive compensation packages could occur until after Sumitomo's confirmation of price in early August 2015. Vedder Price P.C. was subsequently engaged to represent Symetra's senior management with respect to compensation and retention matters in the potential transaction with Sumitomo.

        On July 14, 2015 and July 15, 2015, Symetra held due diligence sessions in Seattle, Washington with Sumitomo and its representatives, at which representatives of Cravath and Morgan Stanley were present.

        Additional due diligence discussions continued through July, including conference calls as well as the provision of detailed information to Sumitomo about Symetra.

        On July 16, 2015, a telephonic meeting of the Board was held, with representatives of Symetra's management, Morgan Stanley and Cravath participating. Management, Cravath and Morgan Stanley reported to the Board on the due diligence sessions with Sumitomo and overall timing of the potential transaction. The Board was of the view that the due diligence sessions were productive and that Symetra should continue to engage with Sumitomo and negotiate the definitive documents regarding the potential transaction.

        On July 23, 2015, Simpson Thacher shared with Cravath a revised draft of the merger agreement and draft voting agreements to be entered into with Symetra's two largest stockholders (White Mountains Insurance Group, Ltd. and Berkshire Hathaway Inc.). Simpson Thacher's revised draft of the merger agreement contained, among other things, a proposed termination fee of $106 million, or approximately 2.8% of aggregate equity value.

        On July 28, 2015 and July 29, 2015, at the request of Sumitomo, Mr. Marra met with Mr. Yoshio Sato, Chairman of Sumitomo's board, Mr. Hashimoto and representatives of Sumitomo in Tokyo. During these meetings, Sumitomo representatives discussed with Mr. Marra various matters relating to Symetra's strategy and operations. The parties also discussed various due diligence matters and the process to successful execution of a transaction.

        On July 30, 2015, Cravath returned to Simpson Thacher a markup of the revised draft merger agreement which, among other things, reduced the termination fee to be paid by Symetra under certain circumstances to $95 million, or approximately 2.5% of aggregate equity value. Cravath also returned to Simpson Thacher a markup of the draft voting agreements.

        On August 3, 2015, Sumitomo delivered to Symetra a letter which reaffirmed its $32.00 per share proposal and agreed to Symetra's July 27, 2015 declaration of a special dividend of $0.50 per share of Common Stock, for a total transaction value of $32.50 per share of Common Stock. The closing price of Common Stock on the NYSE on July 31, 2015, the last full trading day prior to the date of Sumitomo's letter reaffirming its proposal, was $25.04 per share. The letter stated that Sumitomo remained committed to finalizing its due diligence with a goal to sign a definitive transaction agreement in early September 2015.

        On August 4, 2015, a joint telephonic meeting of the Board and the Compensation Committee was held, with representatives of Symetra's management, Morgan Stanley and Cravath participating. Morgan Stanley provided the Board with an overview of the process to date, discussed the status of due diligence and reviewed with the Board the expected timeline, noting that Sumitomo was expected to sign a definitive transaction agreement on or around September 2, 2015, following a scheduled meeting of its board. Cravath reported on the status of the draft merger agreement and related discussions. Cravath reviewed with the Board its fiduciary duties in advance of and upon signing a definitive transaction agreement with Sumitomo, and discussed with the Board the various interim operating covenants contemplated by the draft merger agreement, which would contractually restrict certain of Symetra's activities between signing and the completion of the potential transaction with Sumitomo. Cravath also informed the Board that Simpson Thacher had recently provided Cravath with draft voting agreements to be signed by White Mountains Insurance Group, Ltd. and Berkshire Hathaway Inc. Cravath then stated that, now that the Board had received Sumitomo's letter reaffirming the terms of its indication of interest, including the per share merger consideration to be paid to Symetra's stockholders, it would be an appropriate time for Symetra's senior management and representatives to engage in discussions with Sumitomo and its representatives regarding compensation and retention matters. Cravath reviewed with the Board the various compensation matters that would need to be addressed prior to entering into a transaction agreement, including the matters that would need to be considered by the Compensation Committee and the Board prior to authorizing a transaction.

        On August 6, 2015, Mr. Marra and Mr. Goldstein met with Mercer (US) Inc., Sumitomo's human resources consultant, to discuss compensation and retention proposals for members of Symetra's senior management.

        On August 7, 2015, Simpson Thacher shared with Cravath markups of Cravath's July 30, 2015 drafts of the merger agreement and voting agreements. Simpson Thacher's draft, among other things, did not change the amount of the termination fee proposed by Cravath in its prior draft of the merger agreement.

        Also on August 7, 2015, Reuters reported that Symetra had been exploring the possibility of selling itself in recent months. Symetra was subsequently contacted by the NYSE to discuss this report. Symetra was also contacted by certain media outlets and certain of its wholesalers and sales representatives. Shares of the Common Stock increased approximately 9.4% at the close of trading on August 7, 2015 as compared to the prior trading day.

        Also on August 7, 2015, Morgan Stanley, at the direction of Symetra's management, contacted Goldman Sachs to inform Goldman Sachs and Sumitomo of the Reuters report and the related inquiries received by Symetra.

        Also on August 7, 2015, as a result of the Reuters report, related inquiries and other market rumors, Goldman Sachs informed Mr. Marra and Morgan Stanley that the Sumitomo board would be able to meet on Tuesday, August 11, 2015 or on Wednesday, August 12, 2015 (both Tokyo, Japan time), to review and potentially approve the transaction with Symetra.

        From August 8, 2015 through August 10, 2015, Symetra, Sumitomo and their respective legal counsel engaged in various negotiations regarding the terms of the draft merger agreement and the other transaction documents. During this time, Symetra, Sumitomo, White Mountains Insurance Group, Ltd. and Berkshire Hathaway Inc. and their respective legal counsel engaged in various negotiations regarding the terms of the draft voting agreements.

        On the evening of August 10, 2015, a joint meeting of the Board and the Compensation Committee was held simultaneously at the offices of Cravath in New York City and the offices of Symetra in Bellevue, WA with representatives of Symetra's management, Morgan Stanley and Cravath participating. Cravath reviewed with the Board its fiduciary duties, including its obligation in a change of control transaction to seek the best price reasonably available for Symetra's stockholders. Cravath also reviewed the process the Board had followed to date and the merger agreement negotiations, including the Board's ability to exercise its fiduciary duties in assessing alternative and superior proposals. Cravath noted a number of provisions, including the termination fee of $95 million (equal to approximately 2.5% of the approximately $3.8 billion aggregate equity value of the transaction) payable by Symetra if it were to, among other things, terminate the merger agreement to enter into an acquisition agreement related to a superior proposal. Cravath reviewed with the Board the other principal terms of the merger agreement, the voting agreements, the senior management offer letters and the proposed resolutions to approve the transaction. Cravath noted that the terms of the agreements were customary and consistent with market practice and applicable precedent. Cravath also reviewed with the Board the proposed amendment to Symetra's bylaws adopting a forum selection clause.

        At the same meeting, Morgan Stanley made a presentation to the Board in which it provided a summary of the negotiation process with Sumitomo to date. Morgan Stanley summarized its financial analysis of the $32.00 per share merger consideration, plus the payment of a $0.50 special dividend to Symetra's stockholders, and delivered its written opinion to the Board to the effect that, as of August 10, 2015, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in its opinion, the total transaction consideration to be received by the holders of shares of Common Stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The full text of the written opinion of Morgan Stanley, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B hereto.

        Following discussion of the presentations by Cravath and Morgan Stanley, and Morgan Stanley's delivery of its written opinion, and deliberation and inquiry by the Board, the Board unanimously determined that the merger and the other transactions contemplated by the merger agreement were fair to, advisable and in the best interests of Symetra's stockholders and adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended that the stockholders adopt the merger agreement. Following deliberation and inquiry by the Compensation Committee, the Compensation Committee then approved the treatment of Symetra's incentive compensation awards and the Symetra Employee Stock Purchase Plan ("ESPP") in connection with the merger. Following deliberation and inquiry by the Board, the Board then ratified the Compensation Committee's approval of the treatment of Symetra's incentive compensation awards and the ESPP. Following deliberation and inquiry by the Board, the Board also unanimously determined the proposed amendment to Symetra's bylaws was advisable and in the best interests of Symetra and its stockholders, finding that it would mitigate the following risks and harms to Symetra and its stockholders: the expense associated with defending cases in multiple forums, the difficulties in managing litigation brought by multiple plaintiffs' firms concerning the same set of facts, the ability of plaintiffs to "shop" between favorable forums and the risks associated with multiple inconsistent outcomes. Accordingly, the Board approved the resolution to amend the bylaws to include a forum selection clause.

        Thereafter, certain of Symetra's executive officers entered into letter agreements dated as of August 10, 2015, related to their post-closing employment and compensation with Sumitomo.

        Early in the morning on August 11, 2015, Symetra and Sumitomo executed the definitive merger agreement. Each of White Mountains Insurance Group, Ltd. and Berkshire Hathaway Inc. executed a voting agreement with Sumitomo. After execution of the merger agreement, each of Symetra and Sumitomo issued a press release announcing the parties' entry into a definitive agreement.

        The merger agreement provides that until the time of the stockholder approval, Symetra and its representatives may engage in discussions regarding unsolicited bona fide written alternative acquisition proposals that the Board believes could lead to a superior proposal, as described further under

"Acquisition Proposals and Change in Recommendation" beginning on page 77. As of the date of this proxy statement, no person has made a good faith alternative proposal to acquire Symetra.

Reasons for the Merger; Recommendation of the Board

        After consideration, the Board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Symetra and its stockholders, and unanimously adopted and approved the merger agreement and the transactions contemplated by the merger agreement. The Board has unanimously recommended that the stockholders of Symetra vote "FOR" the adoption of the merger agreement.

        In reaching its decision to adopt and approve, and declare advisable, the merger agreement and the transactions contemplated by the merger agreement, the Board consulted with Symetra's management, as well as its independent financial advisor and legal advisor, and considered a number of factors that the Board believed supported its decision, including the following:

  •
  recent and historical market prices for the Common Stock, including that the merger consideration of $32.00 per share at completion of the merger, plus the previously announced special dividend of $0.50 per share in cash (the "special dividend"), which was paid on August 28, 2015 to Symetra stockholders of record as of August 10, 2015 represented approximately:

  •
  a 31.9% premium over $24.64, the average stock price of the Common Stock during the 30-day period ended August 5, 2015, the last full trading day prior to the Common Stock's trading ex-dividend (with respect to the $0.50 per share special dividend);

  •
  a 29.4% premium over $25.12, the closing price of Common Stock on August 5, 2015, the last full trading day prior to the Common Stock's trading ex-dividend (with respect to the $0.50 per share special dividend);

  •
  a 30.2% premium over $24.97, the closing price of Common Stock on August 6, 2015 ($24.47), the last full trading day before the release of media reports regarding the merger, plus the $0.50 special dividend with respect to which the Common Stock was trading ex-dividend on such date;

  •
  a 35.2% premium over $24.03, the closing price of Common Stock on July 23, 2015, the last full trading day prior to the announcement of the acquisition of StanCorp Financial Group, Inc. by Meiji Yasuda Life Insurance Co. (on July 24, 2015, the closing price of Common Stock increased 4.2% on trading volumes of approximately 4.0 times the 30-day average volume at such time); and

  •
  a 25.6% premium over $25.87, the all-time high closing price of Common Stock on or prior to August 6, 2015, the last full trading day before the release of media reports regarding the potential acquisition of Symetra.

  •
  the Board's belief that, based on Symetra's absolute return on average equity and Symetra's return on average equity relative to its peers, the price offered by Sumitomo was an attractive offer to Symetra's stockholders;

  •
  that, as of August 6, 2015 (the last full trading day prior to the release of media reports regarding the merger), Symetra had recently traded at or near its all-time high price-to-earnings ratio, was trading at 12.9x the next-twelve-months price-to-earnings ratio based on analyst projections and the merger consideration of $32.00 per share at completion of the merger, plus the special dividend, represented 18.6x estimated adjusted operating earnings per share for calendar year 2015, based on consensus equity research estimates as of August 6, 2015;

  •
  that, as of August 7, 2015, the median analyst price target for the Common Stock was $25.50 per share and the merger consideration of $32.00 per share, plus the special dividend, represented a significant premium to this median analyst price target;

  •
  the Board's belief that the strategic alternatives available to Symetra, including the alternative of remaining a standalone public company, were less favorable to Symetra's stockholders than the merger given Sumitomo's experience in the life insurance industry, and the potential risks, likely value creation, uncertainties and timing of completion associated with these alternatives;

  •
  the Board's belief that, as a result of the negotiations between the parties, the merger consideration of $32.00 per share was the highest price per share for the Common Stock that Sumitomo was willing to pay at the time of those negotiations (taking into account the August 2015 special dividend of $0.50 per share);

  •
  the terms of the merger agreement, including that the merger agreement contains certain provisions (as are more fully described under "The Merger Agreement—Acquisition Proposals and Change in Recommendation" beginning on page 77) that are intended to help ensure that Symetra's stockholders receive the highest price per share reasonably attainable, including:

  •
  prior to the stockholder approval, Symetra's right to provide information to and negotiate with third parties who submit a bona fide written unsolicited proposal that the Board has determined is or could reasonably be expected to lead to a superior proposal; and

  •
  prior to the stockholder approval, the Board's ability, subject to compliance with certain obligations set forth in the merger agreement, including allowing Sumitomo a "match right" with respect to competing proposals, to withdraw or change its recommendation of the merger agreement, and Symetra's right to terminate the merger agreement and accept a superior proposal, subject to Symetra paying to Sumitomo a termination fee of $95.0 million (equal to approximately 2.5% of the aggregate equity value of the transaction);

  •
  that the merger consideration is to be paid entirely in cash, which will allow Symetra's stockholders to realize, upon the completion of the merger, a certainty of value and liquidity as compared to the risks and uncertainties inherent in Symetra's prospects and the market, economic and other risks that arise from owning an equity interest in a public company;

  •
  the written opinion of Morgan Stanley delivered to the Board on August 10, 2015 to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in its opinion, the merger consideration to be received by the holders of shares of Common Stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described under "The Merger—Opinion of Morgan Stanley & Co. LLC" beginning on page 42;

  •
  the fact that the voting agreements terminate upon any termination of the merger agreement, including a termination by the Board to take a superior proposal;

  •
  that the Significant Stockholders, which together hold shares representing approximately 35.0% of the issued and outstanding Common Stock, will receive the same consideration as Symetra's other stockholders and are supportive of the merger;

  •
  the Board's belief that the stock price of the Common Stock was not likely to trade at or above the per share merger consideration in the foreseeable future;

  •
  that the Board and its advisors believed it unlikely that another buyer would be prepared to pay more than the price being offered by Sumitomo;

  •
  the likelihood of the merger being completed, based on, among other factors, the absence of a financing condition in the merger agreement, Sumitomo's financial resources and the absence of any apparent regulatory impediments to the merger; and

  •
  the availability of appraisal rights under Delaware law to holders of Common Stock who do not vote in favor of the adoption of the merger agreement and comply with all of the required procedures under Delaware law (as described below and under "Appraisal Rights" beginning on page 88).

        The Board also believed that the process by which we entered into the merger agreement with Sumitomo was fair, and in reaching that determination the Board considered a number of factors, including the following:

  •
  that the consideration and negotiation of the transaction was conducted entirely under the oversight of the members of the Board and none of the members of the Board has any financial interest in the merger that is different from our stockholders generally, other than as described under "The Merger—Interests of Symetra's Directors and Executive Officers in the Merger" beginning on page 53; and

  •
  the extensive, arm's-length negotiations with Sumitomo, which, among other things, resulted in an increase in the merger consideration to $32.00 per share at completion of the merger, plus the special dividend, from Sumitomo's original proposed merger consideration of $30.00 per share, without an ability to pay a special dividend, resulting in approximately $290 million of incremental value for Symetra stockholders.

        The Board also considered a variety of risks and other potentially countervailing factors concerning the merger agreement and the transactions contemplated by the merger agreement, including the following:

  •
  the risks and costs to Symetra if the merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential effects on its business relationships, including with customers, potential customers and distributors;

  •
  the possibility that not all closing conditions to the merger, including stockholder approval and regulatory approvals, may be satisfied or waived in a timely manner or at all, including the possibility that governmental authorities may attempt to condition their regulatory approvals on one or more parties' compliance with certain conditions, which may be burdensome;

  •
  that the all-cash merger consideration, while providing certainty of value and liquidity to Symetra stockholders, would not allow Symetra stockholders to participate in any future earnings growth of Symetra or benefit from any future increase in its value;

  •
  that the receipt of the merger consideration would be a taxable transaction for our stockholders for United States federal income tax purposes;

  •
  the costs involved in connection with negotiating the merger agreement and completing the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, and that if the merger is not consummated Symetra may be required to bear such costs;

  •
  that Symetra will be required to pay Sumitomo a termination fee of $95.0 million if the merger agreement is terminated under certain circumstances; and

  •
  that restrictions on the conduct of Symetra's business prior to completion of the merger could delay or prevent Symetra from undertaking business opportunities that arise during the term of the merger agreement, whether or not the merger is completed.

        The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. In view of the large number of factors considered by the Board in reaching its decision to adopt and approve, and declare advisable, the merger agreement and the transactions contemplated by the merger agreement, the Board did not consider it practicable to, nor did it attempt to, quantify, rank or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Board considered all these factors as a whole, including discussions with, and questioning of, Symetra management and Symetra's independent financial advisor and legal advisor, and overall considered the factors to be favorable to, and to support, its determination.

        For the reasons set forth above, the Board unanimously determined that the merger and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Symetra and its stockholders, and unanimously adopted and approved, and declared advisable, the merger agreement. The Board unanimously recommends that the Symetra stockholders vote "FOR" the adoption of the merger agreement.

Opinion of Morgan Stanley & Co. LLC

        Morgan Stanley was retained by Symetra to provide the Board with financial advisory services and a financial opinion in connection with a possible sale of Symetra. Symetra selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Symetra. At the meeting of the Board on August 10, 2015, Morgan Stanley delivered its written opinion to the Board to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Morgan Stanley, as set forth in its opinion, the Consideration was fair, from a financial point of view, to the holders of shares of Common Stock.

        The full text of Morgan Stanley's written opinion, dated August 10, 2015, is attached as Annex B to this proxy statement. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the scope of the review undertaken by Morgan Stanley in rendering the opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley's opinion is directed to the Board and addresses only the fairness from a financial point of view of the Consideration to be received by the holders of shares of Common Stock as of the date of the opinion. Morgan Stanley's opinion does not address any other aspects of the merger and does not constitute a recommendation as to how the stockholders of Symetra should vote at any stockholders' meeting related to the merger or to take any other action with respect to the merger.

        In arriving at its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of Symetra;

  •
  reviewed certain internal financial statements and other financial and operating data concerning Symetra;

  •
  reviewed certain financial projections prepared by the management of Symetra;

  •
  reviewed Symetra's internal embedded value and new business value analyses prepared by the management of Symetra;

  •
  discussed the past and current operations and financial condition and the prospects of Symetra with senior executives of Symetra;

  •
  reviewed the reported prices and trading activity for Common Stock;

  •
  compared the financial performance of Symetra and the prices and trading activity of Common Stock with those of certain other publicly-traded companies comparable with Symetra and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  participated in discussions and negotiations among representatives of Symetra and Sumitomo and their financial and legal advisors;

  •
  reviewed the merger agreement and certain related documents; and

  •
  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Symetra, and formed a substantial basis for its opinion. With respect to the financial projections, including Symetra's internal embedded value and new business value analyses prepared by the management of Symetra, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Symetra of the future financial performance of Symetra. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, and the final merger agreement would not differ in any material respects from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax, regulatory or actuarial advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Symetra and its legal, tax, regulatory and actuarial advisors with respect to legal, tax, regulatory and actuarial matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Symetra's officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of Common Stock.

        Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Symetra, nor was Morgan Stanley furnished with any such valuations or appraisals other than the embedded value and new business value analyses prepared by the management of Symetra, upon which Morgan Stanley relied without independent verification. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the opinion. Events occurring after the date of the opinion may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley's opinion did not address the relative merits of the merger as compared to any other alternative business transactions, or other alternatives, or whether or not such alternatives could be achieved or are available.

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its opinion to the Board. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 7, 2015, and is not necessarily indicative of current market conditions.

        In performing its financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized and relied upon the projections provided by Symetra's management and referred to below, including Symetra's Five-Year Plan. For further information regarding these financial projections, see "The Merger—Financial Projections" beginning on page 51.

Financial Analysis

Historical Trading Range Analysis

        Morgan Stanley reviewed the historical trading range of shares of Common Stock for the 52-week period ending August 6, 2015 and noted that, during such period, the maximum closing price for shares of Common Stock was $26.00 per share and the minimum closing price for shares of Common Stock was $20.00 per share, in each case rounded to the nearest $1.00 per share. Morgan Stanley also noted that, as compared to the prior trading day's closing price of $24.03, Symetra's share price increased by 4.2% on July 24, 2015, the first trading day following the announcement of Meiji Yasuda Life Insurance Company's proposed acquisition of StanCorp Financial Group, Inc. Morgan Stanley also noted that the closing price for shares of Common Stock on August 6, 2015, the last full trading day before the release of media reports regarding the potential acquisition of Symetra, was $24.47 per share (quoted ex-dividend; $24.97, as adjusted for the $0.50 per share special dividend).

Equity Research Price Target Analysis

        Morgan Stanley reviewed the price targets for shares of Common Stock prepared and published by six equity research analysts. These targets reflect each analyst's estimate of the public market-trading price of shares of Common Stock twelve months in the future and are not discounted to reflect present value. The range of analyst price targets for shares of Common Stock was $22.00 to $28.00, rounded to the nearest $1.00, with a median of $25.50. Discounted to present value using a discount rate of 10%, the range of analyst price targets, rounded to the nearest $1.00, was $20.00 to $25.00.

        The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for shares of Common Stock and these estimates are subject to uncertainties, including the future financial performance of Symetra and future financial market conditions.

Comparable Company Analysis

        Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, certain current and historical financial information for Symetra, corresponding to current and historical financial information, ratios and public market multiples for publicly traded companies in the life insurance industry that have certain similar business and operating characteristics. The following list sets forth the selected publicly-traded comparable companies that were reviewed in connection with this analysis:

  •
  Aflac Incorporated

  •
  American Equity Investment Life Holding Company

  •
  CNO Financial Group, Inc.

  •
  Fidelity & Guaranty Life

  •
  Genworth Financial, Inc.

  •
  Lincoln National Corporation

  •
  MetLife, Inc.

  •
  Primerica, Inc.

  •
  Principal Financial Group, Inc.

  •
  Prudential Financial, Inc.

  •
  Reinsurance Group of America, Incorporated

  •
  Torchmark Corporation

  •
  Unum Group

  •
  Voya Financial, Inc.

        For comparative purposes, Morgan Stanley analyzed the ratio of stock prices as of August 7, 2015 to estimated adjusted operating earnings per share, or Adjusted Operating EPS, which is referred to below as the P/E Ratio, for calendar year 2015.

        This analysis indicated the following:

Comparable Company Multiples

Benchmark	High	75th Percentile	25th Percentile	Low	Median
2015 P/E Ratio	14.7x	12.5x	9.4x	4.6x	11.0x

        Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected a representative range of P/E Ratio multiples of 9.4x to 12.5x and applied these ranges of multiples to Symetra's median estimated Adjusted Operating EPS for calendar year 2015, based on consensus equity research estimates as of August 6, 2015 ($1.75). Morgan Stanley calculated a range of estimated implied values per share of Common Stock, rounded to the nearest $1.00, of $16.00 to $22.00.

        As part of its comparable company analysis, Morgan Stanley also performed a regression analysis to evaluate the relationship between trading price to book value multiples and forecasted returns on equity, based on consensus estimates for the publicly-traded comparable companies listed above. Specifically, this analysis evaluated the ratio of (i) Symetra's stock price to its most recently reported adjusted book value per share (excluding accumulated other comprehensive income), which is referred to below as the P/BV Ratio, to (ii) each company's estimated operating return on average equity for calendar year 2015.

        In this regression analysis, the coefficient of determination, or R2, which indicates the proportion of the variance of the dependent variable (the P/BV Ratio) that is explained by the independent variable (the estimated operating return on average equity), was approximately 72%.

        Based on this regression analysis and Symetra's median estimated operating return on average equity for calendar year 2015, based on consensus equity research estimates as of August 6, 2015, of 8.4%, Morgan Stanley calculated an illustrative trading multiple for Symetra, which was then applied to Symetra's reported adjusted book value per share as of June 30, 2015 (excluding accumulated other comprehensive income) of $20.83 and then, using a sensitivity analysis, adjusted upward and downward by 5%. Morgan Stanley calculated a range of estimated implied values per share of Common Stock, rounded to the nearest $1.00, of $18.00 to $20.00.

        No company utilized in the comparable companies analysis is identical to Symetra. In evaluating the selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Symetra, such as the impact of competition on the businesses of Symetra and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Symetra or the industry or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using selected company data.

Premiums Paid Analysis

        Morgan Stanley reviewed the premiums paid in 740 all-cash or majority-cash merger and acquisition transactions from January 1, 2000 to August 7, 2015 involving publicly traded company targets with a transaction value of $1 billion or more and excluding terminated transactions, employee stock ownership plans, self-tenders, spin-offs, share repurchases, minority interest transactions, exchange offers, recapitalizations, restructurings and bank/brokerage mergers in late 2008 (due to the 2008 financial crisis generally affecting the U.S. financial markets), based on data compiled by Thomson Reuters. Morgan Stanley also reviewed separately transactions meeting the same criteria that involved publicly traded financial services company targets, of which there were 49. Morgan Stanley compared the premium paid in each transaction to the target company's stock price one day prior to the announcement of the transaction. Morgan Stanley noted that the median premium paid in the all-cash or majority-cash consideration transactions described in the first sentence above was 27.8%, and the median premium paid in such transactions involving publicly traded financial services company targets was 29.4%.

        Based on the review of the premiums paid in the transactions summarized above, Morgan Stanley applied a premium range of 25% to 35% to the average closing price per share of Common Stock for the 30 days ending August 5, 2015, the last full trading day prior to the Common Stock's trading ex-dividend (with respect to the $0.50 special dividend), of $24.64. The range of implied values per share of Common Stock, rounded to the nearest $1.00, was $31.00 to $33.00.

Precedent Transactions Analysis

        Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and the premiums of selected transactions that share certain characteristics with the merger. In connection with its analysis, Morgan Stanley compared publicly available statistics for select transactions involving companies in the life insurance industry which were announced between September 2003 and July 2015. The transactions reviewed and the month and year each transaction was announced were as follows:

Selected Life Insurance Company Transactions

Date Announced	Target	Acquiror
July 2015	StanCorp Financial Group, Inc.	Meiji Yasuda Life Insurance Company
June 2014	Protective Life Corporation	The Dai-ichi Life Insurance Company
March 2014	Wilton Re Holdings Limited	Canada Pension Plan Investment Board
July 2006	AmerUs Group Co.	Aviva plc
October 2005	Jefferson-Pilot Corporation	Lincoln National Corporation
January 2005	Travelers Life & Annuity	MetLife, Inc.
September 2003	John Hancock Financial Services, Inc.	Manulife Financial Corporation

        For each transaction listed above, Morgan Stanley calculated the (i) ratio of stock price to estimated Adjusted Operating EPS based on the per share consideration paid in the transaction and the target company's estimated Adjusted Operating EPS for the calendar year in which each transaction was announced, or Forward P/E Ratio, and (ii) P/BV Ratio, based on the per share consideration paid in the transaction and the target company's most recently reported adjusted book value per share prior to the announcement of the transaction.

        This analysis indicated the following:

Precedent Transactions Multiples

Benchmark	High	Low	Median
Forward P/E Ratio	20.7x	10.2x	13.5x
P/BV Ratio	2.24x	1.31x	1.68x

        Based on the analysis of the relevant metrics and time frame for each transaction listed above, Morgan Stanley selected a representative range of Forward P/E Ratio multiples of 13.5x to 20.0x and P/BV Ratio multiples of 1.30x to 1.70x and applied these ranges of multiples to Symetra's median estimated Adjusted Operating EPS for calendar year 2015, based on consensus equity research estimates as of August 6, 2015, of $1.75 and reported adjusted book value per share as of June 30, 2015 (excluding accumulated other comprehensive income) of $20.83, respectively. Morgan Stanley calculated a range of estimated implied values per share of Common Stock, rounded to the nearest $1.00, as follows:

Benchmark	Implied Values Per Share
Forward P/E Ratio	$24.00 - $35.00
P/BV Ratio	$27.00 - $35.00

        No company or transaction utilized in the precedent transactions or premiums paid analysis is identical to Symetra or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, which are beyond the control of Symetra, such as the impact of competition on the business of Symetra or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Symetra or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Morgan Stanley considered a number of factors in analyzing the Consideration. The fact that points in the range of implied present value per share of Symetra derived from the valuation of precedent transactions were less than or greater than the Consideration is not necessarily dispositive in connection with Morgan Stanley's analysis of the Consideration, but was one of many factors Morgan Stanley considered.

Present Value Analysis of Symetra

        Morgan Stanley performed a present value analysis which is designed to provide an implied value of a company by calculating the present value of a company's estimated future stock price and dividends received. Morgan Stanley calculated Symetra's estimated future stock prices plus dividends using estimated next-twelve-months Adjusted Operating EPS, based on consensus equity research estimates (at December 31, 2016 of $2.10) and management projections (at December 31, 2018 of $2.52), including Symetra's Five-Year Plan, and a representative range of Forward P/E Ratio multiples of 10.6x to 12.9x, which were based on the median Forward P/E Ratio among the comparable companies listed above as of August 7, 2015 and Symetra's approximate Forward P/E Ratio as of August 6, 2015 (falling at approximately the 90th percentile of Symetra's historical Forward P/E Ratios), respectively (as described below under "Other Considerations").

        Morgan Stanley also calculated Symetra's estimated future stock prices using estimated future adjusted book value per share based on consensus equity research estimates for December 31, 2016 of $22.47 and management projections of Symetra's future adjusted book value per share for December 31, 2018 of $22.62, along with consensus equity research estimates of Symetra's expected 2017 operating return on average equity of 9.5% and management projections of Symetra's 2019 operating return on average equity of 10.7%. Morgan Stanley applied a forward price-to-book-value ratio implied by the current observed relationships between the current price-to-book-value ratio versus operating return on average equity for the comparable companies listed above.

        Morgan Stanley separately calculated the estimated future stock prices of Symetra using management projections providing for the payment of special dividends planned for therein and management projections providing for share repurchases in lieu of the payment of special dividends (except that the $0.50 per share special dividend was factored into the model for such share repurchase projections, reducing the amount of share repurchases in 2015 by $58.1 million).

        After estimating the future stock prices of Symetra as describe above, these values were then discounted to present value using a discount rate of 10%, based on Symetra's estimated cost of equity. Morgan Stanley calculated a range of estimated implied values per share of Common Stock, rounded to the nearest $1.00, as follows:

Financial Projections Case	Implied Present Values Per Share
Wall Street Consensus View (P/E Ratio Driven)	$21.00 - $25.00
Wall Street Consensus View (ROE and BVPS Driven)	$21.00 - $23.00
Management Projections—Special Dividends (P/E Ratio Driven)	$23.00 - $27.00
Management Projections—Special Dividends (ROE and BVPS Driven)	$22.00 - $24.00
Management Projections—Share Repurchases (P/E Ratio Driven)	$25.00 - $30.00
Management Projections—Share Repurchases (ROE and BVPS Driven)	$24.00 - $26.00

        For further information regarding the financial projections prepared by the management of Symetra, see "The Merger—Financial Projections."

Embedded Value and Actuarial Value Analysis

        Morgan Stanley reviewed embedded value and new business value analyses prepared by Symetra's management as of December 31, 2014. These analyses are designed to provide an implied value of Symetra by calculating Symetra's consolidated net book value, plus the present value of projected statutory profits from its book of in-force life insurance business and new life business projected over ten years based on management plans, less the cost of capital required to support such business. These analyses were performed using discount rates ranging from 8% to 10% and assumed that Symetra's life insurance subsidiaries maintain total adjusted capital equal to 400% of company-action level risk-based capital, with expenses reverting to industry benchmarks over ten years. Morgan Stanley noted that, based on the number of outstanding shares of Common Stock on a fully-diluted basis (calculated using the treasury stock method) as of December 31, 2014, the estimated implied values per share of Common Stock, rounded to the nearest $1.00, were as follows:

	Discount Rate
	8%	10%
Embedded Value (excluding new business)	$26.00	$23.00
Actuarial Value (including new business)	$28.00	$24.00

Other Considerations

        In rendering its opinion, Morgan Stanley also reviewed and considered historical Forward P/E Ratios (based on consensus equity research estimates of Symetra's next-twelve-months Adjusted Operating EPS) of Symetra and the comparable companies listed above and Protective Life Corporation and StanCorp Financial Group, Inc., during the period from March 31, 2010 through August 6, 2015 (excluding Protective Life Corporation after May 30, 2014 and StanCorp Financial Group, Inc. after July 23, 2015). In connection with this analysis, Morgan Stanley observed the following:

Historical Forward P/E Ratios of Symetra and its Peers

Benchmark	90th Percentile	75th Percentile	Median	25th Percentile
Symetra Forward P/E Ratio	12.9x	12.2x	9.7x	8.5x
Peer Forward P/E Ratio	11.3x	10.7x	8.8x	7.9x

        In addition, Morgan Stanley observed that, as of August 6, 2015, shares of Common Stock were trading at a Forward P/E Ratio of approximately 12.9x, which falls at approximately the 90th percentile of Symetra's historical Forward P/E Ratios.

        In assessing the transaction, Morgan Stanley also observed that the Consideration represented:

  •
  a premium of 31.9% over the average closing price per share of Common Stock for the 30 days ending August 5, 2015, the last full trading day prior to the Common Stock's trading ex-dividend (with respect to the $0.50 per share special dividend), of $24.64;

  •
  a premium of 29.4% over the closing price per share of Common Stock on August 5, 2015, the last full trading day prior to the Common Stock's trading ex-dividend (with respect to the $0.50 per share special dividend), of $25.12;

  •
  a premium of 30.2% over the closing price per share of Common Stock on August 6, 2015, the last full trading day before the release of media reports regarding the potential acquisition of Symetra, of $24.97 (as adjusted for the $0.50 per share special dividend; quoted ex-dividend, $24.47);

  •
  a premium of 35.2% over the closing price per share of Common Stock on July 23, 2015, the last full trading day before the announcement of Meiji Yasuda Life Insurance Company's proposed acquisition of StanCorp Financial Group, Inc., of $24.03;

  •
  a premium of 25.6% over the all-time high closing price for shares of Common Stock on or prior to August 6, 2015, the last full trading day before the release of media reports regarding the potential acquisition of Symetra, of $25.87;

  •
  an implied P/E Ratio multiple of approximately 18.6x based on Symetra's estimated Adjusted Operating EPS for calendar year 2015, based on consensus equity research estimates as of August 6, 2015, of $1.75;

  •
  an implied P/E Ratio multiple of approximately 17.4x based on Symetra's estimated Adjusted Operating EPS for calendar year 2015, based on management projections, of $1.87;

  •
  an implied P/E Ratio multiple of approximately 16.7x based on Symetra's estimated Adjusted Operating EPS for calendar year 2016, based on consensus equity research estimates as of August 6, 2015 and management projections, of $1.95; and

  •
  an implied P/BV Ratio multiple of approximately 1.56x, based on Symetra's reported adjusted book value per share (excluding accumulated other comprehensive income) as of June 30, 2015, of $20.83.

General

        In connection with the review of the merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Symetra. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of Symetra. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Consideration to be received by the holders of shares of Common Stock and in connection with the delivery of its opinion to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Common Stock might actually trade.

        The Consideration was determined through arm's-length negotiations between Symetra and Sumitomo and was approved by the Board. Morgan Stanley provided advice to the Board during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to the Board or that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley's opinion does not address the underlying business decision to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to Symetra. In addition, Morgan Stanley expressed no opinion or recommendation as to how the stockholders of Symetra should vote at any stockholders' meeting related to the merger or to take any other action with respect to the merger.

        Morgan Stanley's opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the consideration or of whether the Board would have been willing to agree to different consideration.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

        Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Symetra, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided the Board financial advisory services and a financial opinion in connection with the merger and will receive a fee for its services in an amount estimated to be approximately $26.0 million, which is contingent upon the closing of the merger. Morgan Stanley will also be reimbursed for its expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Symetra has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to or arising out of Morgan Stanley's engagement.

        In the two years prior to the date of its opinion, Morgan Stanley has not received any fees from Sumitomo or any of its affiliates for providing financial advisory or financing services. Morgan Stanley may provide such services to Sumitomo in the future and, if it does so, would expect to receive fees for the rendering of such services.

Financial Projections

        Symetra does not as a matter of course publicly disclose detailed financial forecasts or projections, and Symetra generally does not disclose forecasts for extended periods due to the difficulty of predicting economic and market conditions and Symetra's results. However, financial forecasts and projections prepared by management were made available to the Board and to Symetra's financial advisor, and certain of these forecasts and projections were made available to Sumitomo and its advisors.

        Because such financial projections and forecasts were made available to the Board and Symetra's financial advisor, and, in certain instances, to Sumitomo and its advisors, they are being included in this proxy statement. However, the inclusion of this information should not be regarded as an indication that Symetra, the Board, Symetra's financial advisor or Sumitomo considered, or now considers, such financial projections or forecasts to be a reliable prediction of future results or to support or fail to support your decision whether to vote for or against the proposal to adopt the merger agreement. No person has made or makes any representation or warranty to any stockholder regarding the information included in these financial projections or forecasts.

        Although presented with numerical specificity, these financial projections and forecasts are based upon a variety of estimates and numerous assumptions made by Symetra's management with respect to, among other matters, industry performance, general business, economic, market and financial conditions and other matters, including the factors described under "Cautionary Statement Concerning Forward-Looking Information" on page 20, many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond Symetra's control. In addition, since the financial projections and forecasts cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the financial projections and forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. The forecasts and projections also reflect assumptions as of the time of their preparation as to certain business decisions that are subject to change. Such forecasts cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such.

        The financial projections and forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with U.S. GAAP, the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither Ernst & Young LLP, Symetra's independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the accompanying financial projections and forecasts.

Symetra's Five-Year Plan

        In August 2014, management presented projections of Symetra's standalone financial performance for fiscal years 2014 through 2019 (the "Five-Year Plan") to the Board. Management prepared the Five-Year Plan in connection with Symetra's routine internal planning, forecasting and budgeting purposes, and not in connection with any potential transaction involving Symetra. Management prepared the Five-Year Plan in a process consistent with the methodologies used historically by Symetra, which included input from Symetra's business segment leaders as to their best estimates of the future financial performance of their respective business segments in light of their then-current understanding of the industry and competitive dynamics, key strategic priorities and other business initiatives. The information contained in the Five-Year Plan was not updated to reflect actual results. In connection with their consideration of Sumitomo's proposals, this Five-Year Plan was considered by the Board and made available to Symetra's financial advisor.

        The following table presents in summary form the financial forecasts in the Five-Year Plan, which have not been updated to reflect actual results.

Year	2014	2015	2016	2017	2018	2019
Adjusted Book Value/Share (assuming capital returned via dividends)(1)	$19.43	$19.91	$20.30	$21.25	$22.62	$24.56
Modified Operating ROE(2)	9.76%	10.00%	10.25%	10.77%	11.25%	11.70%
Adjusted Operating EPS(3)	$1.83	$1.87	$1.95	$2.08	$2.27	$2.52

(1)
Adjusted Book Value per Share is calculated as adjusted book value divided by common shares outstanding. Adjusted book value is calculated as stockholders' equity less accumulated other comprehensive income (AOCI). Figures assume dividends are paid in fiscal years 2014 through 2019 in aggregate amounts per fiscal year of $297 million, $160 million, $178 million, $126 million, $97 million and $51 million, respectively.

(2)
Modified Operating ROE (MOROE) is measured by dividing modified operating income by beginning-of-year adjusted book value. Modified operating income equals net income less certain net realized gains/(losses), less net investment income on hedge funds and private equity funds, convertible bonds and investments in common stock, plus 30-year Standard & Poor's A-rated bond net investment income substituted for common stock, convertible bond, and hedge and private equity fund performance. The beginning-of-year adjusted book value was further adjusted for the expected capital actions to be taken in the applicable year.

(3)
Adjusted Operating EPS is calculated as adjusted operating income divided by the weighted-average common shares outstanding for the period. Adjusted operating income is calculated as net income, excluding after-tax net realized gains (losses) that are not reflective of the performance of Symetra's insurance operations. Symetra excludes gains (losses) associated with the following: investment sales or disposals, other-than-temporary investment impairments, changes in the fair value of mark-to-market investments and derivative instruments (except for certain S&P 500 options) and changes in the fair value of embedded derivatives related to Symetra's fixed indexed annuity products.

Embedded Value Analysis

        Management prepared an embedded value model (the "EV Model") for the Board, which was provided to Sumitomo as well as to Symetra's financial advisor. The EV Model provided an estimate of the embedded value of Symetra by calculating Symetra's adjusted statutory book value, plus the present value of future statutory profits on existing business as of December 31, 2014, plus the present value of future statutory profits from new life, annuity and benefits insurance businesses projected based on management plans (with adjustments as deemed appropriate), less the cost of capital required to support such business, plus the value of the non-insurance surplus. The EV Model used discount rates ranging from 6% to 10% and assumed that Symetra's life insurance subsidiaries maintain total adjusted capital equal to 400% of Symetra's risk-based capital in addition to a sensitivity test at 350%.

        As part of the EV Model, management prepared projections (the "New Business Projections") for the after-tax actuarial values estimated to be derived from certain life, annuity and benefits insurance products to be written during the twenty-year period between December 31, 2014 and December 31, 2034 (the "New Business"). Symetra provided to the Board, Sumitomo and Symetra's financial advisor variations of the New Business Projections based on a range of assumptions, including that Symetra's life insurance subsidiaries maintain a total adjusted capital equal to 400% of Symetra's risk-based capital (with a 350% sensitivity test) and certain interest rate variations. The New Business Projections used discount rates ranging from 6% to 10%. The EV Model included 20 years of New Business.

        Depending on the specific assumptions used, based on the results of the EV Model (including the results of the New Business Projections), the estimated embedded value of Symetra as of December 31, 2014 ranged from $3.229 billion to $5.229 billion or $27.88 to $45.16 per share of Common Stock outstanding at such time. Depending on the specific assumptions used, based on the results of the EV Model, the estimated embedded value of Symetra as of December 31, 2015 ranged from $3.384 billion to $5.376 billion, or $29.23 to $46.42 per share of Common Stock estimated to be outstanding at such time.

Merger Financing

        The merger is not conditioned upon the receipt of financing by Sumitomo. Sumitomo has informed Symetra that it intends to finance the transaction using internal resources.

Interests of Symetra's Directors and Executive Officers in the Merger

        In considering the recommendation of the Board that you vote to approve and adopt the merger agreement, you should be aware that some of Symetra's directors and executive officers have interests in the merger that are in addition to those of Symetra's stockholders generally. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the stockholders that the merger agreement be approved and adopted. For purposes of all of the Symetra agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change in control. The following discussion highlights the potential different interests of Symetra's directors and executive officers. Any shares of Common Stock held by any of Symetra's directors and executive officers (including those acquired through the ESPP, under which shares of Common Stock were purchased at a discount price in accordance with the terms of the ESPP) will be treated in the same manner as the Common Stock of all other equity holders. The differences in interests for Symetra's directors and executive officers involve the possible receipt of several types of payments and benefits that may be triggered by or otherwise relate to the merger. These potential payments and benefits include:

  •
  the cash-out of executive officer incentive compensation awards, whether vested or unvested, upon consummation of the transaction in accordance with the terms of the merger agreement (as described below);

  •
  the continued employment of Symetra's executive officers by the surviving corporation pursuant to letter agreements, as further described under "The Merger—Letter Agreements" beginning on page 55;

  •
  if an executive officer of Symetra experiences a qualifying termination, severance payments and benefits pursuant to the terms of the Senior Executive CIC Plan, as further described in the sections of this proxy statement entitled "Interests of Symetra's Directors and Executive Officers in the Merger—Letter Agreements" beginning on page 55 and "Interests of Symetra's Directors and Executive Officers in the Merger—Senior Executive CIC Plan" beginning on page 56; and

  •
  certain ongoing indemnification and coverage under directors' and executive officers' liability insurance policies following the closing of the merger.

Treatment of Incentive Compensation Awards

        Stock Options.    As described under "The Merger Agreement—Treatment of Incentive Compensation Awards," beginning on page 70, the merger agreement provides that, at the effective time of the merger, without any further action on the part of any holder thereof, each stock option that is outstanding and unexercised immediately prior to the effective time of the merger and that is an in-the-money stock option, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the excess of the per share merger consideration over the per share exercise price of such in-the-money stock option by (ii) the number of shares of Common Stock subject to such in-the-money stock option. At the effective time of the merger, each stock option that is outstanding and unexercised immediately prior to the effective time of the merger and that has a per share exercise price that is equal to or greater than the per share merger consideration, whether or not vested, will be cancelled and the holder of such stock option will not be entitled to receive any payment in exchange for such cancellation. Symetra's non-employee directors do not hold any stock options.

        Restricted Stock Awards.    As described under "The Merger Agreement—Treatment of Incentive Compensation Awards," beginning on page 70, the merger agreement provides that, at the effective time of the merger, each restricted stock award that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of shares of Common Stock subject to such restricted stock award. Symetra's non-employee directors do not hold any restricted stock awards.

        Performance Units.    As described under "The Merger Agreement—Treatment of Incentive Compensation Awards," beginning on page 70, the merger agreement provides that, at the effective time of the merger, each performance unit award will be cancelled and converted into the right to receive an amount in cash, less any applicable withholding taxes, calculated by determining the amount that would have been paid with respect to such performance unit award for the subject award's full performance period, based on annualized performance for the subject award through the period ended on the December 31 immediately preceding the effective time of the merger as if such annualized performance was achieved over the full subject award period (based on the conditions set for payment of such performance unit award for the subject award period). Symetra's non-employee directors do not hold any performance unit awards.

Symetra Employee Stock Purchase Plan

        The merger agreement also provides that the purchase period that was in effect on August 11, 2015 will be the final purchase period under the ESPP, and that all ESPP purchase rights will be exercised on the scheduled purchase date for the purchase period that was in effect on August 11, 2015 or, if such date would occur after the effective time of the merger, a date that is no less than seven business days prior to the closing date of the merger (with any payroll deductions not applied to the purchase of shares of Common Stock returned to the participant). All shares of Common Stock so purchased, in each case at a discount price equal to 85% of the closing price of a share of Common Stock reported on the NYSE on the applicable purchase date, will be exchanged for cash in the merger on the same terms and conditions as shares of Common Stock generally. Prior to the effective time of the merger, Symetra will terminate the ESPP, and no further ESPP purchase rights will be granted or exercised under the ESPP.

Letter Agreements

        Each of Symetra's current executive officers, pursuant to negotiations with Sumitomo, entered into letter agreements with Sumitomo, to be and become effective only if the merger is consummated (the "letter agreements"). Each letter agreement specifies and confirms the position, duties and office location of the applicable executive officer as well as his or her base salary, annual bonus opportunities and long-term incentive compensation opportunities applicable during his or her continued employment with Symetra (which, in each case, are generally no less favorable than prior to the consummation of the merger). Such amounts were determined based on the levels of compensation paid or the opportunities currently made available by Symetra. Under the terms of the letter agreements, the Symetra executive officers will continue to participate in the Senior Executive CIC Plan and the Symetra Executive Severance Pay Plan (the "Executive Severance Plan"), each of which provide for severance payments and benefits in the event the executive officer experiences a qualifying termination of employment.

        Symetra executive officers are only eligible to receive the payments and benefits provided for under the Senior Executive CIC Plan (described below under "Senior Executive CIC Plan") if they experience a termination of employment by Symetra without "cause" or due to a "constructive termination" (each such termination, a "qualifying termination") during the period beginning on the 90th day prior to the effective time of the merger and ending on the date that is 24 months after the effective time of the merger (such period, the "CIC Protection Period"). In the event of a qualifying termination of a Symetra executive officer's employment that occurs outside of the CIC Protection Period, such as terminations more than 24 months after the effective time of the merger, such executive officer will be eligible to receive severance payments and benefits under the Executive Severance Plan.

        Severance payments and benefits under the Executive Severance Plan generally include, in addition to any earned but unpaid amounts: (i) a lump-sum cash payment equal to 1.5 times (2.0 times in the case of Mr. Marra) the executive officer's annual base salary at the time of such termination; (ii) a lump-sum cash payment equal to 6 months of Symetra's share of the executive officer's current premium under Symetra's medical plan; and (iii) outplacement assistance (if any) that Symetra may choose to provide. In addition, upon a termination of employment entitling a Symetra executive officer to the payments and benefits described in the immediately preceding sentence, such executive officer would also receive accelerated vesting of a pro-rata portion of his or her outstanding stock option awards. All other outstanding incentive awards would be treated in accordance with their terms. However, as described above under "Treatment of Incentive Compensation Awards," pursuant to the terms of the merger agreement, all Symetra equity awards, whether vested or unvested, will be canceled in exchange for a cash payment upon the consummation of the merger. Pursuant to the terms of the Executive Severance Plan, payments and benefits under such plan are required to be conditioned on the Symetra executive officer executing a non-compete agreement and a release of claims, in each case in favor of, and in a form satisfactory to, Symetra.

        In addition to the events that constitute a "constructive termination" under the Senior Executive CIC Plan and the Executive Severance Plan, the letter agreements provide that, in the event that, following the merger, Sumitomo or Symetra fail to pay or provide to the executive officer the compensation and benefits set forth in the letter agreement or otherwise commit a breach of the letter agreement (which remains uncured after written notice and a reasonable opportunity to cure is afforded), a Symetra executive officer may resign his or her employment due to a "constructive termination" and receive severance payments and benefits under the applicable severance plan. However, pursuant to the terms of the letter agreements, as consideration for the cash retention bonus (discussed below), each executive officer has agreed to waive any rights he or she has to resign due to a "constructive termination" under the Senior Executive CIC Plan and the Executive Severance Plan resulting from the merger and/or changes to his or her compensation, benefits or reporting relationships that are contemplated by his or her letter agreement and occurring during the 90-day period following the consummation of the merger.

        As an inducement for the executive officers entering into the letter agreements and continuing employment with Symetra following the consummation of the merger and in exchange for the waiver of rights discussed above, each executive officer is eligible to receive a cash retention bonus. In each case, this retention bonus is payable in two equal installments on each of the first two anniversaries of the consummation of the merger, generally subject to the executive officer's continued employment with Symetra through each payment date, except in the case of termination due to death or disability, termination without "cause" by Symetra or resignation by the executive officer due to a "constructive termination" (both as defined in the Senior Executive CIC Plan (and, in the case of a constructive termination, as modified by the letter agreement and described above)). In the case of such terminations of employment, the retention bonus is payable in full promptly following termination of employment.

Senior Executive CIC Plan

        Each of Symetra's current executive officers is a participant in the Senior Executive CIC Plan, which provides for certain severance payments and benefits in the event the executive officer experiences a qualifying termination (and in the case of a constructive termination, as modified by the letter agreement and described above) during the CIC Protection Period. However, pursuant to the terms of the letter agreements, as consideration for the cash retention bonus (discussed above), each executive officer has agreed to waive any rights the executive officer has to resign due to a "constructive termination" under the Senior Executive CIC Plan and the Executive Severance Plan resulting from the merger and/or changes to his or her compensation, benefits or reporting relationships that are contemplated by his or her letter agreement and occurring during the 90-day period following the consummation of the merger.

        Upon experiencing a qualifying termination, the applicable executive officer would be eligible to receive the following payments: (i) a lump-sum cash payment equal to 2.0 times (2.5 times in the case of Mr. Marra) the sum of the executive officer's (A) annual base salary at the time of such termination and (B) average incentive bonus or sales incentive compensation paid in the three years prior to such termination; and (ii) a lump-sum cash payment equal to 18 months of Symetra's share of the executive officer's current premium under Symetra's medical plan. In addition, upon a qualifying termination, Symetra's executive officers would receive accelerated vesting of certain equity awards. However, as described above under "Treatment of Incentive Compensation Awards," pursuant to the terms of the merger agreement, all of the executive officers' Symetra equity awards will be cancelled in exchange for a cash payment upon the consummation of the merger. Pursuant to the terms of the Senior Executive CIC Plan, the foregoing payments and benefits are required to be conditioned on the Symetra executive officer executing a non-compete agreement and a release of claims, in each case in favor of, and in a form satisfactory to, Symetra.

        Under the Senior Executive CIC Plan, Symetra's executive officers are subject to a cutback of their payments if such payments would otherwise trigger the golden parachute excise tax under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), although the cutback provision may be waived, at Symetra's election, if waiver would result in greater after-tax payments to the executive officer.

Golden Parachute Compensation

        The information set forth in the table below is provided to comply with Item 402(t) of Regulation S-K, which requires disclosures of information about compensation for each of Symetra's named executive officers that is based on or otherwise relates to the merger and assumes, among other things, that the named executive officers will incur a qualifying termination (provided, that, constructive termination shall be as modified by the letter agreements and described above, under "Letter Agreements") upon the effective time of the merger. The dates referenced below are the latest practicable date prior to the filing of this proxy statement.

        The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below, and do not reflect certain compensation actions that may occur before the completion of the merger and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. For purposes of calculating such amounts, we have assumed:

  •
  the effective time of the merger is August 28, 2015, which is the assumed date of the closing of the merger solely for purposes of this merger-related compensation disclosure;

  •
  each named executive officer incurs a qualifying termination (i.e., a termination without cause by Symetra or a resignation by the named executive officer due to "constructive termination", as modified by the letter agreements) immediately upon the effective time of the merger;

  •
  compensation and benefit levels on which the estimates below are based are the compensation and benefit levels in effect as of August 28, 2015 and it is assumed that such compensation and benefit levels will remain unchanged as of the effective time of the merger;

  •
  all of the unvested in-the-money stock options, restricted stock awards and performance unit awards held by the named executive officers as of August 28, 2015 remain unvested at the effective time of the merger;

  •
  all performance-based vesting conditions applicable to any outstanding incentive compensation awards that remain subject to performance-based vesting conditions as of August 28, 2015 are deemed satisfied at target levels, which Symetra has determined, based on estimates of annualized performance for the applicable awards through the period ended on December 31, 2014, is a reasonable approximation of actual performance for the applicable performance period; and

  •
  the compensation and benefits provided are not subject to a cutback to avoid the golden parachute excise tax under Section 4999 of the Code.

Name	Cash ($)(1)	Equity ($)(2)	Other ($)(3)	Total ($)
Named Executive Officers
Thomas M. Marra	4,409,510	15,302,224	5,957,516	25,669,250
Margaret A. Meister	2,868,612	5,760,320	2,812,020	11,440,952
Michael W. Fry	2,035,216	3,112,928	1,349,769	6,497,913
Daniel R. Guilbert	2,230,491	3,112,928	1,349,769	6,693,188
David S. Goldstein	1,561,874	378,464	569,374	2,509,712

(1)
These amounts equal the aggregate cash severance payments provided to the named executive officers under the terms of the Senior Executive CIC Plan and the cash retention bonus provided for under the applicable named executive officer's letter agreement, in each case in the event of a qualifying termination of the named executive officer's employment during the CIC Protection Period. As described in more detail in the table below, the cash payments under the Senior Executive CIC Plan and the cash retention bonus are "double-trigger" benefits and will be payable in a lump sum (to the extent paid in connection with a qualifying termination) within 60 days (or, in the case of the retention bonuses, promptly) following a qualifying termination. Pursuant to the terms of the Senior Executive CIC Plan, the foregoing payments and benefits under such plan are required to be conditioned on the Symetra executive officer executing a non-compete agreement and a release of claims, in each case in favor of, and in a form satisfactory to, Symetra.

Name	Base Salary Component ($)(b)	Incentive Compensation Component ($)(c)	Medical Premium Component ($)(d)	Retention Bonus Component ($)(e)	Aggregate Cash Severance ($)(a)
Named Executive Officers
Thomas M. Marra	1,443,750	1,458,333	—	1,507,427	4,409,510
Margaret A. Meister	990,000	874,933	15,933	987,746	2,868,612
Michael W. Fry	924,000	393,025	15,416	702,775	2,035,216
Daniel R. Guilbert	935,000	507,172	21,664	766,655	2,230,491
David S. Goldstein	715,000	305,500	15,416	525,958	1,561,874

(a)
In accordance with the terms of the Senior Executive CIC Plan, each named executive officer is entitled to the following severance payments in the event of a qualifying termination in connection with the merger (provided that "constructive termination" shall be as modified by the letter agreement and described above, under "Letter Agreements"), in each case, payable in a lump-sum cash payment: (i) 2.0 times (2.5 times in the case of Mr. Marra) the named executive officer's annual base salary at the time of termination, (ii) 2.0 times (2.5 times in the case of Mr. Marra) the named executive officer's average incentive bonus or sales incentive compensation paid in the three years prior to such termination and (iii) 18 months of Symetra's share of the named executive officer's current premium under Symetra's medical plan. In addition, in the event of a qualifying termination as described above, under "Letter Agreements," each named executive officer is entitled to the named executive officer's unpaid retention bonuses, payable promptly following such qualifying termination. These calculations assume that no tax withholding is applicable to any of the cash severance payments.

(b)
The calculation of the "Base Salary Component," described in clause (i) of footnote (a) above, assumes each named executive officer's salary remains the same as the salary in effect on August 28, 2015.

(c)
The calculation of the "Incentive Compensation Component," described in clause (ii) of footnote (a) above, uses the named executive officer's actual incentive bonus paid in calendar years 2012, 2013 and 2014.

(d)
The values of the "Medical Premium Component," described in clause (iii) of footnote (a) above, assume that each named executive officer's current premium under Symetra's medical plan and Symetra's share of such premiums remains the same as in effect on August 28, 2015 (the last practicable date determined in accordance with Item 402(t) of Regulation S-K). Since Mr. Marra does not participate in our medical plan, he would not receive any value in respect of this benefit, as reflected in the table above.

(e)
The values of the "Retention Payments Component," described in footnote (a) above, are equal to each named executive officer's aggregate cash retention bonus, as described above under "Letter Agreements." Such amounts are also payable in the event of a named executive officer's termination of employment due to death or disability.

(2)
These amounts represent the aggregate amount payable pursuant to the merger agreement to each named executive officer in respect of unvested in-the-money stock options and restricted stock awards held as of August 28, 2015 (the last practicable date determined in accordance with Item 402(t) of Regulation S-K), as set forth in more detail in the table below. Such unvested awards are valued based on the merger consideration to be received in the merger by holders of shares of Common Stock, or $32.00. The amount attributable to the stock options reflects that the exercise price of such stock options has been adjusted to reflect the $0.50 special dividend that was paid on August 28, 2015. These amounts are "single-trigger" benefits and will be payable in a lump-sum cash payment following the effective time of the merger. Notwithstanding the foregoing, but for the cancellation and settlement of the incentive compensation awards pursuant to the terms of the merger agreement, such awards would be "double trigger."

Name	Number of Unvested In- The-Money Stock Options(a)	Cash Amount Payable in Respect of Unvested In- The-Money Stock Options ($)(b)	Number of Restricted Stock Awards(a)	Cash Amount Payable in Respect of Restricted Stock Awards ($)	Total Cash Amount Payable in Respect of Unvested Equity Awards ($)
Named Executive Officers
Thomas M. Marra	1,250,000	7,250,000	251,632	8,052,224	15,302,224
Margaret A. Meister	500,000	2,900,000	89,385	2,860,320	5,760,320
Michael W. Fry	300,000	1,740,000	42,904	1,372,928	3,112,928
Daniel R. Guilbert	300,000	1,740,000	42,904	1,372,928	3,112,928
David S. Goldstein(c)	—	—	11,827	378,464	378,464

(a)
Depending on when the consummation of the merger occurs, certain stock options and restricted stock awards shown as unvested in the table above may become vested in accordance with their terms without regard to the merger.

(b)
This amount reflects that the exercise price of such in-the-money stock options has been adjusted to reflect the $0.50 special dividend that was paid on August 28, 2015.

(c)
Mr. Goldstein has not been granted any stock options.
(3)
These amounts represent the aggregate amount payable pursuant to the merger agreement to each named executive officer in respect of unvested performance unit awards held as of August 28, 2015 (the last practicable date determined in accordance with Item 402(t) of Regulation S-K), as set forth in more detail in the table below. Such unvested performance unit awards are valued using the payment formula set forth in the applicable performance unit award agreement and such value is based on the level of achievement of "MOROE," which is Symetra's modified operating return on equity. Each performance unit award is subject to a threshold MOROE value that must be achieved in order for the performance unit to vest and a maximum MOROE value, achievement above which does not increase the value of the award. For purposes of this table, it has been assumed that the target level of MOROE applicable to each performance unit award has been achieved, which Symetra has determined, based on estimates of annualized performance for the applicable awards through the period ended on December 31, 2014, is a reasonable approximation of actual performance for the applicable performance period. These amounts are "single-trigger" benefits and will be payable in a lump-sum cash payment following the effective time of the merger. Notwithstanding the foregoing, but for the cancellation and settlement of the incentive compensation awards pursuant to the terms of the merger agreement, such amounts would be "double trigger."

Name	Number of Performance Unit Awards(a)	Cash Amount Payable in Respect of Performance Unit Awards ($)
Named Executive Officers
Thomas M. Marra	45,000	5,957,516
Margaret A. Meister	21,250	2,812,020
Michael W. Fry	10,200	1,349,769
Daniel R. Guilbert	10,200	1,349,769
David S. Goldstein	4,300	569,374

(a)
Depending on when the consummation of the merger occurs, certain of the above performance unit awards may become vested in accordance with their terms without regard to the merger.

Continuing Employee Benefits

        The merger agreement provides that, from and after the effective time of the merger, Sumitomo and its subsidiaries (including the surviving corporation and its subsidiaries) will honor all employee benefit plans and compensation arrangements and agreements of Symetra and its subsidiaries in accordance with their terms as in effect immediately prior to the effective time of the merger. The merger agreement provides that Sumitomo will have no obligation to continue any specific employee benefit plans. For a period of one year following the effective time of the merger, the surviving corporation and its subsidiaries will provide or cause to be provided to each employee of Symetra and its subsidiaries who remains in the employment of the surviving corporation and its subsidiaries following the effective time of the merger (each, a "Continuing Employee"), unless otherwise agreed between Sumitomo and any such Continuing Employee:

  •
  at least the same level of base salary or wages (as applicable) and target cash incentive bonus opportunities and commission opportunities as were made available to such Continuing Employee by Symetra and its subsidiaries in effect immediately prior to the date of the execution of the merger agreement; and

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  employee benefits (other than equity or equity-based benefits, performance award units and cash incentive bonus and commission opportunities) that are, in the aggregate, at least as favorable as those provided as of the date of the execution of the merger agreement to such Continuing Employee by Symetra and its subsidiaries pursuant to their benefit plans.

        Sumitomo has also agreed to cause the surviving corporation and its subsidiaries to provide to each Continuing Employee whose employment is involuntarily terminated by the surviving corporation or its subsidiary without cause during the one-year period following the effective time of the merger severance benefits at least as favorable as the severance benefits that would have been payable by Symetra and its subsidiaries in the ordinary course of business consistent with past practices but not in excess of one year (52 weeks) of base salary or wages, as applicable.

        Sumitomo will generally recognize each Continuing Employee's years of service (i) for all purposes under the Symetra employee benefit plans maintained by the surviving corporation after the effective time of the merger, (ii) for purposes of eligibility and vesting under any other employee benefit plans of the surviving corporation and its affiliates in which the Continuing Employee participates after the effective time of the merger and (iii) for benefit accrual purposes under any vacation or severance plan in which the Continuing Employee participates after the effective time of the merger. With respect to any welfare plan maintained by the surviving corporation or its affiliates in which Continuing Employees are eligible to participate after the effective time of the merger, the surviving corporation will generally waive all pre-existing condition exclusions, actively at work requirements and waiting periods under any benefit plan in which Continuing Employees will be eligible to participate to the extent such conditions and exclusions were satisfied or did not apply to such employees under the corresponding welfare plans maintained by Symetra or its affiliates prior to the effective time of the merger and generally provide credit for co-payments and deductibles incurred by each Continuing Employee during the year in which the effective time of the merger occurs to the extent credited under the corresponding welfare plan maintained by Symetra prior to the effective time of the merger.

        All fiscal year 2015 bonus amounts payable under any benefit plan will be calculated and paid in the ordinary course of business and consistent with past practices to all Symetra eligible employees. However, (i) if the closing date of the merger occurs on the last day of, or following the end of, fiscal year 2015, such bonus amounts will be calculated based on actual results and performance achieved in respect of fiscal year 2015, or (ii) if the closing date of the merger occurs prior to the end of fiscal year 2015, such bonus amounts will be calculated based on actual performance in respect of fiscal year 2015 (calculated on a pro forma basis through the closing date of the merger), and in the case of either (i) or (ii), such bonus amounts will be paid in the ordinary course of business but no later than March 15, 2016. Additionally, if the closing date of the merger occurs in fiscal year 2016, to the extent that Symetra establishes annual bonus opportunities and applicable performance targets for eligible employees in respect of fiscal year 2016, such annual bonus opportunities and applicable performance targets will be established in the ordinary course of business and consistent with past practices, and will be substantially consistent with those provided in fiscal year 2015. Performance targets for fiscal year 2016 will remain subject to revision, in the reasonable discretion of Sumitomo, following the closing of the merger in order to appropriately reflect the acquisition by Sumitomo and changes to the business of Symetra and its subsidiaries as a result of such acquisition.

        The foregoing summary is qualified in its entirety by reference to the merger agreement, which is filed as Annex A hereto and is incorporated herein by reference.

Insurance and Indemnification of Symetra Directors and Officers

        The merger agreement provides that from and after the effective time of the merger, Sumitomo will cause the surviving corporation to (i) indemnify and hold harmless, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of Symetra and its subsidiaries (in all of their capacities), (A) to the same extent such indemnified persons are indemnified or exculpated or have the right to advancement of expenses as of the date of the merger agreement by Symetra pursuant to Symetra's organizational documents and indemnification contracts, if any, in existence on the date of the merger agreement with the indemnified persons and (B) without limitation to clause (A), to the fullest extent permitted by law, and (ii) honor the provisions regarding elimination of liability of directors, indemnification of directors and officers and advancement of expenses contained in Symetra's organizational documents immediately prior to the effective time of the merger.

        In addition, for six years following the effective time of the merger, Sumitomo must cause the surviving corporation to maintain the policies of directors' and officers' liability insurance and fiduciary liability insurance ("D&O insurance") covering each person covered by Symetra's D&O insurance as of the effective time of the merger, providing for at least the same coverage and amounts as, and containing terms and conditions which are no less favorable to the insured than such current D&O insurance, with respect to claims arising from facts or events that occurred on or before the effective time of the merger, including for acts or omissions in connection with the approval of the merger agreement and the consummation of the transactions contemplated by the merger agreement. Notwithstanding the foregoing, the surviving corporation is not required to expend for any one coverage year more than 300% of the current annual premium expended by Symetra and its subsidiaries to maintain or procure such D&O insurance immediately prior to the effective time of the merger (the "maximum annual premium"). If the annual premiums of such insurance coverage exceed the maximum annual premium, the surviving corporation is obligated to obtain a policy with the greatest coverage available for a cost not exceeding the maximum annual premium. In lieu of the foregoing insurance coverage, Sumitomo may cause the surviving corporation to purchase six-year prepaid "tail" insurance coverage, at a cost no greater than a one-time payment equal to the maximum annual premium, which provides coverage not less favorable to the insured than the coverage described above. Notwithstanding the foregoing, Symetra may in its sole discretion purchase, prior to the effective time of the merger, six-year prepaid "tail" insurance coverage, at a cost no greater than a one-time payment equal to the maximum annual premium, which provides coverage not less favorable to the insured than the coverage described above, and if Symetra has obtained such prepaid "tail" policy prior to the effective time of the merger, Sumitomo will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the surviving corporation, and Sumitomo will have no further obligation to purchase or pay for such insurance.

Other Arrangements

        To the best knowledge of Symetra, except for certain agreements described above in this merger proxy between either Symetra's executive officers on the one hand and Symetra or Sumitomo on the other hand, no material employment, equity contribution or other agreement, arrangement or understanding between any Symetra director or executive officer, on the one hand, and Symetra or any of the Sumitomo Parties, on the other hand, exists as of the date of this merger proxy, and the merger is not conditioned upon any Symetra director or executive officer entering into any such agreement, arrangement or understanding.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences to "U.S. holders" and "non-U.S. holders" (in each case, as defined below) of Common Stock whose shares are exchanged for cash in the merger. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to U.S. federal income tax. Also note that this discussion is intended to provide only a general summary and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. The U.S. federal income tax laws are complex and subject to varying interpretations. This discussion is not binding on the U.S. Internal Revenue Service ("IRS") or the courts and, therefore, could be subject to challenge, which could be sustained. We will not seek any ruling from the IRS with respect to the merger.

        The following discussion applies only to holders of shares of Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders in light of their particular circumstances and does not apply to holders subject to special treatment under the U.S. federal income tax laws (such as dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders liable for the alternative minimum tax, partnerships, S corporations or other pass-through entities or investors in partnerships, S corporations or such other pass-through entities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, U.S. expatriates, U.S. holders whose functional currency is not the U.S. dollar, holders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired Common Stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation, holders who own or have owned (directly, indirectly or constructively) five percent or more of Symetra's stock, or holders who exercise appraisal rights).

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares of Common Stock, you should consult your tax advisor regarding the tax consequences of exchanging the shares of Common Stock for cash pursuant to the merger.

        Holders of Common Stock should consult their tax advisors as to the specific tax consequences to them of the receipt of cash in exchange for shares of Common Stock pursuant to the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any state, local, foreign and other tax laws.

U.S. Holders

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of shares of Common Stock that is:

  •
  a citizen or individual resident of the United States;

  •
  a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate that is subject to U.S. federal income tax on its worldwide income from all sources.

        The receipt of cash by U.S. holders in exchange for shares of Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Common Stock pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received in such exchange and (2) the U.S. holder's adjusted tax basis in such shares. Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder's holding period for such shares is more than one year as of the date of the merger. Long-term capital gains of certain non-corporate U.S. holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of shares of Common Stock at different times or at different prices, such U.S. holder must determine its adjusted tax basis, gain or loss and holding period separately with respect to each block of shares of Common Stock.

Non-U.S. Holders

        The term "non-U.S. holder" means a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) of shares of Common Stock that is not a U.S. holder.

        The receipt of cash by a non-U.S. holder in exchange for shares of Common Stock pursuant to the merger will generally not be subject to U.S. federal income tax unless:

  •
  the gain, if any, on such shares is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder's permanent establishment or fixed base in the United States), in which event (a) the non-U.S. holder will generally be subject to U.S. federal income tax on such gain in the same manner as if it were a U.S. holder and (b) if the non-U.S. holder is a corporation, it may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty);

  •
  the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the exchange of shares of Common Stock for cash pursuant to the merger and certain other conditions are met, in which event the non-U.S. holder will be subject to tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on the gain from the exchange of such shares net of any applicable U.S. source capital losses from sales or exchanges of capital assets recognized during the year; or

  •
  Symetra is or has been a U.S. real property holding corporation (a "USRPHC") as defined in Section 897 of the Code at any time within the five-year period preceding the merger (or the non-U.S. holder's holding period, if shorter), the non-U.S. holder owned (directly, indirectly or constructively) more than five percent of the Common Stock at any time within that five-year period (or the non-U.S. holder's holding period, if shorter), and certain other conditions are satisfied. Symetra believes that, as of the closing date of the merger, Symetra will not have been a USRPHC at any time within the five-year period ending on the closing date of the merger.

Information Reporting and Backup Withholding

        Payments made to U.S. holders in exchange for shares of Common Stock pursuant to the merger generally will be subject to information reporting and may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, U.S. holders should timely complete and return IRS Form W-9 (or its successor form), certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Certain exempt holders (including corporations) generally are not subject to backup withholding. In general, a non-U.S. holder will not be subject to U.S. federal backup withholding or information reporting with respect to cash received by the non-U.S. holder in exchange for shares of Common Stock pursuant to the merger if the non-U.S. holder (i) certifies under penalty of perjury that it is not a United States person (by providing a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8, or any of the successor forms) and the payor does not have actual knowledge or reason to know that the holder is a "United States person" as defined under the Code, or (ii) such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withheld by timely filing a claim for refund with the IRS.

Dividends

        Symetra has paid regular quarterly dividends on its Common Stock. Under the terms of the merger agreement, Symetra will not, and will not permit any Symetra subsidiary to declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) in respect of any of its Securities, other than (i) dividends or distributions by Symetra's wholly-owned subsidiaries to another such subsidiary or to Symetra, (ii) regular quarterly cash dividends by Symetra consistent with past practices to holders of Common Stock, which will not exceed $0.11 per share of Common Stock per calendar quarter, and (iii) the special dividend of $0.50, which was paid on August 28, 2015 to holders of record as of August 10, 2015.

Regulatory Approvals

        Under the HSR Act, the merger may not be completed until certain information and documentary materials have been provided to the Antitrust Division and the FTC by Symetra and Sumitomo, and the applicable waiting period has expired or been terminated. The parties filed the required notifications with the Antitrust Division and the FTC on [                    ], 2015.

        The Antitrust Division and the FTC frequently scrutinize the legality under the U.S. antitrust laws of transactions such as the merger. At any time before or after the merger, any of the Antitrust Division, the FTC or a state attorney general could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of Symetra or Sumitomo or their respective subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

        The insurance laws and regulations of the states of Iowa and New York, jurisdictions where insurance company subsidiaries of Symetra are domiciled, require that, prior to the acquisition of control of an insurance company domiciled in those jurisdictions, the acquiring company must obtain the approval of the insurance regulators of those jurisdictions.

        Rule 1017 of the NASD Rules provides that a FINRA member entity must file an application for approval of a change in the equity ownership of the member that results in one person or entity directly or indirectly owning or controlling 25 percent or more of the equity capital of such member. Symetra Securities, Inc., a FINRA member entity, intends to make such a filing in connection with the merger. In addition to the foregoing, Symetra and Sumitomo may be required to make certain other filings with governmental authorities in connection with the merger.

        The Insurance Business Act of Japan requires Sumitomo to file prior notification with and to obtain prior approval of the JFSA in connection with the merger.

        While we believe that Symetra and Sumitomo will receive the requisite approvals and clearances for the merger, Symetra and Sumitomo may not obtain the regulatory approvals necessary to consummate the merger. Should the FTC, the Antitrust Division, the Iowa Insurance Division, the New York Department of Financial Services, FINRA, the JFSA or any other governmental authority raise objections to the merger, Symetra and Sumitomo have agreed to use reasonable best efforts to resolve such objections, but neither Symetra nor Sumitomo is required to take any action that would result in a burdensome condition. For the purposes of the merger agreement, a burdensome condition is defined as any arrangements, conditions or restrictions that (a) are not conditioned on the consummation of the transactions contemplated by the merger agreement, (b) with respect to certain specified insurance regulatory approvals and filings required to be obtained and made by Sumitomo, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Symetra or (c) with respect to the JFSA approval, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, operations or results of operations of Sumitomo and its subsidiaries (not including Symetra and its subsidiaries), taken as a whole.

Litigation Related to the Merger

        On August 20, 2015, Shiva Y. Stein, a purported stockholder of Symetra ("Plaintiff"), filed a class action complaint against Symetra, each of the members of the Board and each of the Sumitomo Parties in the Superior Court of Washington, King County (the "Washington Court"), purportedly on behalf of certain stockholders of Symetra. The complaint alleges that the members of the Board breached their fiduciary duties in connection with their approval of the merger agreement. It further challenges the decision of the Board to adopt a forum-selection bylaw designating the state and federal courts in the State of Delaware for the resolution of intracorporate disputes. Finally, the complaint alleges that the Sumitomo Parties aided and abetted the alleged breaches of fiduciary duties. Plaintiff asks the Washington Court to (i) declare that the lawsuit can be maintained as a class action, (ii) declare that the merger is unfair, unjust and inequitable to Plaintiff and the other members of Plaintiff's class, (iii) enjoin Defendants from taking any steps necessary to accomplish the merger at an inequitable and unfair price, (iv) in the event that the merger occurs, rescind the merger or award rescissory damages, (v) direct the defendants to account for the damages sustained, (vi) award Plaintiff costs and fees relating to the lawsuit and (vii) grant such other and further relief as the Washington Court may deem just and proper. Symetra and the Board believe these claims are without merit and intend to vigorously defend these actions. Symetra cannot predict the outcome of or estimate the possible loss or range of loss from these matters.

THE MERGER AGREEMENT

        The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read carefully the merger agreement in its entirety as it is the legal document governing the merger and as the rights and obligations of the parties to the merger agreement are governed by the terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

        The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Symetra or modify or supplement any factual disclosures about Symetra in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Symetra. The merger agreement contains representations and warranties by each of the parties to the merger agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement and, in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of Symetra, either of the Sumitomo Parties, or any of their respective subsidiaries or affiliates. In addition, information concerning the subject matter of the representations, warranties and covenants, which do not purport to be accurate as of the date of this proxy statement, may change after the date of the merger agreement, and subsequent information may or may not be fully reflected in this proxy statement or Symetra's public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and instead should be read in conjunction with the other information contained in the reports, statements and filings that Symetra publicly files with the SEC.

The Merger

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Merger Sub will be merged with and into Symetra and, as a result of the merger, the separate corporate existence of Merger Sub will cease, and Symetra will continue as the surviving corporation and a wholly-owned subsidiary of Sumitomo. Symetra will continue to be governed by the DGCL, and all of its rights, privileges, immunities, powers and franchises will continue unaffected by the merger.

        The closing of the merger will occur on the date when the effective time of the merger is to occur. The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties and specified in the certificate of merger.

Effects of the Merger

        At the effective time of the merger, Sumitomo will become the sole owner of Symetra and its businesses. Therefore, current Symetra stockholders will cease to have direct or indirect ownership interests in Symetra or rights as Symetra stockholders, will not participate in any future earnings or growth of Symetra, will not benefit from any appreciation in value of Symetra and will not bear the future risks of Symetra's operations.

        Following completion of the merger, the Common Stock will be delisted from the NYSE and deregistered under the Securities Act and Exchange Act. As a result, there will be no public market for shares of Common Stock. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable to Symetra. After the effective time of the merger, Symetra will also no longer be required to file periodic reports with the SEC on account of shares of Common Stock.

        The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, each to hold office from the effective time of the merger until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation or as otherwise provided by applicable law.

        At the effective time of the merger, the certificate of incorporation and bylaws of Symetra in effect immediately prior to the effective time of the merger will be the certificate of incorporation and bylaws of the surviving corporation until thereafter amended in accordance with their terms or by applicable law.

When the Merger Becomes Effective

        The closing of the merger will take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, 10017, at 10:00 a.m., local time, on a date to be specified by the parties that will be no later than the fourth business day after all of the closing conditions set forth in the merger agreement have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the fulfillment or waiver of those conditions) unless another date or place is agreed to be in writing by Symetra and Sumitomo.

The Merger Consideration and the Conversion of Symetra Capital Stock

        At the effective time of the merger, by virtue of the merger and without any action on the part of Symetra, Merger Sub or Sumitomo's stockholders, each share of Common Stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $32.00 in cash, without interest, less any applicable withholding taxes, other than:

  •
  shares of Common Stock owned by Symetra or Sumitomo or their respective direct or indirect wholly-owned subsidiaries, in each case immediately prior to the effective time, which will, at the effective time of the merger, be cancelled without conversion into the right to receive the merger consideration and no merger consideration will be paid with respect thereto; and

  •
  shares of Common Stock for which appraisal rights have been properly exercised in accordance with Delaware law, which will be entitled to receive, in lieu of the merger consideration, payment of the appraised value of such shares determined in accordance with the provisions of Section 262 of the DGCL unless and until the holders thereof fail to perfect or effectively withdraw, waive or otherwise lose their rights to appraisal and payment under the DGCL (see "Appraisal Rights," beginning on page 88).

        The price to be paid for each share of Common Stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of Symetra, including if Symetra pays a dividend in, splits, combines into a smaller number of shares or issues by reclassification any shares of Common Stock (or undertakes any similar act) prior to the effective time of the merger.

        Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into one fully paid and nonassessable share of common stock of the surviving corporation.

Payment Procedures

        Prior to the effective time of the merger, Sumitomo will designate a U.S. bank or trust company reasonably acceptable to Symetra (the "Exchange Agent") for the purpose of exchanging stock certificates for the per share merger consideration. At or prior to the effective time of the merger, Sumitomo will cause to be deposited with the Exchange Agent the aggregate merger consideration to be paid to Symetra stockholders.

        If you hold your shares of Common Stock in certificated form, as soon as reasonably practicable after the effective time of the merger (and in no event more than two business days thereafter), Sumitomo will or will cause the Exchange Agent to send you a letter of transmittal and instructions advising you how to surrender your stock certificates to the Exchange Agent in exchange for the merger consideration. If you hold your shares in certificated form, you will be paid for each of your shares of Common Stock that is converted into the right to receive your portion of the merger consideration only after you have surrendered your stock certificates to the Exchange Agent together with a properly completed letter of transmittal and any other documents that may be reasonably required by the Exchange Agent. Your portion of the merger consideration will be paid as promptly as practicable following the surrender of your stock certificates to the Exchange Agent. If you hold your shares of Common Stock in non-certificated book-entry form, you will receive your cash payment in respect of those shares as promptly as practicable following the effective time of the merger and the Exchange Agent's receipt of the documents that it requests from you, if any.

        Interest will not be paid or accrue in respect of any cash payments of merger consideration. Sumitomo, the surviving corporation and the Exchange Agent will be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

        If you hold stock certificates and the Exchange Agent is to pay some or all of your merger consideration to a person other than you, you must have your stock certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other similar taxes payable by reason of the transfer or establish to the Exchange Agent's satisfaction that the taxes have been paid or are not required to be paid.

        If you hold your shares of Common Stock in certificated form, you should not forward your stock certificates to the Exchange Agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

Lost Stock Certificates

        If you have lost your stock certificate, or if it has been stolen or destroyed, you will have to provide an affidavit to that fact and, if required by Sumitomo, post a bond in an amount that Sumitomo may reasonably direct as indemnity against any claim that may be made against it in respect of the stock certificate in order for you to receive your portion of the merger consideration from the Exchange Agent in exchange for your lost, stolen or destroyed stock certificate.

        Upon demand, the Exchange Agent will return to Sumitomo all funds in its possession one year after the effective time of the merger. After that time, if you have not received payment of the merger consideration, you may look only to Sumitomo for payment of the merger consideration.

Treatment of Incentive Compensation Awards

        Stock Options.    At the effective time of the merger, without any further action on the part of any holder thereof, each stock option that is outstanding and unexercised immediately prior to the effective time of the merger and that is an in-the-money stock option, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the excess of the per share merger consideration over the per share exercise price of such in-the-money stock option by (ii) the number of shares of Common Stock subject to such in-the-money stock option. At the effective time of the merger, each stock option that is outstanding and unexercised immediately prior to the effective time of the merger and that has a per share exercise price that is equal to or greater than the per share merger consideration, whether or not vested, will be cancelled and the holder of such stock option will not be entitled to receive any payment in exchange for such cancellation.

        Restricted Stock.    At the effective time of the merger, each restricted stock award that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the per share merger consideration by (ii) the number of shares of Common Stock subject to such restricted stock award.

        Performance Units.    At the effective time of the merger, each performance unit award will be cancelled and converted into the right to receive an amount in cash, less any applicable withholding taxes, calculated by determining the amount that would have been paid with respect to such performance unit award for the subject award's full performance period, based on annualized performance for the subject award through the period ended on the December 31 immediately preceding the effective time of the merger as if such annualized performance was achieved over the full subject award period (based on the conditions set for payment of such performance unit award for the subject award period).

Representations and Warranties

        In the merger agreement, Symetra has made customary representations and warranties to the Sumitomo Parties, subject to certain exceptions in the merger agreement and Symetra's disclosure letter that accompanied the merger agreement, with respect to, among other things:

  •
  the due organization, valid existence, good standing, corporate power and authority of Symetra and its subsidiaries;

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  Symetra's capitalization, including, in particular, the number of shares of Common Stock issued and outstanding and reserved for issuance pursuant to Symetra stock plans;

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  Symetra's authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement (subject to receipt of the stockholder approval), and the enforceability of the merger agreement against Symetra;

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  the approval by the Board of the merger agreement and an amendment to Symetra's bylaws to include a forum selection clause;

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  the inapplicability of state anti-takeover statutes to the merger or the other transactions contemplated by the merger agreement;

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  the absence of conflicts with or breaches of Symetra's or its subsidiaries' organizational documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  the timeliness of Symetra's filings with the SEC and of financial statements included in the SEC filings, and the compliance of filings and financial statements with SEC rules and (in the case of financial statements) with United States generally accepted accounting principles applied on a consistent basis ("U.S. GAAP") and the Sarbanes-Oxley Act of 2002, as amended;

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  Symetra's disclosure controls and procedures and internal control over financial reporting;

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  the absence of undisclosed liabilities;

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  the accuracy of this proxy statement (except with respect to information supplied in writing by the Sumitomo Parties or any of their representatives or their affiliates);

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  the conduct by Symetra of its business in the ordinary course since January 1, 2015;

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  litigation or investigations;

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  compliance with laws and permits;

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  tax matters;

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  matters with respect to Symetra's owned and leased real property;

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  matters related to employee benefit plans and the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder;

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  labor and employment matters;

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  intellectual property matters;

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  matters with respect to Symetra's material contracts;

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  environmental matters;

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  matters related to insurance coverage;

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  matters related to Symetra's insurance subsidiaries;

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  matters related to Symetra's statutory statements and examination reports by any governmental authority;

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  matters related to reinsurance;

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  matters related to insurance reserves and actuarial reports;

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  matters related to insurance contracts;

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  conduct of and matters related to Symetra's insurance subsidiaries and distributors;

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  matters related to the separate accounts maintained by the Symetra insurance subsidiaries;

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  matters related to the issuers of insurance contracts and the tax treatment of such contracts;

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  matters related to investment assets;

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  matters related to "investment adviser" status;

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  matters related to broker-dealers;

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  matters related to Symetra's captive insurance company, Symetra Reinsurance Corporation;

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  receipt by the Board of Morgan Stanley's opinion as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of Common Stock; and

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  the absence of undisclosed brokers' fees in connection with the transactions contemplated by the merger agreement.

        Many of the representations and warranties in the merger agreement made by Symetra are qualified by a "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on Symetra). For the purposes of the merger agreement, a "material adverse effect" on Symetra means: (a) a material adverse effect on the business, financial condition, operations or results of operations of Symetra and its subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of Symetra to consummate the merger without material delay or impairment. For purposes of clause (a) above, none of the following will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been, a material adverse effect:

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  any change, circumstance, condition, event, effect, development or state of facts (any of the foregoing, a "Change") generally affecting economic, regulatory or political conditions;

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  any Change generally affecting the financial, credit, securities or other capital markets in the United States or any foreign jurisdiction;

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  any Change generally affecting the industries in which Symetra and its subsidiaries operate;

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  any hurricane, tornado, flood, earthquake, tsunami, volcanic eruption or other natural disaster;

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  any Change in national or international political conditions, including acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism occurring after the date of the merger agreement;

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  any Change occurring after the date of the merger agreement in applicable law, U.S. GAAP or the statutory accounting practices prescribed or permitted by the applicable insurance laws and the insurance regulatory authority of the jurisdiction in which Symetra or its subsidiaries, as applicable, are domiciled ("SAP");

except, with respect to the foregoing bullets, to the extent that the effects of any such matter are disproportionally adverse to the business, financial condition, operations or results of operations of Symetra and its subsidiaries, taken as a whole, as compared to other companies operating in the industries and markets in which Symetra and its subsidiaries operate;

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  the public announcement of the execution of the merger agreement;

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  any communication by Sumitomo regarding plans or intentions with respect to modifications in the employment or business relationship between Symetra or its subsidiaries and their respective employees or distributors following the effective time of the merger;

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  any failure by Symetra or its subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the merger agreement (but not the facts or circumstances underlying or giving rise to such failure);

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  any change in the market price or trading volume of the securities of Symetra (but not the facts or circumstances underlying or giving rise to any such change); or

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  the declaration and payment by Symetra of the special dividend of $0.50 per share of Common Stock that was paid on August 28, 2015.

        In the merger agreement, the Sumitomo Parties made customary representations and warranties to Symetra with respect to, among other things:

  •
  the due organization, valid existence, good standing, corporate power and authority of the Sumitomo Parties;

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  the authority of each of the Sumitomo Parties to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of the Sumitomo Parties;

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  the absence of conflicts with or breaches of the Sumitomo Parties' governing documents, certain agreements or applicable laws as a result of entering into the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

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  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

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  litigation or investigations;

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  the sufficiency of funds necessary to consummate the merger and the other transactions contemplated by the merger agreement;

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  the absence of "interested stockholder" status under the DGCL with regard to ownership of Common Stock by the Sumitomo Parties;

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  the accuracy of the information supplied in writing by the Sumitomo Parties contained in this proxy statement; and

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  the absence of undisclosed brokers' fees in connection with the transactions contemplated by the merger agreement.

        The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger.

Covenants Regarding Conduct of Business by Symetra Pending the Merger

        Except as disclosed in Symetra's disclosure letter that accompanied the merger agreement, expressly provided for by the merger agreement or consented to in writing by Sumitomo (which consent will not be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the effective time of the merger, Symetra will, and will cause each of its subsidiaries to conduct its business in the ordinary course of business consistent with past practices, and will use its reasonable best efforts to preserve intact its business organization and goodwill and relationships with all governmental authorities, customers, suppliers, business associates, distributors, strategic and joint venture partners and others having business dealings with it, to keep available the services of its current officers and key employees and to maintain its current rights and franchises, in each case, consistent with past practices.

        In addition, except as disclosed in Symetra's disclosure letter that accompanied the merger agreement, expressly provided for by the merger agreement, required by applicable law or consented to in writing by Sumitomo (which consent will not be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the effective time of the merger, Symetra will not, nor will it permit its subsidiaries to:

  •
  amend or modify any of the constituent documents of Symetra (as amended as provided for by the merger agreement) or any of its subsidiaries;

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  declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its securities, other than (i) dividends or distributions by wholly-owned subsidiaries of Symetra to another such subsidiary of Symetra or to Symetra, (ii) regular quarterly cash dividends by Symetra consistent with past practices, including as to date of declaration and record date, to holders of Common Stock, which will not exceed $0.11 per share per calendar quarter, or (iii) the special dividend of $0.50 per share of Common Stock, which was paid on August 28, 2015 to holders of record as of August 10, 2015;

  •
  split, combine or reclassify any of its securities or issue or authorize the issuance of any other securities or equity rights in respect of, in lieu of, or in substitution for, its securities, other than issuances of shares of Common Stock in connection with the exercise of equity rights that are outstanding on the date of the merger agreement or granted thereafter in accordance with the merger agreement;

  •
  repurchase, redeem or otherwise acquire or settle any securities or equity rights of Symetra or any of its subsidiaries, or any rights, warrants or options to acquire any such securities, other than (i) the acquisition by Symetra of shares of Common Stock in connection with the surrender of shares of Common Stock by holders of equity rights in order to pay the exercise price thereof, (ii) the withholding of shares of Common Stock to satisfy tax obligations with respect to awards granted pursuant to Symetra's stock plans or pursuant to individual equity compensation award agreements, (iii) the acquisition by Symetra of equity rights of Symetra in connection with the forfeiture of such equity rights or (iv) as required by any benefit plan as in effect on the date of the merger agreement;

  •
  issue, sell, grant, pledge or otherwise encumber any securities, or equity rights of Symetra or any Symetra subsidiary, other than (i) issuances of Common Stock in connection with the exercise of or settlement of equity rights that are outstanding on the date of the merger agreement and (ii) issuance of securities between or among Symetra and any wholly-owned subsidiaries of Symetra;

  •
  merge or consolidate with any person or entity or acquire, directly or indirectly, all or substantially all of the assets or Securities of any other person or entity;

  •
  knowingly (after being advised by Sumitomo that an intended action would violate the covenant set forth in the merger agreement) establish, acquire or dispose of any affiliated person or entity that would become a "subsidiary" (kogaisha, as defined under Article 2, item 12 of the Insurance Business Act of Japan), "subsidiary, etc." (ko houjin tou, as defined under Article 13-5-2, paragraph 3 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) or "affiliate, etc." (kanren houjin tou, as defined under Article 13-5-2, paragraph 4 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) of Sumitomo upon the closing of the merger;

  •
  knowingly (after being advised by Sumitomo that an intended action would violate the covenant set forth in the merger agreement) make any change in lines of business of, or otherwise make such change with respect to, Symetra or any affiliated person or entity that would become a "subsidiary" (kogaisha, as defined under Article 2, item 12 of the Insurance Business Act of Japan), "subsidiary, etc." (ko houjin tou, as defined under Article 13-5-2, paragraph 3 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) or "affiliate, etc." (kanren houjin tou, as defined under Article 13-5-2, paragraph 4 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) of Sumitomo upon the closing date of the merger, as would require a revision to or otherwise affect the application for approval or the filing with the JFSA;

  •
  make any loans, advances or capital contributions to, or investments in, any other person or entity other than (i) by Symetra or any of its wholly-owned subsidiaries to or in Symetra or any of its wholly-owned subsidiaries, (ii) policy loans under insurance contracts in the ordinary course of business consistent with past practices, (iii) pursuant to any contract or other legal obligation existing at the date of the merger agreement set forth in Symetra's disclosure letter that accompanied the merger agreement or (iv) acquisitions of investment assets consistent with the investment policies and guidelines applicable to the Symetra insurance subsidiaries' investment activities in effect as of the date of the merger agreement;

  •
  create, incur, guarantee or assume any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of the merger agreement, except (i) indebtedness incurred in the ordinary course of business consistent with past practices not to exceed $7.5 million in the aggregate, (ii) indebtedness incurred under facilities or lines of credit in existence on the date of the merger agreement, (iii) indebtedness in replacement of existing indebtedness on customary commercial terms, consistent in all material respects with the indebtedness being replaced, and (iv) guarantees by Symetra of indebtedness of wholly-owned subsidiaries of Symetra or guarantees by subsidiaries of Symetra of indebtedness of Symetra;

  •
  make or commit to make any capital expenditure other than in the ordinary course of business consistent with past practice;

  •
  make any material change in the actuarial, underwriting, claims administration, reinsurance, reserving or payment policies, practices or principles of any Symetra insurance subsidiary;

  •
  make any material change to the investment policies and guidelines applicable to the Symetra insurance subsidiaries' investment activities in effect as of the date of the merger agreement or acquire or dispose of any investment assets in any manner inconsistent with such policies and guidelines;

  •
  abandon, modify, waive or terminate any material permit;

  •
  materially amend or, other than pursuant to its current terms, terminate, renew or extend any Symetra contract set forth on Symetra's disclosure letter that accompanied the merger agreement, or enter into any contract that would have been listed on Symetra's disclosure letter that accompanied the merger agreement if in effect on the date of the merger agreement or materially amend any excess reserve financing contract;

  •
  other than in the ordinary course of business consistent with past practices, forgive, cancel or compromise any debt or claim, or waive or release any right, of material value, or fail to pay or satisfy when due any material liability or obligation (other than any such liability or obligation that is being contested in good faith);

  •
  other than as required by any benefit plan, (i) amend or otherwise modify benefits under any benefit plan, (ii) accelerate the payment or vesting of benefits or amounts payable or to become payable under any benefit plan as currently in effect on the date of the merger agreement, (iii) grant any performance unit awards or (iv) terminate or establish any benefit plan;

  •
  except as required by any benefit plan, increase in any respect the compensation or benefits of any directors, officers, employees or agents of Symetra or any of its subsidiaries, provided that Symetra or any subsidiary of Symetra may increase (i) base salaries to non-executive employees, non-executive officers and agents in the ordinary course of business consistent with past practices or (ii) compensation and benefits (other than with respect to any executive officer) in the context of promotions based on job performance or workplace requirements, in the ordinary course of business consistent with past practices, and provided that such increases are consistent with the past practices of increasing compensation and benefits to promoted employees in similar positions;

  •
  enter into or amend or modify any severance, consulting, retention or employment agreement, plan, program or contract, other than (i) in the case of consulting agreements, in the ordinary course of business consistent with past practices or (ii) with respect to new hires or employees (other than any executive officer) in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practices, provided that (A) in the case of new hires, such agreements, plans, programs or contracts, or any amendments or modifications thereto, are consistent with the past practices of entering into such agreements, plans, programs or contracts, for newly hired employees in similar positions and (B) in the case of promotions, such amendments or modifications are consistent with the past practices of making such amendments or modifications for promoted employees in similar positions;

  •
  enter into or otherwise become bound by a collective bargaining agreement or similar labor contract with a labor union, works council, employee committee or representative or other labor organization with respect to employees of Symetra or any of its subsidiaries;

  •
  settle or compromise any proceeding involving claims for monetary damages (excluding settlements and compromises relating to taxes), other than (i) settlements or compromises of claims under insurance contracts within applicable policy limits or (ii) settlements or compromises that require only payments of money by Symetra or its subsidiaries without ongoing limits on the conduct or operation of Symetra or its subsidiaries, which payments of money will not exceed $2.5 million per proceeding or $7.5 million in the aggregate for all such proceedings, or enter into any consent, decree, injunction or similar restraint or form of equitable relief that, individually or in the aggregate, is material to Symetra and its subsidiaries, taken as a whole, or would reasonably be expected to impede or delay in any material respect the consummation of the transactions contemplated by the merger agreement, including obtaining the stockholder approval;

  •
  adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation, recapitalization or other reorganization of Symetra or any of its subsidiaries; provided that any tax election otherwise permitted by the merger agreement will not be prohibited by this covenant;

  •
  other than in the ordinary course of business consistent with past practices, (i) make, revoke or amend any material election relating to taxes, file any material amended tax return or surrender any right to claim a material tax refund, offset or other reduction in tax liability, (ii) settle or compromise any material tax proceeding, (iii) make a request for a written ruling of a taxing authority relating to material taxes, other than any request for a determination concerning qualified status of any benefit plan intended to be qualified under Section 401(a) of the Code, (iv) fail to file, on a timely basis (taking into account any applicable extensions), any material tax return required to be filed or (v) except as required by law, change any method of tax accounting or change the basis for determining any item referred to in Section 807(c) of the Code, in each case, to the extent that such action would reasonably be expected to materially increase the taxes of Symetra or any of its subsidiaries;

  •
  for non-tax purposes, change in any material respect any method of accounting or accounting principles or practices (or any system of internal accounting controls) by Symetra or any of its subsidiaries, except for any such change required by a change in U.S. GAAP or SAP or by a governmental authority or applicable law; or

  •
  agree or commit to do any of the foregoing.

Acquisition Proposals and Change in Recommendation

        Except as otherwise permitted by the merger agreement, Symetra and its subsidiaries will not, and Symetra will cause its representatives not to, directly or indirectly (i) initiate, solicit or knowingly facilitate or encourage any inquiry or the making or announcement of any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal, (ii) participate or engage in or continue any discussions or negotiations regarding, furnish to any person or entity any information or data with respect to, or otherwise cooperate with or knowingly take any other action to facilitate any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal, (iii) enter into any contract providing for an alternative acquisition proposal, (iv) take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination" or similar anti-takeover statute or regulation (including the approval of any person becoming an "interested stockholder" pursuant to Section 203 of the DGCL) inapplicable to any transactions contemplated by an alternative acquisition proposal or (v) resolve, propose or agree to do any of the foregoing.

        However, prior to a vote of Symetra's stockholders in favor of adopting the merger agreement, with respect to any person or entity that has submitted an unsolicited bona fide written alternative acquisition proposal that did not result from a breach of Symetra's obligations under the merger agreement, Symetra may furnish information and data to such person or entity or its representatives pursuant to and in accordance with an acceptable confidentiality agreement and participate and engage in discussions or negotiations with such person or entity or its representatives regarding such alternative acquisition proposal, if and only if, the Board has determined in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such alternative acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal.

        Prior to a vote of Symetra's stockholders in favor of adopting the merger agreement, the Board may effect a change in recommendation (i) upon the occurrence of an intervening event or (ii) if Symetra receives an alternative acquisition proposal that the Board has determined constitutes a superior proposal, if the Board determines in good faith, after consultation with its outside counsel and financial advisor, that failure to do so would be inconsistent with its fiduciary duties to Symetra's stockholders.

        The Board may not effect a change in recommendation unless (i) the Board provides Sumitomo with advance written notice of its intention to do so, which notice will, in the case of the occurrence of an intervening event, include a written description in reasonable detail of such intervening event, and in the case of a superior proposal, attach the most current unredacted version of the proposed agreement relating to such superior proposal (or if there is no proposed agreement, a description in reasonable detail of the material terms and conditions of such superior proposal, including the identity of the person or entity making such superior proposal) and (ii) Sumitomo does not make, within five business days after receipt of such notice (the "Match Period"), a proposal that the Board determines in good faith (taking into account any revisions to the terms of the merger agreement as described below) after consultation with outside legal counsel and its financial advisor, obviates the need for a change in recommendation. Sumitomo will have the Match Period to negotiate with Symetra to make such adjustments in the terms and conditions of the merger agreement as would permit the Board not to effect a change in recommendation. If there is a material change in the facts or circumstances relating to the intervening event or to the terms and conditions of the superior proposal, in each case that gave rise to such change in recommendation, or Symetra receives a superior proposal from another person or entity, then the foregoing will be applicable with respect to a change in recommendation relating to such intervening event or amended or additional superior proposal except that the Match Period will be 3 business days after receipt of such notice.

        As soon as practicable after receipt by Symetra of any alternative acquisition proposal (and in any case within 48 hours after the receipt thereof by an executive officer of Symetra), Symetra will provide oral or written notice to Sumitomo of such alternative acquisition proposal, the identity of the person or entity making any such alternative acquisition proposal and the material terms and conditions of such alternative acquisition proposal. Symetra will keep Sumitomo reasonably informed on a prompt basis (and in any event within 48 hours) with respect to any change to price or other material terms of such alternative acquisition proposal. Symetra will, promptly upon receipt or delivery thereof (and in any event within 48 hours), provide Sumitomo (or its outside counsel) with copies of material documents comprising such alternative acquisition proposal and any amendments thereto.

        The merger agreement permits Symetra to disclose to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to any alternative acquisition proposal; however, any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, a rejection of or recommendation against any applicable alternative acquisition proposal or a reaffirmation of the recommendation that Symetra stockholders approve the proposal to adopt the merger agreement will be deemed to be a change in recommendation and neither Symetra nor the Board may effect a change in recommendation except in accordance with the requirements described above.

        For the purposes of the merger agreement, an "alternative acquisition proposal" means any proposal or offer from any person or entity for a direct or indirect (a) merger, binding share exchange, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving Symetra, pursuant to which such person or entity (or its stockholders) would acquire, directly or indirectly, 15% or more of the aggregate voting power of Symetra or of the surviving entity in a merger involving Symetra or the resulting direct or indirect parent of Symetra or such surviving entity, (b) acquisition of 15% or more of the consolidated assets (based on the fair market value thereof) of Symetra and its subsidiaries, taken as a whole, in one or a series of related transactions (including by way of reinsurance or otherwise) or (c) purchase, tender offer, exchange offer or other acquisition (including by way of merger, consolidation, share exchange or otherwise) that if consummated would result in the beneficial ownership by any person of securities representing 15% or more of the then-outstanding Common Stock (or of the shares of the surviving entity in a merger or of the direct or indirect parent of the surviving entity in a merger, in each case involving Symetra), in each case other than the merger or the other transactions contemplated by the merger agreement.

        For the purposes of the merger agreement, a "superior proposal" means any bona fide binding written alternative acquisition proposal (with the percentages set forth in the definition of such term changed from 15% to 50%) made by any person or entity (other than Sumitomo or Merger Sub) (a) that has not been withdrawn and did not result from a breach by Symetra of the restrictions set forth in the acquisition proposals covenant and that the Board has determined in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) is more favorable to Symetra's stockholders than the merger and the other transactions contemplated by the merger agreement (taking into account any proposals by Sumitomo to amend the terms of the merger agreement), after giving due consideration to whether the alternative acquisition proposal is (a) more favorable from a financial point of view to the stockholders of Symetra than the transactions contemplated by the merger agreement and (b) reasonably capable of being completed, taking into account, in the case of both clause (a) and (b), all legal, financial, regulatory, timing and other aspects of such alternative acquisition proposal, including the identity of the person or entity making such alternative acquisition proposal.

        For the purposes of the merger agreement, an "intervening event" means a material Change with respect to Symetra and its subsidiaries or the business of Symetra and its subsidiaries, in each case taken as a whole, that (i) is unknown by the Board as of or prior to the date of the merger agreement,

(ii) is not reasonably foreseeable as of the date of the merger agreement and (iii) first occurs, arises or becomes known to the Board after the date of the merger agreement and on or prior to the date on which the approval of the stockholders of Symetra is obtained with respect to the merger and the merger agreement, provided that the receipt by Symetra of an alternative acquisition proposal will not be deemed to constitute an intervening event.

Employee Matters

        From and after the effective time of the merger, Sumitomo and its subsidiaries (including the surviving corporation and its subsidiaries) will honor all employee benefit plans and compensation arrangements and agreements of Symetra and its subsidiaries in accordance with their terms as in effect immediately prior to the effective time of the merger. Sumitomo will have no obligation to continue any specific employee benefit plans. For a period of one year following the effective time of the merger, the surviving corporation and its subsidiaries will provide or cause to be provided to each Continuing Employee, unless otherwise agreed between Sumitomo and any such Continuing Employee:

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  at least the same level of base salary or wages (as applicable) and target cash incentive bonus opportunities and commission opportunities as were made available to such Continuing Employee by Symetra and its subsidiaries in effect immediately prior to the date of the execution of the merger agreement; and

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  employee benefits (other than equity or equity-based benefits, performance award units and cash incentive bonus and commission opportunities) that are, in the aggregate, at least as favorable as those provided as of the date of the execution of the merger agreement to such Continuing Employee by Symetra and its subsidiaries pursuant to their benefit plans.

        Sumitomo will cause the surviving corporation and its subsidiaries to provide to each Continuing Employee whose employment is involuntarily terminated by the surviving corporation or its subsidiary without cause during the one-year period following the effective time of the merger severance benefits at least as favorable as the severance benefits that would have been payable by Symetra and its subsidiaries in the ordinary course of business consistent with past practices but not in excess of one year (52 weeks) of base salary or wages, as applicable.

        Except to the extent necessary to avoid the duplication of benefits, the surviving corporation will recognize each Continuing Employee's years of service before the effective time of the merger as if such service had been performed with Sumitomo or its affiliates (i) for all purposes under the Symetra employee benefit plans maintained by the surviving corporation or its affiliates after the effective time of the merger (to the extent such plans, programs or contracts cover the Continuing Employee), (ii) for purposes of eligibility and vesting under any employee benefit plans and programs of the surviving corporation or its affiliates other than the benefit plans in which the Continuing Employee participates after the effective time of the merger and (iii) for benefit accrual purposes under any surviving corporation benefit plan that is a vacation or severance plan in which the Continuing Employee participates after the effective time of the merger.

        With respect to any welfare plan maintained by the surviving corporation or its affiliates in which Continuing Employees are eligible to participate after the effective time of the merger, the surviving corporation and its affiliates will use their reasonable best efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the corresponding welfare plans maintained by Symetra or its affiliates prior to the effective time of the merger and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid by such Continuing Employee prior to the effective time of the merger in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

        All fiscal year 2015 bonus amounts payable under any benefit plan will be calculated and paid in the ordinary course of business and consistent with past practices to all eligible employees. However, (i) if the closing date of the merger occurs on the last day of, or following the end of, fiscal year 2015, such bonus amounts will be calculated based on actual results and performance achieved in respect of fiscal year 2015, or (ii) if the closing date of the merger occurs prior to the end of fiscal year 2015, such bonus amounts will be calculated based on actual performance in respect of fiscal year 2015 (calculated on a pro forma basis through the closing date of the merger), and in the case of either (i) or (ii), such bonus amounts will be paid in the ordinary course of business but no later than March 15, 2016. Additionally, if the closing date of the merger occurs in fiscal year 2016, to the extent that Symetra establishes annual bonus opportunities and applicable performance targets for eligible employees in respect of fiscal year 2016, such annual bonus opportunities and applicable performance targets will be established in the ordinary course of business and consistent with past practices, and will be substantially consistent with those provided in fiscal year 2015. Performance targets for fiscal year 2016 will remain subject to revision, in the reasonable discretion of Sumitomo, following the closing of the merger in order to appropriately reflect the acquisition by Sumitomo and changes to the business of Symetra and its subsidiaries as a result of such acquisition.

        The merger agreement also provides that the purchase period in effect on the date of the merger agreement will be the final purchase period under the ESPP, and that all ESPP purchase rights will be exercised on the earlier to occur of (i) the scheduled purchase date for the purchase period that was in effect on the date of the merger agreement and (ii) the date that is seven business days prior to the closing date of the merger (with any payroll deductions not applied to the purchase of shares of stock returned to the participant). All shares of Common Stock so purchased will be exchanged for cash in the merger. Prior to the effective time of the merger, Symetra will terminate the ESPP, and no further ESPP purchase rights will be granted or exercised under the ESPP.

Other Covenants and Agreements

        Symetra and Sumitomo have made certain other covenants to and agreements with each other regarding various other matters including:

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  Access to information:  Symetra will, and will cause its subsidiaries to, afford to Sumitomo and its representatives reasonable access during normal business hours to the respective properties, books, records, contracts, commitments and personnel of Symetra and its subsidiaries and all other information as Sumitomo and its representatives may reasonably request;

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  Stockholder litigation:  Symetra will promptly advise Sumitomo of any proceedings brought by any of Symetra's stockholders against Symetra or its directors or officers relating to the merger agreement or the transactions contemplated by the merger agreement, will keep Sumitomo fully informed regarding any such litigation, will give Sumitomo the opportunity to participate in (subject to a customary joint defense agreement) but not control such litigation, and will not settle any such litigation without the prior written consent of Sumitomo, such consent not to be unreasonably withheld, delayed or conditioned; and

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  Fees and expenses:  whether or not the merger is completed, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses.

Consents and Approvals

        The merger agreement provides that Symetra and Sumitomo will use, and will cause their respective affiliates to use, reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate promptly the merger and the other transactions contemplated by the merger agreement, including:

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  determining all necessary or, in the reasonable judgment of Symetra and Sumitomo, advisable filings with any governmental authority necessary to consummate the merger and the other transactions contemplated by the merger agreement;

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  preparing and filing as promptly as practicable documentation necessary to effect such filings;

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  obtaining all approvals from any governmental authority or third party necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement; and

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  defending any proceeding, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement.

        More information on the required regulatory approvals and notices is available in the section titled "The Merger—Regulatory Approvals" beginning on page 65.

        Symetra and Sumitomo have agreed, subject to certain limitations, to:

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  use reasonable best efforts to furnish to the other party information required for any filings;

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  give each other reasonable prior notice of any communication with, and any proposed understanding, undertaking or contract with, any governmental authority regarding any such filings; and

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  use reasonable best efforts to resolve any objections asserted by any governmental authority with respect to the transactions contemplated by the merger agreement under any applicable insurance laws or the HSR Act.

        Notwithstanding any other terms of the merger agreement to the contrary, nothing in the merger agreement will be deemed to require Symetra or Sumitomo or any of their respective subsidiaries to agree to or take any action that would result in a burdensome condition.

        For the purposes of the merger agreement, a "burdensome condition" means any arrangements, conditions or restrictions that (i) are not conditioned on the consummation of the transactions contemplated by the merger agreement in accordance with the terms thereof, (ii) with respect to certain insurance regulatory approvals, would reasonably be expected to have, individually or in the aggregate, a material adverse effect, or (iii) as to JFSA approval, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, operations or results of operations of Sumitomo and its subsidiaries (not including Symetra and its subsidiaries), taken as a whole.

Conditions to the Merger

        Conditions to Each Party's Obligations.    Each party's obligation to consummate the merger is subject to the satisfaction or waiver (if permissible under applicable law) on or prior to the closing date of the merger of the following conditions:

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  the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock at the special meeting, or any adjournment or postponement thereof, in favor of the proposal to adopt the merger agreement;

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  the expiration or termination of any applicable waiting period under the HSR Act;

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  the receipt of certain specified approvals of governmental authorities, including approvals of the JFSA, the Iowa Insurance Division, the New York State Department of Financial Services and the Financial Industry Regulatory Authority (in connection with a change in ownership or control of Symetra Securities, Inc. under NASD Rule 1017), and expiration or termination of all waiting periods required by applicable law with respect to such approvals, in each case without the imposition of a burdensome condition; and

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  the absence of any laws, temporary restraining orders, preliminary or permanent injunctions or other orders, judgments, decisions, opinions or decrees issued by a court or other governmental authority of competent jurisdiction and remaining in effect, having the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

        Conditions to Symetra's Obligations.    The obligations of Symetra to effect the merger are subject to the satisfaction of, or waiver (if permissible under applicable law) by Symetra, on or prior to the closing date of the merger of the following additional conditions:

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  the representations and warranties of the Sumitomo Parties with respect to authorization, board approval and the absence of undisclosed brokers' fees in connection with the transactions contemplated by the merger agreement must be true and correct in all respects both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date, and all other representations and warranties of Sumitomo (made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or "material adverse effect") must be true and correct both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date (except to the extent made as of another specified date prior to the date of the merger agreement, in which case as of such date), except where the failure of such representations and warranties to be true and correct as so made would not prevent or materially impair or materially delay the ability of the Sumitomo Parties to consummate the merger;

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  the Sumitomo Parties must have performed or complied in all material respects with all covenants and agreements required to be performed by them under the merger agreement at or prior to the date of the closing of the merger; and

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  Symetra must have received a certificate of a duly authorized officer of Sumitomo to the effect that the foregoing two conditions have been satisfied.

        Conditions to Obligations of Sumitomo Parties.    The obligations of the Sumitomo Parties to effect the merger are subject to the satisfaction of, or waiver (if permissible under applicable law) by Symetra, on or prior to the closing date of the merger of the following additional conditions:

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  (i) the representations and warranties of Symetra with respect to the number of shares of Common Stock issued and outstanding and reserved for issuance pursuant to Symetra stock plans must be true and correct as of the date of the merger agreement (except for de minimis breaches not involving more than 10,000 shares of Common Stock), (ii) the representations and warranties of Symetra with respect to authorization, board approval, voting requirements, takeover statutes and the absence of undisclosed brokers' fees in connection with the transactions contemplated by the merger agreement must be true and correct in all material respects, both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date, (iii) the representations and warranties of Symetra with respect to the absence of certain changes since January 1, 2015 must be true and correct both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date, and (iv) all other representations and warranties of Symetra (made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or "material adverse effect") must be true and correct both as of the date of the merger agreement and as of the closing date of the merger, as though made on and as of the closing date (except to the extent made as of another specified date prior to the date of the merger agreement, in which case as of such date), except, with respect to clause (iv), where the failure of such representations and warranties to be true and correct as so made would not, individually or in the aggregate, have a material adverse effect on Symetra;

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  Symetra must have performed or complied in all material respects with all covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date of the merger; and

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  Sumitomo must have received a certificate of a duly authorized officer of Symetra to the effect that the foregoing two conditions have been satisfied.

Termination of the Merger Agreement

        Symetra and Sumitomo may terminate the merger agreement by mutual written consent at any time before the effective time of the merger. In addition, with certain exceptions, either Symetra or Sumitomo may terminate the merger agreement at any time before the effective time of the merger if:

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  the merger has not been completed by May 11, 2016 (the "end date") and the party seeking to terminate the merger agreement has not failed to perform in all material respects its obligations under the merger agreement in any manner that was the primary cause of the failure to consummate the merger on or before the end date (unless the merger has not been completed solely due to the failure to obtain the required governmental approvals under the merger agreement, in which case the end date will automatically be extended to August 11, 2016);

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  a law has been adopted or promulgated, or a temporary restraining order, preliminary or permanent injunction or other order, judgment, decision, opinion or decree has been issued by a court or other governmental authority of competent jurisdiction and remains in effect and becomes final and non-appealable, with the effect of making the merger illegal or otherwise prohibiting the consummation of the merger, and the party seeking to terminate the merger agreement has complied in all material respects with its obligations to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to consummate promptly the merger and the other transactions contemplated by the merger agreement; or

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  the meeting of Symetra's stockholders, including any adjournments or postponements thereof, in each case at which a vote on the adoption of the merger agreement was taken, has concluded and the stockholder approval has not been obtained.

        Sumitomo may also terminate the merger agreement if:

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  Symetra has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure to perform is incapable of being cured by Symetra prior to the end date and would result in a failure of certain conditions to the obligations of the Sumitomo Parties to consummate the merger;

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  prior to the special meeting, the Board has effected a change in recommendation within a period of 15 business days immediately preceding the date of termination; or

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  prior to the special meeting, following the receipt by Symetra of an alternative acquisition proposal (other than a tender offer), the Board has not publicly reaffirmed its recommendation that Symetra stockholders vote in favor of adopting the merger agreement and fails to do so through a press release or similar means within five business days after the date Sumitomo requests in writing that Symetra do so, which request may be delivered by Sumitomo only (i) once with respect to any alternative acquisition proposal and (ii) during the 30-day period immediately prior to the date on which the special meeting is scheduled at the time of such request.

        Symetra may also terminate the merger agreement if:

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  either of the Sumitomo Parties has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure to perform is incapable of being cured by the applicable Sumitomo Party prior to the end date and would result in a failure of certain conditions to the obligations of Symetra to consummate the merger; or

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  Symetra, when permitted to do so under the terms of the merger agreement, (i) effects a change in recommendation as a result of its receipt of a superior proposal and (ii) enters into a definitive written agreement providing for such superior proposal concurrently with or immediately following the termination of the merger agreement (in which case, as described below, Symetra must pay Sumitomo a termination fee in accordance with the terms of the merger agreement).

Termination Fees

        Symetra has agreed to pay Sumitomo a termination fee of $95 million in cash in the event that:

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  the merger agreement is terminated by Sumitomo because (i) prior to the special meeting, the Board has effected a change in recommendation within a period of 15 business days immediately preceding the date of such termination or (ii) prior to the special meeting and following the receipt by Symetra of an alternative acquisition proposal (other than a tender offer), the Board has not publicly reaffirmed its recommendation that Symetra's stockholders vote to adopt the merger agreement and fails to do so through a press release or similar means within five business days after the date Sumitomo requests in writing that Symetra do so, which request may be delivered by Sumitomo only (A) once with respect to any alternative acquisition proposal and (B) during the 30-day period immediately prior to the date on which the special meeting is scheduled at the time of such request;

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  the merger agreement is terminated either:

              (i)  by Symetra or Sumitomo because the merger has not been consummated by the end date, without the special meeting having occurred, and all of the conditions precedent to closing have been satisfied (other than the stockholder approval having been obtained); or

             (ii)  because the special meeting has concluded and the stockholder approval has not been obtained or Symetra has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure to perform is incapable of being cured by Symetra prior to the end date and would result in a failure of certain conditions to the obligations of the Sumitomo Parties to consummate the merger;

    and, in the case of either clauses (i) or (ii), both of the following conditions are satisfied:

            (A)  an alternative acquisition proposal has been publicly announced or has otherwise become publicly known or any person or entity has publicly announced or communicated an intention to make an alternative acquisition proposal at any time after August 11, 2015 and prior to the date of the special meeting (or prior to the date of termination of the merger agreement if the special meeting is not held) and at the time of termination, the alternative acquisition proposal or the intention to make an alternative acquisition proposal has not been publicly withdrawn or repudiated; and

            (B)  within 12 months of such termination, Symetra either consummates a transaction contemplated by an alternative acquisition proposal or enters into a definitive agreement to consummate a transaction contemplated by any alternative acquisition proposal and Symetra thereafter consummates such alternative acquisition proposal, whether or not within such 12-month period (with all references to 15% in the definition of alternative acquisition proposal changed to 50% for purposes of determining satisfaction of this clause (B)); or

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  the merger agreement is terminated by Symetra because it has, when permitted to do so under the terms of the merger agreement, effected a change in recommendation as a result of its receipt of a superior proposal and Symetra enters into a definitive written agreement providing for such superior proposal concurrently with or immediately following the termination of the merger agreement.

        Symetra has also agreed to pay Sumitomo all of the reasonable, documented out-of-pocket expenses, not to exceed $20 million in the aggregate (the "expense reimbursement"), of Sumitomo and its affiliates, in the event that the merger agreement is terminated either (i) by Sumitomo or Symetra because the merger has not been consummated by the end date, without the special meeting having occurred, and all of the conditions precedent to closing have been satisfied (other than the stockholder approval having been obtained), or (ii) because the special meeting has concluded and the stockholder approval has not been obtained or Symetra has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure to perform is incapable of being cured by Symetra prior to the end date and would result in a failure of certain conditions to the obligations of the Sumitomo Parties to consummate the merger, and, in the case of either clauses (i) or (ii), an alternative acquisition proposal has been publicly announced or has otherwise become publicly known or any person or entity has publicly announced or communicated an intention to make an alternative acquisition proposal at any time after August 11, 2015 and prior to the date of the special meeting (or prior to the date of termination of the merger agreement if the special meeting is not held) and at the time of termination, the alternative acquisition proposal or the intention to make an alternative acquisition proposal has not been publicly withdrawn or repudiated.

        Additionally, if the preceding expense reimbursement is not applicable, Symetra has agreed to pay the expense reimbursement to Sumitomo in the event that the merger agreement is terminated by Sumitomo because Symetra has breached or failed to perform any of its representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure to perform (A) is incapable of being cured by Symetra prior to the end date and (B) would result in a failure of Sumitomo's closing conditions in respect of (1) the accuracy of Symetra's representations and warranties or (2) Symetra's performance or compliance with its covenants under the merger agreement.

        Sumitomo has agreed to pay the expense reimbursement to Symetra in the event that the merger agreement is terminated by Symetra because either Sumitomo or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or agreements contained in the merger agreement and such breach or failure to perform (A) is incapable of being cured by Sumitomo or Merger Sub prior to the end date and (B) would result in a failure of Symetra's closing conditions in respect of (1) the accuracy of Sumitomo's and Merger Sub's respective representations and warranties or (2) Sumitomo's and Merger Sub's performance or compliance with their respective covenants under the merger agreement.

Amendment of the Merger Agreement

        The merger agreement may be amended by the parties to the merger agreement, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the merger by the stockholders of Symetra, but after such approval, no amendment will be made that by law or in accordance with the rules of the NYSE requires further approval by such stockholders without such further approval. Notwithstanding the preceding sentence, no amendment will be made to the merger agreement after the effective time of the merger. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Governing Law and Jurisdiction

        The merger agreement is to be interpreted, construed and governed by and in accordance with Delaware law, without regard to its rules of conflicts of law. Each party to the merger agreement has irrevocably agreed to submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware with respect to all matters arising out of or relating to the merger agreement, the interpretation and enforcement of the provisions of the merger agreement, and of the documents referred to in the merger agreement and in respect of the transactions contemplated by the merger agreement and have agreed not to commence any litigation relating to such matters except in such a Delaware state or federal court, provided that suit for the recognition or enforcement of any judgment obtained in any court of the State of Delaware or federal court of the United States of America located in the State of Delaware may be brought in any other court of competent jurisdiction following final determination of the applicable matter.

Specific Performance

        The parties to the merger agreement are entitled (in addition to any other remedy that they may be entitled in law, equity or otherwise) to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

VOTING AGREEMENTS BETWEEN SUMITOMO AND CERTAIN SYMETRA STOCKHOLDERS

        In order to induce Sumitomo to enter into the merger agreement, concurrently with the execution and delivery of the merger agreement on August 11, 2015, each of the Significant Stockholders entered into voting agreements with Sumitomo. As of August 28, 2015, the Significant Stockholders beneficially owned, in the aggregate, 40,611,258 shares of Common Stock, or approximately 35% of the outstanding shares of Common Stock.

        The following is a summary description of the voting agreements. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. The summary of the material terms of the voting agreements below and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreements, which were filed as Exhibits 99.1 and 99.2 to the Current Report on Form 8-K of Symetra filed on August 11, 2015.

Agreement to Vote

        The Significant Stockholders agreed that each will, at any meeting of Symetra stockholders (whether annual or special and whether or not an adjourned or postponed meeting) or in any other circumstances upon which a vote or other approval of the merger agreement by Symetra stockholders is sought:

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  when such a meeting of Symetra stockholders is held, appear at such meeting or otherwise cause its shares to be counted as present thereat for the purpose of establishing a quorum; and

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  vote (or cause to be voted) at such meeting its shares in favor of adopting the merger agreement and any other actions reasonably requested by Symetra and presented to the stockholders of Symetra with the affirmative recommendation of the Board that are necessary or desirable in connection with the adoption of the merger agreement by the stockholders and the transactions contemplated by the merger agreement (provided that, in each case, the merger agreement has not been amended or otherwise modified in a manner materially adverse to such Significant Stockholder).

Non-Solicitation

        Additionally, the Significant Stockholders have each agreed that it will not, and will cause its subsidiaries and representatives not to, directly or indirectly:

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  initiate or solicit any inquiry or the making or announcement of any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal;

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  participate or engage in or continue any discussions or negotiations regarding, furnish any information or data with respect to, or otherwise cooperate with or knowingly take any other action to facilitate any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal;

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  enter into any contract or letter of intent, memorandum of understanding or agreement in principle providing for an alternative acquisition proposal; or

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  resolve, propose or agree to do any of the foregoing.

Transfer Restrictions

        The Significant Stockholders have agreed to certain restrictions on the transfer of their respective shares prior to the obtaining of stockholder approval of the merger. Each has agreed not to, directly or indirectly:

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  prior to obtaining the stockholder approval, transfer or enter into any contract, option or other arrangement or understanding (including any profit sharing agreement) with respect to the transfer of, any of its shares to any person or entity;

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  prior to obtaining the stockholder approval, enter into any voting arrangement, whether by proxy, voting agreement or otherwise, or grant a proxy or power of attorney with respect to any of its shares that conflicts or is inconsistent with the applicable voting agreement; or

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  take any action that would make any of its representations or warranties untrue or incorrect or would restrict, limit or interfere with the performance of its obligations under the voting agreement.

Termination

        Each voting agreement and all obligations of the parties thereunder will terminate upon the earliest of: (i) August 11, 2016, (ii) the effective time of the merger, (iii) the termination of the merger agreement in accordance with its terms, (iv) the entry without the prior written consent of the applicable Significant Stockholder into any amendment or modification to the merger agreement that results in a decrease in the per share merger consideration or a change in the type of consideration payable or otherwise causes a change that is materially adverse to the applicable Significant Stockholder and (v) the mutual written agreement of the applicable Significant Stockholder and Sumitomo.

APPRAISAL RIGHTS

        Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the "fair value" of your shares of Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply precisely with the provisions of Section 262 of the DGCL ("Section 262") in order to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a Symetra stockholder in order to dissent from the merger and perfect appraisal rights. All references in this summary to a "stockholder" are to the record holder of shares of Common Stock unless otherwise indicated.

        THIS SUMMARY, HOWEVER, IS NOT A COMPLETE STATEMENT OF ALL APPLICABLE REQUIREMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262, THE FULL TEXT OF WHICH APPEARS IN ANNEX C TO THIS PROXY STATEMENT. FAILURE TO FOLLOW PRECISELY ANY OF THE STATUTORY PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. MOREOVER, DUE TO THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL, STOCKHOLDERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS ARE ENCOURAGED TO SEEK THE ADVICE OF LEGAL COUNSEL. THIS SUMMARY DOES NOT CONSTITUTE ANY LEGAL OR OTHER ADVICE, NOR DOES IT CONSTITUTE A RECOMMENDATION THAT YOU EXERCISE YOUR RIGHTS TO SEEK APPRAISAL UNDER SECTION 262.

        Beneficial owners of shares of Common Stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. In the event a record owner, such as a broker, who holds shares of Common Stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner.

        IF YOU HOLD YOUR SHARES OF COMMON STOCK IN A BROKERAGE ACCOUNT OR IN OTHER NOMINEE FORM AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BROKER OR THE OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY THE NOMINEE.

        Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders' meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to Symetra stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 and a copy of the full text of

Section 262 is attached hereto as Annex C. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares, you must satisfy EACH of the following conditions:

  •
  You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal is separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement that you may choose to submit. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

  •
  You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement and will also constitute a waiver of your appraisal rights in respect of the shares so voted and nullify any previously filed written demands for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must instruct the proxy holder to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement.

  •
  You must hold shares of Common Stock on the date of the written demand for appraisal and must continue to hold your shares of Common Stock through the effective time of the merger. Therefore, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time of the merger will lose any right to appraisal with respect to such shares.

        If you fail to comply with any of these conditions and the merger is completed, among the other requirements of Section 262, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of Common Stock.

        All demands for appraisal pursuant to Section 262 should be addressed to Symetra Financial Corporation, c/o Corporate Secretary's Office, 777 108th Avenue NE, Suite 1200, Bellevue, WA 98004, and must be delivered before the vote on the adoption of the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of Common Stock.

        Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the adoption of the merger agreement. At any time within 60 days after the effective time of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined an appraisal proceeding as a named party, has the right to withdraw such stockholder's demand for appraisal and to accept the cash payment specified by the merger agreement for his or her shares of Common Stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective time of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal rights have been received by us and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the "fair value" of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon Symetra, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's demand for appraisal. There is no present intent on the part of Symetra to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Symetra will file such a petition or that Symetra will initiate any negotiations with respect to the "fair value" of such shares. If no party files a petition for appraisal within 120 days after the effective time of the merger, then you will lose the right to an appraisal and will instead be entitled to receive the merger consideration. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Common Stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares, determining their "fair value" exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the "fair value". Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262.

        When the "fair value" is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

        In determining "fair value", the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining "fair value" in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company."

        The Delaware Supreme Court has stated that in making this determination of "fair value", the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        You should be aware that the "fair value" of your shares of Common Stock as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

        Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Common Stock is less than the per share merger consideration.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time of the merger; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger or thereafter with the written approval of Symetra, then the right of that stockholder to appraisal will cease. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective time of the merger.

        In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262, Section 262 will govern.

CURRENT MARKET PRICE OF COMMON STOCK

        Our Common Stock is traded on the NYSE under the symbol "SYA". On [                  ], 2015, there were [                  ] registered stockholders of our Common Stock. Below is a summary of the NYSE high and low sales prices of shares of Common Stock on the NYSE, as reported in published financial sources as well as the cash dividend paid per share for the periods specified below. The closing sale price of Common Stock on the NYSE (i) was $25.12 per share on August 5, 2015, the last full trading day prior to the Common Stock trading ex-dividend, and (ii) was $24.47 per share on August 6, 2015, the last full trading day before the release of media reports regarding the merger. You are encouraged to obtain current market quotations for Common Stock in connection with voting your shares.

        Under the merger agreement, Symetra is prohibited from paying dividends other than the $0.50 special dividend that was paid on August 28, 2015 or other quarterly cash dividends not to exceed $0.11 per share per calendar quarter.

	High	Low	Dividend Declared
2013
First Quarter	$13.97	$12.63	$0.08
Second Quarter	$15.66	$12.92	$0.08
Third Quarter	$18.64	$16.30	$0.09
Fourth Quarter	$19.19	$17.65	$0.09
2014
First Quarter	$20.55	$18.25	$0.10
Second Quarter	$23.10	$19.32	$0.10
Third Quarter	$24.82	$22.42	$0.10
Fourth Quarter	$24.11	$21.37	$1.40
2015
First Quarter	$23.49	$20.31	$0.11
Second Quarter	$25.87	$23.29	$0.11
Third Quarter (through August 28, 2015)	$31.64	$23.89	$0.61

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        If the merger is completed prior to our 2016 annual meeting of stockholders, we will not have public stockholders, and there will be no public participation in any future meetings of stockholders. However, if the merger is not consummated prior to our 2016 annual meeting of stockholders, we will hold such meeting and will provide notice of or otherwise publicly disclose the date on which such meeting will be held. If we have public stockholders at the time of our 2016 meeting, stockholder proposals and director nominations will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2016 annual meeting of the stockholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws.

        Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board proposals to be considered for submission to the stockholders at, and included in the proxy materials for, our 2016 annual meeting of stockholders. In order to be considered for inclusion in the proxy materials to be disseminated by the Board, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be received at Symetra Financial Corporation, Computershare, P.O. Box 43006, Providence, RI 02940-3006, no later than November 26, 2015.

        Under Symetra's Amended Bylaws, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to Symetra's notice of meeting. For nominations or business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of Symetra and any such proposed business other than the nomination of persons for election to the Board must constitute a proper matter for stockholder action. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Symetra not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. To be in proper written form, a stockholder's notice to the Secretary of Symetra shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend Symetra's bylaws, the language of the proposed amendment; (iii) the name and address, as they appear on Symetra's books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of capital stock of Symetra that are beneficially owned or owned of record by the stockholder and the beneficial owner; (v) any material interest of the stockholder in such business; (vi) a representation that the stockholder is a holder of record of stock of Symetra entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and (vii) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified Symetra of his or her intention to make a nomination or present a proposal at an annual meeting and such stockholder's nominee or proposal has been included in a proxy statement that has been prepared by management of Symetra to solicit proxies for such annual meeting; provided, that if such stockholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, Symetra need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by Symetra. For the purposes hereof, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of stockholders. Symetra may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of Symetra. A stockholder who wishes to present a matter for action at Symetra's 2016 annual meeting, but chooses not to do so under Rule 14a-8, must deliver to the Secretary no earlier than Saturday, January 8, 2016 and no later than Sunday, February 7, 2016, written notice containing the information set forth above.

HOUSEHOLDING ISSUES

        The SEC has adopted rules that permit companies and intermediaries (such as a broker, bank or other nominee) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our proxy materials, including this proxy statement and other proxy materials, unless the affected stockholder has provided contrary instructions to Symetra or its broker, bank or other nominee, as applicable. This procedure provides extra convenience for stockholders and cost savings for companies.

        Some banks, brokers and other nominees may be participating in the practice of "householding" proxy statements, including this proxy statement. This means that only one notice or one set of proxy materials may have been sent to multiple stockholders in your household. The bank, broker or other nominee will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. Symetra also will promptly deliver a separate copy of the notice or proxy materials to you if you contact us at the following address or telephone number: Symetra Financial Corporation, Investor Relations, 777 108th Avenue NE, Suite 1200, Bellevue, WA 98004, telephone (425) 256-5351. If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee.

DELISTING OF COMPANY COMMON STOCK

        If the merger is completed, we expect that the Common Stock will be delisted from the NYSE and we will no longer file periodic reports with the SEC on account of the Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the number of shares of Common Stock and Common Stock equivalents beneficially owned as of August 28, 2015 (unless otherwise noted) by each current director, each of the executive officers named in the Summary Compensation Table and all current directors and executive officers of Symetra as a group.

Name of Beneficial Owner*	Beneficially Owned Shares(1)	Percent of Class(2)
Lowndes A. Smith	10,000	**
Peter S. Burgess	7,000	**
David T. Foy(3)	20,662,379	17.8%
Lois W. Grady	7,000	**
Sander M. Levy	25,000	**
Robert R. Lusardi	10,225	**
Thomas M. Marra(4)	513,550	**
Margaret A. Meister(5)	161,394	**
Michael W. Fry(6)	71,607	**
Daniel R. Guilbert(7)	77,518	**
David S. Goldstein(8)	16,225	**
All directors and executive officers as a group (14 persons)		18.6%

*
George McKinnon was an executive officer for whom disclosure was required in Symetra's most recent annual meeting proxy statement. However, Mr. McKinnon ceased his employment with Symetra on June 30, 2014 and is therefore not included in this table.

**
Represents ownership of less than 1%.

(1)
Represents shares of Common Stock unless otherwise noted.

(2)
Percentage of beneficial ownership is based on 116,154,402 shares of Common Stock outstanding as of August 28, 2015.

(3)
Represents 20,562,379 shares of Common Stock owned by subsidiaries of White Mountains Insurance Group, Ltd., of which Mr. Foy is an executive officer (Mr. Foy disclaims beneficial ownership of all such shares) and 100,000 shares of Common Stock owned by Mr. Foy.

(4)
Represents 251,632 shares of restricted stock and 261,918 shares of Common Stock.

(5)
Represents 89,385 shares of restricted stock and 72,009 shares of Common Stock.

(6)
Represents 42,904 shares of restricted stock and 28,703 shares of Common Stock.

(7)
Represents 42,904 shares of restricted stock and 34,614 shares of Common Stock.

(8)
Represents 11,827 shares of restricted stock and 4,398 shares of Common Stock.

        The following table shows the beneficial owners of more than five percent (5%) of the Common Stock issued and outstanding, as known by us, as of August 28, 2015.

Name of Beneficial Owner	Beneficially Owned Shares		Percent of Class(1)
White Mountains Insurance Group, Ltd. 80 South Main Street Hanover, NH 03755	20,562,379	(2)	17.7%
Berkshire Hathaway Inc. 3555 Farnam Street Omaha, NE 68131	20,048,879	(3)	17.3%
Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102	7,088,501	(4)	6.1%

(1)
Percentage of beneficial ownership is based on 116,154,402 shares of Common Stock outstanding as of August 28, 2015.

(2)
Represents shares of Common Stock held by subsidiaries of White Mountains Insurance Group, Ltd. ("White Mountains"), as reported in a Form 4 filed by White Mountains on July 2, 2015. White Mountains may be deemed to both beneficially own and have a pecuniary interest in these shares.

(3)
Represents shares of Common Stock held by General Reinsurance Corporation ("Gen Re"), a subsidiary of General Re Corporation ("General Re"). General Re is a subsidiary of Berkshire Hathaway Inc. ("Berkshire"). As General Re and Berkshire are each in the chain of ownership of Gen Re, each of Berkshire and General Re may be deemed to both beneficially own and have a pecuniary interest in all shares of Common Stock of Symetra owned by Gen Re. Warren E. Buffett, as the controlling stockholder of Berkshire, may be deemed to beneficially own, but only to the extent he has a pecuniary interest in, all shares of Common Stock of Symetra owned by Gen Re. Mr. Buffett disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(4)
Represents 7,088,501 shares of Common Stock held by subsidiaries of Prudential Financial, Inc. ("Prudential"). As reported in Schedule 13G/A filed by Prudential on January 27, 2015, Jennison Associates LLC is the beneficial owner of 6,710,986 shares, Quantitative Management Associates LLC is the beneficial owner of 365,971 shares and Prudential Investment Management, Inc. is the beneficial owner of 11,544 shares. Prudential, through its parent/subsidiary relationship, may be deemed the beneficial owner of these shares and may have direct or indirect voting and/or investment discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

        Our directors and executive officers are required to file reports with the SEC showing changes in their beneficial ownership of Common Stock. In addition to reporting transactions such as purchases, sales, and the exercise of stock options, the rules require disclosure of certain stock-based awards under our compensation arrangements for our executive officers, even if the officers cannot acquire shares of our stock under the awards until sometime in the future.

        Based on Symetra's records and other information, we believe that the reports filed by each of our directors and executive officers in 2014 and in the period of 2015 preceding this proxy statement were filed in a timely manner and complied with these reporting requirements.

        Prior to the effective time of the merger, Symetra will take all steps that may be required to cause any dispositions of its equity securities (including derivative securities with respect to Common Stock) resulting from the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act for each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at www.Symetra.com. Our website address is provided as an inactive textual reference only. Documents and information on our website do not form a part of, and are not incorporated by reference in, this proxy statement.

        Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (in each case, other than information and exhibits "furnished" to and not "filed" with the SEC in accordance with SEC rules and regulations):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filed on February 26, 2015 and amended on April 22, 2015);

  •
  Quarterly Reports filed on Form 10-Q for the fiscal quarter ended March 31, 2015 (filed on May 8, 2015) and for the fiscal quarter ended June 30, 2015 (filed on August 7, 2015); and

  •
  Current Reports filed on Form 8-K filed with the SEC on January 7, 2015, May 12, 2015, July 30, 2015 (but only with respect to Item 8.01) and August 11, 2015.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Symetra Financial Corporation, Investor Relations, 777 108th Avenue NE, Suite 1200, Bellevue, WA 98004, telephone (425) 256-5351 on the Investor Relations page of our corporate website at www.Symetra.com or from the SEC through the SEC's website at the address above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. WE ARE NOT RESPONSIBLE FOR, AND CAN PROVIDE NO ASSURANCES TO THE RELIABILITY OF, ANY INFORMATION OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO

PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                        ], 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER
by and among
SUMITOMO LIFE INSURANCE COMPANY,
SLIC FINANCIAL CORPORATION
and
SYMETRA FINANCIAL CORPORATION
Dated as of August 11, 2015

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER dated as of August 11, 2015 (this "Agreement") is made and entered into among Sumitomo Life Insurance Company, a mutual company (sougo kaisha) organized under the laws of Japan ("Sumitomo"), SLIC Financial Corporation, a Delaware corporation and wholly-owned subsidiary of Sumitomo ("Merger Sub"), and Symetra Financial Corporation, a Delaware corporation ("Symetra"). Sumitomo, Merger Sub and Symetra are referred to in this Agreement individually as a "Party" and collectively as the "Parties."

RECITALS

        WHEREAS, the respective Boards of Directors of Sumitomo and Merger Sub have unanimously (a) approved the merger of Merger Sub with and into Symetra with Symetra surviving the Merger upon the terms and subject to the conditions set forth in this Agreement (the merger of Merger Sub with and into Symetra being referred to in this Agreement as the "Merger") and becoming a wholly-owned subsidiary of Sumitomo as a result of the Merger, (b) approved the execution, delivery and performance by Sumitomo and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby and (c) adopted and declared advisable this Agreement.

        WHEREAS, the Board of Directors of Symetra has unanimously (a) determined that the Merger and the other transactions contemplated by this Agreement are fair to, advisable and in the best interests of Symetra and its stockholders, (b) approved the execution, delivery and performance of this Agreement by Symetra and consummation of the Merger and the other transactions contemplated hereby, (c) resolved to recommend the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Symetra and (d) adopted and declared advisable this Agreement.

        WHEREAS, as an inducement to Sumitomo to enter this Agreement, White Mountains Insurance Group, Ltd. and Berkshire Hathaway Inc. (collectively, the "Significant Stockholders") have each entered into a voting agreement (each, a "Voting Agreement" and, collectively, the "Voting Agreements"), pursuant to which each of the Significant Stockholders has agreed, among other things, to vote the shares of Common Stock held by it to adopt this Agreement.

        WHEREAS, Symetra, Sumitomo and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINED TERMS

        Section 1.01    Certain Defined Terms.     As used in this Agreement, the following terms have the meanings specified in this Section 1.01.

        "Acceptable Confidentiality Agreement" means a written confidentiality agreement containing confidentiality terms that are no more favorable in the aggregate than those contained in the Confidentiality Agreement (as amended by the terms of this Agreement, including Section 6.06 hereof) and does not contain a provision that would prevent Symetra from complying with its obligations to provide any disclosure to Sumitomo required pursuant to Section 6.05(c) or Section 6.05(g).

        "Acquisition Proposal" means any proposal or offer from any Person for a direct or indirect (a) merger, binding share exchange, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving Symetra, pursuant to which such Person (or the stockholders of any Person) would acquire, directly or indirectly, 15 percent or more of the aggregate voting power of Symetra or of the surviving entity in a merger involving Symetra or the resulting direct or indirect parent of Symetra or such surviving entity, (b) acquisition of 15 percent or more of the consolidated assets (based on the fair market value thereof) of Symetra and the Symetra Subsidiaries, taken as a whole, in one or a series of related transactions (including by way of reinsurance or otherwise) or (c) purchase, tender offer, exchange offer or other acquisition (including by way of merger, consolidation, share exchange or otherwise) that if consummated would result in the Beneficial Ownership by any Person of Securities representing 15 percent or more of the then-outstanding Common Stock (or of the shares of the surviving entity in a merger or of the direct or indirect parent of the surviving entity in a merger, in each case involving Symetra); provided that the term "Acquisition Proposal" will not include the Merger or the other transactions contemplated by this Agreement.

        "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        "Affiliate" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract, as trustee or executor or otherwise.

        "Affiliated Distributor" means any brokers, broker-dealers, insurance agents, producers, distributors or other Persons who market, produce or sell the Insurance Contracts, or any successors thereto, that are employees or Affiliates of Symetra.

        "Beneficial Owner" means, with respect to a Security, any Person who, directly or indirectly, through any Contract, relationship or otherwise, has or shares (a) the power to vote, or to direct the voting of, such Security, (b) the power to dispose of, or to direct the disposition of, such Security or (c) the right to profit or share in any profit derived from a transaction in such Security. The term "Beneficial Ownership" will be construed accordingly.

        "Benefit Plan" means any employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, Equity Right, Stock Plan, termination indemnity, redundancy, change in control, performance, retention, severance or termination pay, holiday pay, sick pay, workers' compensation, vacation pay, fringe benefit, educational assistance, housing assistance, relocation or expatriate, moving expense reimbursement, hospitalization or other medical, life, disability, welfare benefit or other insurance, supplemental unemployment benefits, profit-sharing, pension, superannuation or retirement plan, program or Contract, Tax gross-up or Tax indemnity Contract and each other employee benefit plan, program, or Contract (including employment Contracts), whether written or oral, currently sponsored, maintained or contributed to or required to be contributed to by Symetra, any Symetra Subsidiary or any ERISA Affiliate of Symetra or any Symetra Subsidiary or with respect to which Symetra, any Symetra Subsidiary or any ERISA Affiliate of Symetra or any Symetra Subsidiary has any liability, in each case, for the benefit of any current or former director, officer or employee of Symetra or any Symetra Subsidiary, other than any Multiemployer Plan or any such plan, program or Contract that is required by applicable Law.

        "Board of Directors" means the board of directors of a specified Person, or any committee thereof.

        "Broker-Dealer Activities" means activities by a Person that would require such Person to register with the SEC as a broker or dealer under the Exchange Act, except activities conducted pursuant to an exemption from such registration.

        "Burdensome Condition" means any arrangements, conditions or restrictions that (a) are not conditioned on the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof; (b) as to the insurance regulatory approvals set forth in Section 5.04(b) of the Sumitomo Disclosure Letter, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (c) as to the approvals of the FSA set forth in Section 5.04(b) of the Sumitomo Disclosure Letter, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, operations or results of operations of Sumitomo and the Sumitomo Subsidiaries (not including Symetra and the Symetra Subsidiaries), taken as a whole.

        "Business Day" means any day, except Saturday or Sunday, on which commercial banks are not required or authorized to close in New York, New York, Dover, Delaware or Tokyo, Japan.

        "Change" means a change, circumstance, condition, event, effect, development or state of facts.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means the Common Stock, par value $0.01 per share, of Symetra.

        "Constituent Documents" means with respect to any entity, its certificate or articles of incorporation, bylaws and any similar charter or other organizational documents of such entity.

        "Contract" means any legally binding contract, agreement, lease, sublease, license, sublicense, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant or other legally binding arrangement, in each case, whether written or oral and whether one or a series of related Contracts.

        "DGCL" means the General Corporation Law of the State of Delaware, as amended.

        "Distribution Agreement" means any Contract for the distribution, selling or revenue sharing related to the distribution of Insurance Contracts issued by any Symetra Insurance Subsidiary in an offering registered with the SEC, including any principal underwriting agreement for any Registered Insurance Contract.

        "Environmental Law" means any Law relating to pollution or protection or preservation of the environment, including any Law pertaining to (a) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste, (b) air, water and noise pollution, (c) groundwater or soil contamination, (d) the release or threatened release into the environment of toxic or hazardous substances or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping into the environment of pollutants, contaminants or chemicals, (e) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, (f) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles, (g) public health and safety or (h) the protection of wild life, marine sanctuaries and wetlands, including all endangered and threatened species.

        "Environmental Permit" means any permit, license, authorization or consent required pursuant to applicable Environmental Laws.

        "Equity Right" means, with respect to any Person, any security or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, stock units, "phantom" awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" means, with respect to any entity, any trade or business, whether or not incorporated, that together with such entity and its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

        "ESPP" means the Symetra Financial Corporation Employee Stock Purchase Plan, amended and restated May 11, 2010.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Executive" means each of Tommie D. Brooks, Michael W. Fry, David S. Goldstein, Daniel R. Guilbert, Mark E. Hunt, Christine A. Katzmar Holmes, Thomas M. Marra and Margaret A. Meister.

        "Expenses" means all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel, accountants, investment bankers, experts and consultants to a Party or its Affiliates) incurred by or on behalf of a Party in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including the preparation, printing, filing and mailing of the Proxy Statement and any amendments or supplements thereto, the solicitation of the Stockholder Approval and all other matters related to the transactions contemplated by this Agreement.

        "Expense Reimbursement" means the amount of all documented Expenses, not to exceed $20,000,000 in the aggregate, incurred in connection with the transactions contemplated by this Agreement by Sumitomo and its Affiliates, on the one hand, or Symetra and its Affiliates, on the other hand.

        "Financial Statements" means the consolidated financial statements of Symetra and the Symetra Subsidiaries included in the SEC Documents together, in the case of year-end statements, with reports thereon by Ernst & Young LLP, the independent auditors of Symetra for the periods included therein, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of comprehensive income, a consolidated statement of changes in stockholders' equity and a consolidated statement of cash flows, and accompanying notes.

        "FSA" means the Financial Services Agency of Japan.

        "Governmental Authority" means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a foreign or other government, including any state-owned or state controlled instrumentality of a foreign or other government, (d) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department or other entity, any court or other tribunal, and the National Association of Insurance Commissioners), (e) international or multinational organization formed by states, governments or other international organizations, (f) organization that is designated by executive order pursuant to Section 1 of the United States International Organizations Immunities Act (22 U.S.C. 288 of 1945), as amended, and the rules and regulations promulgated thereunder or (g) other body (including any industry or self-regulating body) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police or regulatory authority or power of any nature (including with respect to Taxes).

        "Hazardous Substance" means any substance, material, contaminant, pollutant or waste that is regulated under any Environmental Law, including any admixture or solution thereof, and including petroleum and all derivatives thereof, asbestos or asbestos-containing materials in any form or condition and polychlorinated biphenyls.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Indebtedness" means, without duplication, (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes, mortgages or similar instruments or securities, (c) obligations upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practices), (d) obligations under conditional sale or other title retention Contracts relating to any property purchased, (e) obligations issued or assumed as the deferred purchase price of property or services (excluding obligations to creditors for inventory, services and supplies incurred in the ordinary course of business consistent with past practices), (f) obligations under capital leases, (g) reimbursement, payment or similar obligations under letters of credit and (h) all guarantees and Contracts with respect to any of the liabilities described in the foregoing clauses (a) through (g), other than clearing house guarantees. Notwithstanding the foregoing, "Indebtedness" will not include (i) obligations under operating leases or real property leases, (ii) undrawn letters of credit or (iii) intercompany indebtedness, obligations or liabilities between or among Symetra and any wholly-owned Symetra Subsidiaries.

        "Independent Distributor" means the brokers, broker-dealers, insurance agents, producers, distributors or other Persons who market, produce or sell the Insurance Contracts, or any successors thereto, that are not employees or Affiliates of Symetra.

        "Insurance Contracts" means the insurance or annuity policies and Contracts, together with all binders, slips, certificates, endorsements and riders thereto, issued or entered into by any Symetra Insurance Subsidiary.

        "Insurance Laws" means any Law relating to the business of insurance or the regulation of insurance companies.

        "Intellectual Property" means rights in all of the following as recognized under applicable Law, whether or not filed, perfected, registered or recorded, including all renewals: (a) all patents and applications for patents (including all invention disclosures) and all related reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part (collectively, "Patents"), (b) all copyrights, copyright registrations and copyright applications, and copyrightable works (collectively, "Copyrights"), (c) all trade dress and trade names, logos, internet addresses and domain names, trademarks and service marks and related registrations and applications, including any renewals or extensions, and all other indicia of commercial source or origin (collectively, "Trademarks"), (d) all computer software (including source and object code), firmware, development tools, proprietary languages, algorithms, files, records and technical drawings (collectively, "Software"), (e) all mask works, mask work registrations and mask work applications, (f) all inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, technology, technical data and (g) trade secrets, confidential business information, manufacturing and production processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, advertising and promotional materials, customer, distributor, reseller and supplier lists and information, and other proprietary information of every kind (collectively, "Trade Secrets").

        "Intellectual Property License Agreements" means Contracts granting or obtaining any right to use or practice any rights under any Intellectual Property to which Symetra or any of the Symetra Subsidiaries is a party or otherwise bound.

        "Internal IT Systems" means the hardware, Software, network and telecommunications equipment and internet-related information technology infrastructure owned or leased by Symetra or any of the Symetra Subsidiaries.

        "Intervening Event" means a material Change with respect to Symetra and the Symetra Subsidiaries or the business of Symetra and the Symetra Subsidiaries, in each case taken as a whole, that (a) is unknown by the Board of Directors of Symetra as of or prior to the date of this Agreement, (b) is not reasonably foreseeable as of the date of this Agreement and (c) first occurs, arises or becomes known to the Board of Directors of Symetra after the date of this Agreement and on or prior to the date of the Stockholder Approval; provided that the receipt by Symetra of an Acquisition Proposal will not be deemed to constitute an Intervening Event.

        "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        "IRS" means the U.S. Internal Revenue Service.

        "Knowledge of Symetra" means the actual knowledge, after reasonable inquiry, of any of the individuals set forth in Section 1.01 of the Symetra Disclosure Letter.

        "Knowledge of Sumitomo" means the actual knowledge, after reasonable inquiry, of any of the individuals set forth in Section 1.01 of the Sumitomo Disclosure Letter.

        "Law" means any federal, state, local, municipal, foreign, international, multinational or other rule, regulation, statute, Order, ordinance, constitution, treaty, administrative interpretation, directive or code promulgated by any Governmental Authority, including any binding case law.

        "Lease" means any lease, sublease, license, occupancy agreement or similar Contract relating to real property.

        "Leased Real Property" means all real property interests of Symetra or any of the Symetra Subsidiaries acquired pursuant to any Lease.

        "Lien" means any mortgage, claim, pledge, hypothecation, assignment, deposit agreement, encumbrance, lien (statutory or other), servitude, easement, right of way, community or other material property interest, option, preference, priority, right of first offer or refusal or other charge or security interest of any kind or nature whatsoever (including any conditional sale or other title retention Contract).

        "Material Adverse Effect" means (a) a material adverse effect on the business, financial condition, operations or results of operations of Symetra and the Symetra Subsidiaries, taken as a whole or (b) a material adverse effect on the ability of Symetra to consummate the Merger without material delay or impairment; provided that, solely for purposes of clause (a), none of the following will be deemed, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been, a Material Adverse Effect: (i) any Change generally affecting economic, regulatory or political conditions, (ii) any Change generally affecting the financial, credit, securities or other capital markets in the United States or any foreign jurisdiction, (iii) any Change generally affecting the industries in which Symetra and the Symetra Subsidiaries operate, (iv) any hurricane, tornado, flood, earthquake, tsunami, volcanic eruption or other natural disaster, (v) any Change in national or international political conditions, including acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism occurring after the date of this Agreement, (vi) any Change occurring after the date of this Agreement in applicable Law, GAAP or SAP, (vii) the public announcement of the execution of this Agreement, (viii) any communication by Sumitomo regarding plans or intentions with respect to modifications in the employment or business relationship between Symetra or the Symetra Subsidiaries and their respective employees or distributors following the Effective Time, (ix) any failure by Symetra or the Symetra Subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (but not the facts or circumstances underlying or giving rise to such failure), (x) any change in the market price or trading volume of the securities of Symetra (but not the facts or circumstances underlying or giving rise to any such change) or (xi) the declaration and payment of a special dividend of $0.50 per share of Common Stock declared at or about the same time as Symetra's second quarter 2015 earnings release, except, with respect to the foregoing clauses (i) through (vi), to the extent that the effects of any such matter are disproportionally adverse to the business, financial condition, operations or results of operations of Symetra and the Symetra Subsidiaries, taken as a whole, as compared to other companies operating in the industries and markets in which Symetra and the Symetra Subsidiaries operate.

        "Multiemployer Plan" means any plan or Contract that is a multiemployer plan within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

        "NYSE" means the New York Stock Exchange, Inc.

        "Order" means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative.

        "Owned Intellectual Property" means all issued Patents, registered Trademarks, or material unregistered Trademarks, registered Copyrights or material unregistered Copyrights, and Software material to the businesses of Symetra or the Symetra Subsidiaries, in each case, which are owned by Symetra or the Symetra Subsidiaries.

        "Owned Real Property" means real property, together with all improvements and fixtures located thereon or attached or appurtenant thereto, owned in fee by Symetra or any Symetra Subsidiary, including all easements, licenses, rights and appurtenances relating to the foregoing.

        "Permitted Liens" means (a) any Lien for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and, in each case, for which adequate reserves have been established in the Financial Statements, as applicable, (b) carrier's, warehousemen's, mechanic's, materialmen's, repairmen's or other similar Liens incurred in the ordinary course of business consistent with past practices or which are being contested in good faith for which adequate reserves have been established in accordance with GAAP, (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (d) Liens comprising deposits required by applicable Insurance Law, (e) easements, rights-of-way, restrictions and other similar encumbrances, which do not materially interfere with the use of the property subject thereto, (f) statutory Liens in favor of lessors arising in connection with leased property and (g) Liens that, individually or in the aggregate, do not, and would not reasonably be expected to, materially detract from the value of any of the property, rights or assets of the business of Symetra or any of the Symetra Subsidiaries or materially interfere with the use thereof as currently used by Symetra or, as the case may be, any of the Symetra Subsidiaries.

        "Permits" means qualifications, registrations, franchises, filings, licenses, permits, certificates, consents, approvals or authorizations issued or granted by Governmental Authorities.

        "Person" means an individual, corporation, limited liability company, general or limited partnership, association, trust, unincorporated organization, Governmental Authority, other entity or group (as defined in the Exchange Act).

        "Personal Data" means a natural person's name, street address, telephone number, e-mail address, photograph, social security number, driver's license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person.

        "Preferred Stock" means the Preferred Stock, par value $0.01 per share, of Symetra.

        "Proceeding" means an action, suit, claim, litigation, proceeding, arbitration, investigation, audit, charge, complaint, review or controversy, whether judicial or administrative.

        "Registered Insurance Contract" means any Insurance Contract issued in an offering registered with the SEC, including variable life insurance and annuities and modified guaranteed annuities issued in a registered offering.

        "Release" means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal and migration, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the environment.

        "SAP" means, as to any Person, statutory accounting practices prescribed or permitted by the applicable Insurance Laws and the insurance regulatory authority of the jurisdiction in which such Person is domiciled.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

        "Securities" means, with respect to any Person, any class or series of common stock, preferred stock, membership interest and any other equity securities or capital stock of such Person, however described and whether voting or non-voting.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Separate Accounts" means the separate accounts maintained by the Symetra Insurance Subsidiaries that are utilized in connection with their respective Insurance Contracts.

        "Stock Plan" means the Amended and Restated Symetra Equity Plan and any other equity or equity-based compensation plan of Symetra.

        "Subsidiary" means, when used with respect to any Person, any other Person, whether incorporated or unincorporated, of which (a) more than 50 percent of the Securities or (b) Securities having by their terms ordinary voting power to elect more than 50 percent of the members of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

        "Superior Proposal" means any bona fide binding written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 15% to 50%) made by any Person (other than Sumitomo or Merger Sub) that has not been withdrawn and did not result from a breach of the provisions of Section 6.05 and that the Board of Directors of Symetra has determined in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) is more favorable to Symetra's stockholders than the Merger and the other transactions contemplated by this Agreement (taking into account any proposals by Sumitomo to amend the terms of this Agreement), after giving due consideration to whether the Acquisition Proposal is (a) more favorable from a financial point of view to the stockholders of Symetra than the transactions contemplated by this Agreement and (b) reasonably capable of being completed, taking into account, in the case of both clause (a) and (b), all legal, financial, regulatory, timing and other aspects of such Acquisition Proposal, including the identity of the Person making such Acquisition Proposal.

        "Symetra Broker-Dealer" means Symetra Securities, Inc.

        "Tax" means (a) any federal, state, local or foreign tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-on minimum, corporation, ad valorem, turnover, real property, personal property (tangible or intangible), sales, use, franchise, excise, value added, goods and services, consumption, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental, capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee's income withholding, other withholding, unemployment or social security or other tax of whatever kind that is imposed by any Governmental Authority, but not including any guarantee fund assessment, or (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph.

        "Tax Return" means any report, return, filing, declaration, claim for refund, or information return or statement in connection with the determination, assessment, collection or imposition of any Taxes or otherwise related to Taxes, including any schedule or attachment, and including any amendment thereof.

        "Taxing Authority" means, with respect to any Tax, the Governmental Authority that imposes such Tax or is otherwise responsible for Tax Returns and the agency, if any, charged with the collection of such Tax for such Governmental Authority.

        "Termination Fee" means an amount equal to $95,000,000 payable pursuant to Section 9.03.

        "Treasury Regulations" means the U.S. Treasury Regulations.

        "Virus" means any virus, Trojan horse, time bomb, key-lock, worm, malicious code or other software, program or file designed to or able to, without the knowledge and authorization of Symetra or any of its Affiliates, disrupt, disable, harm or interfere with the operation of any Software, computer data, network, memory or hardware.

        Section 1.02    Additional Defined Terms.     For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement.

Defined Term	Section
"Agreement"	Preamble
"Alternative Acquisition Agreement"	Section 6.05(b)
"Approval"	Section 4.06(b)
"Captive Insurance Company"	Section 4.32
"Certificate"	Section 2.06(f)
"Certificate of Merger"	Section 2.03
"Change in Recommendation"	Section 6.03(b)
"Closing"	Section 2.02
"Closing Date"	Section 2.02
"Copyrights"	Section 1.01, definition of "Intellectual Property"
"Confidentiality Agreement"	Section 6.04(d)
"Continuing Employee"	Section 7.02(a)
"D&O Insurance"	Section 7.04(a)
"Defaulting Party"	Section 9.03(c)
"Dissenting Shares"	Section 2.06(c)
"Effective Time"	Section 2.03
"End Date"	Section 9.01(b)(i)
"Excess Reserve Financing Contracts"	Section 4.32
"Exercise Price"	Section 2.07(a)
"Exchange Agent"	Section 3.01(a)
"Exchange Fund"	Section 3.01(b)
"Excluded Shares"	Section 2.06(b)
"Filing"	Section 4.06(b)
"FINRA Rules"	Section 4.31(b)
"GAAP"	Section 4.07(b)
"Indemnified Persons"	Section 7.04(a)
"Insurance Reserves"	Section 4.24(a)

Defined Term	Section
"In-the-Money Stock Option"	Section 2.07(a)
"Investment Assets"	Section 4.29(a)
"Investment Guidelines"	Section 4.29(a)
"Maximum Annual Premium"	Section 7.04(a)
"Measurement Date"	Section 4.03(b)
"Merger"	Recitals
"Merger Consideration"	Section 2.06(a)
"Merger Sub"	Preamble
"New Purchase Date"	Section 7.02(e)
"Offering Period"	Section 7.02(e)
"Parties"	Preamble
"Party"	Preamble
"Patents"	Section 1.01, definition of "Intellectual Property"
"Per Share Merger Consideration"	Section 2.06(a)
"Performance Unit Award"	Section 2.07(c)
"Performance Unit Consideration"	Section 2.07(c)
"Proxy Statement"	Section 4.09
"Recommendation"	Section 6.03(b)
"Representatives"	Section 6.04(a)
"Restraints"	Section 8.01(d)
"Restricted Stock"	Section 2.07(b)
"Restricted Stock Consideration"	Section 2.07(b)
"SEC"	Section 1.03
"SEC Documents"	Section 4.07(a)
"Significant Stockholders"	Recitals
"Software"	Section 1.01, definition of "Intellectual Property"
"Stock Option"	Section 2.07(a)
"Stock Option Consideration"	Section 2.07(a)
"Stockholder Approval"	Section 4.04(d)
"Stockholders Meeting"	Section 6.03(a)
"Sumitomo"	Preamble
"Sumitomo Disclosure Letter"	Article V
"Surviving Corporation Certificate of Incorporation"	Section 2.04
"Surviving Corporation"	Section 2.01
"Surviving Corporation Plans"	Section 7.02(b)
"Symetra"	Preamble
"Symetra Actuarial Analyses"	Section 4.24(b)
"Symetra Contracts"	Section 4.18(b)
"Symetra Disclosure Letter"	Article IV
"Symetra Financial Advisor"	Section 4.33
"Symetra Insurance Subsidiary"	Section 4.21(a)
"Symetra Reinsurance Contracts"	Section 4.23
"Symetra Statutory Statements"	Section 4.22(a)
"Symetra Subsidiary"	Section 4.02(a)
"Takeover Law"	Section 4.05
"Trade Secrets"	Section 1.01, definition of "Intellectual Property"
"Trademarks"	Section 1.01, definition of "Intellectual Property"
"Voting Agreement"	Recitals

        Section 1.03    Interpretation.     The language in this Agreement is to be construed in all cases according to its fair meaning. Sumitomo and Symetra acknowledge and agree that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party or the Party in favor of which a clause has been drafted or in favor of the Party who has committed itself in a clause, is not to be employed in the interpretation of this Agreement. Whenever used herein, the words "include," "includes" and "including" mean "include, without limitation," "includes, without limitation" and "including, without limitation," respectively. The masculine, feminine or neuter gender and the singular or plural number are each deemed to include the other whenever the context so indicates. The use of "or" is not intended to be exclusive unless expressly indicated otherwise. The word "days" means calendar days unless otherwise specified. Time periods within or following which any payment is to be made or act is to be done will, unless expressly indicated otherwise, be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Exhibits, Schedules and the Parties' disclosure letters) and not to any particular provision of this Agreement, and all Article, Section, Exhibit and Schedule references are to this Agreement unless otherwise specified. Where this Agreement states that a Party "shall," "will" or "must" perform in some manner or otherwise act or omit to act, it means that the Party is legally obligated to do so in accordance with this Agreement. Any reference to a statute, rule or regulation is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. The Symetra Disclosure Letter and the Sumitomo Disclosure Letter, as well as all other schedules and exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement. Whenever this Agreement provides that documents or information have been "made available" to Sumitomo, Merger Sub or their Representatives, such documents or information will be deemed to have been so made available if (a) at least two Business Days prior to the date of this Agreement, they were filed as exhibits to the SEC Documents and publicly available on the internet website of the Securities and Exchange Commission (the "SEC") or (b) not later than the last Business Day prior to the date of this Agreement, they were posted in the electronic data room entitled "Genesis" maintained at Merrill DataSite to which Sumitomo, Merger Sub and their Representatives have been granted access by Symetra, except, in each case, to the extent the contents of such documents were redacted.

ARTICLE II
THE MERGER AND CERTAIN RELATED MATTERS

        Section 2.01    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Symetra and the separate existence of Merger Sub will cease. Symetra will continue as the surviving corporation in the Merger (as such, the "Surviving Corporation") as a wholly-owned Subsidiary of Sumitomo and will continue to be governed by the Laws of the State of Delaware. At the Effective Time, the effects of the Merger will be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of Symetra and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of Symetra and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.02    Closing.     The closing of the Merger (the "Closing") will take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m., local time, on the date when the Effective Time is to occur (the "Closing Date").

        Section 2.03    Effective Time.     Subject to the provisions of this Agreement, on the Closing Date, Sumitomo and Symetra will file a certificate of merger as contemplated by the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the DGCL. The Merger will become effective at such time as the Certificate of Merger is duly filed with such Secretary of State of the State of Delaware on the Closing Date, or at such other time as Sumitomo and Symetra may agree and specify in the Certificate of Merger. Subject to the provisions of this Agreement, unless otherwise agreed by Sumitomo and Symetra, Sumitomo and Symetra will cause the Effective Time to occur not later than the fourth Business Day after all of the conditions set forth in Article VIII have been fulfilled or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions). As used in this Agreement, the "Effective Time" means the time at which the Merger becomes effective.

        Section 2.04    Surviving Corporation Constituent Documents.     At the Effective Time, (a) the certificate of incorporation of Symetra in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation Certificate of Incorporation") until thereafter amended in accordance with its terms and the DGCL and (b) the bylaws of Symetra in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the terms of the Surviving Corporation Certificate of Incorporation, as may be amended, and the DGCL.

        Section 2.05    Surviving Corporation Directors and Officers.

          (a)   The directors of Merger Sub in office immediately prior to the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and bylaws of the Surviving Corporation or otherwise as provided by applicable Law.

          (b)   The officers of Symetra in office immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and bylaws of the Surviving Corporation or otherwise as provided by applicable Law.

        Section 2.06    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Sumitomo, Merger Sub, Symetra or the holders of any of the following securities:

          (a)   Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be converted into and will thereafter represent the right to receive $32.00 in cash, without interest (the "Per Share Merger Consideration" and in the aggregate for all shares of Common Stock, the "Merger Consideration").

          (b)   Each share of Common Stock owned by Sumitomo or Symetra or their respective direct or indirect wholly-owned Subsidiaries ("Excluded Shares"), in each case immediately prior to the Effective Time, will be canceled without any conversion thereof, and the Per Share Merger Consideration will not be paid with respect thereto.

          (c)   Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Common Stock who are entitled to demand and properly demand appraisal rights with respect thereto (the "Dissenting Shares") in accordance with Section 262 of the DGCL, and who comply in all respects with Section 262 of the DGCL, will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive in lieu of the Merger Consideration payment of the appraised value of such Dissenting Shares determined in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw, waive or otherwise lose their rights to appraisal and payment under Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws, waives or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration payable in respect of Common Stock. Notwithstanding anything to the contrary contained in this Section 2.06(c), if this Agreement is terminated prior to the Effective Time, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares pursuant to Section 262 of the DGCL will cease. Symetra will give Sumitomo (i) prompt notice of any written demands received by the Symetra for appraisal of Dissenting Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL which are received by Symetra relating to such holder's rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Symetra will not, except with the prior written consent of Sumitomo, make any payment with respect to any demand for appraisal or offer to settle or settle any such demands, and Sumitomo will not commit to make any such payment or enter into any such settlement prior to the Effective Time without the prior written consent of Symetra.

          (d)   Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (e)   If after the date of this Agreement and prior to the Effective Time, Symetra pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any shares of Common Stock (or undertakes any similar act), then the Per Share Merger Consideration will be appropriately adjusted to provide to the holders of the Common Stock the same economic effect as contemplated by this Agreement prior to such action, and as so adjusted will, from and after the date of such event, be the Per Share Merger Consideration, subject to further adjustment in accordance with this provision.

          (f)    From and after the Effective Time, the Common Stock converted into the Merger Consideration pursuant to this Section 2.06 will no longer remain outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate previously representing any such Common Stock or shares of Common Stock that are in non-certificated book-entry form (either case being referred to in this Agreement, to the extent applicable, as a "Certificate") will thereafter cease to have any rights with respect to such Common Stock except the right to receive the Merger Consideration and any dividends or other distributions as provided in Section 3.01(e).

        Section 2.07    Treatment of Equity Compensation Awards.

          (a)   At the Effective Time, without any further action on the part of any holder thereof, each stock option to purchase shares of Common Stock granted under any Stock Plan (each, a "Stock Option") that is outstanding and unexercised immediately prior to the Effective Time and that has an exercise price per share of Common Stock underlying such Stock Option (the "Exercise Price") that is less than the Per Share Merger Consideration (each such Stock Option, an "In-the-Money Stock Option"), whether or not vested, will be cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (i) the excess of the Per Share Merger Consideration over the Exercise Price of such In-the-Money Stock Option by (ii) the number of shares of Common Stock subject to such In-the-Money Stock Option (such amount, the "Stock Option Consideration"). At the Effective Time, each Stock Option that is outstanding and unexercised immediately prior to the Effective Time and that has an Exercise Price that is equal to or greater than the Per Share Merger Consideration, whether or not vested, will be cancelled and the holder of such Stock Option will not be entitled to receive any payment in exchange for such cancellation.

          (b)   At the Effective Time, each award of shares of Common Stock granted under any Stock Plan that remains subject to vesting conditions (the "Restricted Stock") that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash, without interest, determined by multiplying (i) the Per Share Merger Consideration by (ii) the number of shares of Restricted Stock (such amount, the "Restricted Stock Consideration"), for the avoidance of doubt, without taking into consideration any performance-based vesting criteria.

          (c)   At the Effective Time, each performance unit award granted under any Stock Plan that is outstanding immediately prior to the Effective Time, whether or not vested (each, a "Performance Unit Award"), will be canceled and converted into the right to receive an amount in cash, calculated by determining the amount that would have been paid with respect to such Performance Unit Award for the subject award's full performance period, based on annualized performance for the subject award through the period ended on the December 31 immediately preceding the Effective Time as if such annualized performance was achieved over the full subject award period (based on the conditions set for payment of such Performance Unit Award for the subject award period) (such amount, the "Performance Unit Consideration").

          (d)   Sumitomo will cause the Surviving Corporation to pay the Stock Option Consideration, the Restricted Stock Consideration and the Performance Unit Consideration less any amounts required to be deducted or withheld with respect to the making of such payment under any applicable Law, at or reasonably promptly after the Effective Time, but in no event later than five Business Days after the Effective Time, through the payroll system of the Surviving Corporation.

          (e)   Prior to the Effective Time, the Board of Directors of Symetra (or, if appropriate, any committee thereof administering any Stock Plan) will adopt such resolutions and take such other actions as are necessary in order to effectuate the actions contemplated by this Section 2.07, without paying any consideration or incurring any debts or obligations on behalf of Symetra or the Surviving Corporation (other than as to the payment of the Stock Option Consideration, Restricted Stock Consideration and Performance Unit Consideration), provided that such resolutions and actions shall expressly be conditioned upon the consummation of the Merger and the other transactions contemplated hereby and shall be of no effect if this Agreement is terminated.

ARTICLE III
PAYMENT FOR SHARES

        Section 3.01    Surrender and Payment.

          (a)   Prior to the Effective Time, Sumitomo will appoint a U.S. bank or trust company reasonably acceptable to Symetra (the "Exchange Agent") for the purpose of exchanging Certificates for the Merger Consideration. As soon as reasonably practicable after the Effective Time, but in no event more than two Business Days following the Effective Time, Sumitomo will send, or will cause the Exchange Agent to send, to each holder of record of shares of Common Stock as of the Effective Time, whose shares of Common Stock were converted into the right to receive the Merger Consideration, a letter of transmittal (which will specify that the delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent) in such form as Symetra and Sumitomo may reasonably agree, including instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent in exchange for the Merger Consideration.

          (b)   At or prior to the Effective Time, Sumitomo will cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of shares of Common Stock, an amount of cash in United States dollars sufficient to make the payments contemplated by Section 2.06, payable upon due surrender of the Certificates (or effective affidavits of loss in lieu thereof) pursuant to the provisions of this Article III. All cash deposited with the Exchange Agent is referred to in this Agreement as the "Exchange Fund." The Exchange Agent will, pursuant to irrevocable instructions from Sumitomo, deliver the appropriate Merger Consideration out of the Exchange Fund. The Exchange Fund will not be used for any other purpose. The Exchange Agent will invest any cash included in the Exchange Fund as directed by Sumitomo; provided that no such investment or losses thereon will affect the Merger Consideration payable to holders of shares of Common Stock entitled to receive such consideration and Sumitomo will promptly cause to be provided additional funds to the Exchange Agent for the benefit of holders of shares of Common Stock entitled to receive such consideration in the amount of any such losses. Any interest and other income resulting from such investments will be the property of, and paid to, Sumitomo.

          (c)   Each holder of shares of Common Stock that have been converted into the right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate (or effective affidavits of loss in lieu thereof), together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor a check or wire transfer in the amount, if any, that such holder has the right to receive in cash pursuant to Section 2.06 and this Article III. The Merger Consideration will be paid as promptly as practicable (by mail or, to the extent commercially practicable, made available for collection by hand if so elected by the surrendering holder of a Certificate) after receipt by the Exchange Agent of the Certificate and letter of transmittal in accordance with the foregoing. No interest will be paid or accrued on any Merger Consideration or on any unpaid dividends and distributions payable to holders of Certificates.

          (d)   If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it will be a condition of such payment that the Person requesting such payment will pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or will establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

          (e)   After the Effective Time, there will be no further registration of transfers of shares of Common Stock outstanding prior to the Effective Time other than as provided for in Section 2.06(e). From and after the Effective Time, the holders of Certificates representing shares of Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares of Common Stock except as otherwise provided in this Agreement or by applicable Law. If, after the Effective Time, Certificates are presented to the Exchange Agent or Sumitomo, they will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in Article II and this Article III. Notwithstanding anything to the contrary contained in this Agreement, the Surviving Corporation is obligated to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Symetra with respect to shares of Common Stock in accordance with the terms of this Agreement prior to the Effective Time which remain unpaid at the Effective Time.

          (f)    Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Common Stock one year after the Effective Time will be returned to Sumitomo, upon demand, and any such holder who has not exchanged his or her shares of Common Stock for the Merger Consideration in accordance with this Article III prior to that time will thereafter look only to Sumitomo for delivery of the Merger Consideration in respect of such holder's shares of Common Stock.

          (g)   Neither Sumitomo, the Surviving Corporation nor the Exchange Agent will be liable to any former holder of Common Stock for any portion of the Merger Consideration delivered to any Government Authority pursuant to any applicable abandoned property, escheat or similar Law. In the event any Certificate has not been surrendered prior to the date as of which such Certificate or the Merger Consideration payable upon the surrender thereof escheats to or otherwise becomes the property of any Governmental Authority, Sumitomo, the Surviving Corporation and the Exchange Agent will be permitted to comply with such Laws and the Merger Consideration otherwise payable upon the surrender of such Certificate will be treated for all purposes under this Agreement as having been paid to the holder of the shares of Common Stock represented by such Certificate.

        Section 3.02    Lost, Stolen or Destroyed Certificates.     If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Sumitomo, the posting by such Person of a bond, in such reasonable and customary amount as Sumitomo may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Common Stock represented by such Certificate as contemplated by Article II and this Article III.

        Section 3.03    Withholding Rights.     Sumitomo, Symetra, the Surviving Corporation and the Exchange Agent will be entitled to deduct and withhold from any amount otherwise payable pursuant to this Agreement such amounts as Sumitomo, Symetra, the Surviving Corporation or the Exchange Agent is required to deduct or withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and paid over to the applicable Governmental Authority or Taxing Authority, such deducted or withheld amounts will be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 3.04    Further Assurances.     After the Effective Time, the directors and officers of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Symetra, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Symetra, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SYMETRA

        Except as otherwise disclosed in (a) the SEC Documents filed with the SEC and publicly available on the internet website of the SEC at least two Business Days prior to the date of this Agreement (excluding any portions of such SEC Documents that have been redacted and excluding any disclosure set forth in the sections titled "Risk Factors" or "forward-looking statements" or in any other section to the extent the disclosure is a forward-looking statement or cautionary, predictive or forward-looking in nature) or (b) the letter (the "Symetra Disclosure Letter") dated as of the date hereof and delivered to Sumitomo by Symetra with respect to this Agreement (it being understood that any information contained therein will qualify and apply to the representations and warranties in this Article IV to which the information is specifically stated as referring to and will qualify and apply to other representations and warranties in this Article IV to the extent that it is reasonably apparent upon reading such information that such disclosure also qualifies or is responsive to such other sections), except that no information set forth in the SEC Documents will qualify or apply to the representations and warranties set forth in Section 4.03, Section 4.04, Section 4.06(b) or Section 4.34), Symetra represents and warrants to Sumitomo and Merger Sub as follows:

        Section 4.01    Organization.     Symetra is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Symetra (a) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except where failure to have such power and authority, or to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Symetra has made available to Sumitomo accurate and complete copies of its Constituent Documents, as amended and in effect on the date of this Agreement.

        Section 4.02    Subsidiaries.

          (a)   Each Subsidiary of Symetra (individually, a "Symetra Subsidiary" and collectively, the "Symetra Subsidiaries") is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization. Each Symetra Subsidiary (a) has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except where failure to have such power and authority, or to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   Symetra or one or more Symetra Subsidiaries is the record holder and Beneficial Owner of all of the outstanding Securities of each Symetra Subsidiary, free and clear of any Liens and free of any other limitation or restriction, including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities, other than generally applicable limitations or restrictions on transfer arising under applicable securities Laws and applicable Insurance Laws governing the acquisition of control of the Symetra Insurance Subsidiaries. All of the Securities so owned by Symetra have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares have been issued in violation of any preemptive or similar rights by which Symetra or any Symetra Subsidiary is bound. Except for the Securities of the Symetra Subsidiaries and investment assets acquired in the ordinary course of business consistent with the investment policies and guidelines applicable to Symetra at the time of acquisition, Symetra does not own, directly or indirectly, any Securities or other ownership interests in any Person or any Indebtedness of any Person.

        Section 4.03    Capitalization.

          (a)   The authorized capital stock of Symetra consists of 750,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

          (b)   At the close of business on August 7, 2015 (the "Measurement Date"), 116,134,057 shares of Common Stock were issued and outstanding, 6,716,203 shares of Common Stock were reserved for issuance pursuant to the Stock Plans or pursuant to individual equity compensation award agreements, and no shares of Preferred Stock were issued and outstanding. Except as set forth above, as of the Measurement Date, no other Securities of Symetra were issued, reserved for issuance or outstanding. All issued and outstanding shares of Common Stock have been, and all shares of Common Stock that may be issued pursuant to the exercise of outstanding Equity Rights will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and are subject to no preemptive or similar rights by which Symetra or any Symetra Subsidiary is bound. From the close of business on the Measurement Date to the date of this Agreement, Symetra has not (i) issued or authorized the issuance of any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock, except for the issuance of Common Stock as a result of the exercise of Stock Options outstanding at the close of business on the Measurement Date, (ii) reserved for issuance any shares of Common Stock or Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock.

          (c)   Section 4.03(c) of the Symetra Disclosure Letter sets forth the number of shares of Common Stock authorized for issuance under each Stock Plan and, as of the Measurement Date, the aggregate number of shares of Common Stock subject to outstanding awards, whether or not vested, under each Stock Plan. Symetra has made available to Sumitomo the forms of grant agreements related to such awards. No changes (other than changes in vesting terms to accommodate particular circumstances) have been made to such forms in connection with any award that increase the rights provided under such an award in a manner that is materially detrimental to Symetra.

          (d)   There are no preemptive or similar rights that obligate Symetra or any of the Symetra Subsidiaries to issue or sell any Securities of Symetra or any Symetra Subsidiary. Neither Symetra nor any Symetra Subsidiary has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for Securities having the right to vote) with the holders of any class of Securities of Symetra or any Symetra Subsidiary on any matter submitted to such holders of Securities. Except pursuant to this Agreement and as described above, there are no options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, Contracts or undertakings of any kind to which Symetra or any Symetra Subsidiary is a party or by which any of them is bound (i) obligating Symetra or any Symetra Subsidiary to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any Securities of Symetra or any Symetra Subsidiary, or any Security convertible or exercisable for or exchangeable into any Securities of Symetra or any Symetra Subsidiary, (ii) obligating Symetra or any Symetra Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, Contract or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Securities of Symetra or any Symetra Subsidiary. There are no proxies, voting trusts or other Contracts to which Symetra or any Symetra Subsidiary is a party or by which any of them is bound with respect to the voting of the Securities of Symetra or any Symetra Subsidiary or the registration of the Securities of Symetra or the Symetra Subsidiaries under any United States or foreign securities Law.

        Section 4.04    Authorization; Board Approval; Voting Requirements.

          (a)   Symetra has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Symetra of this Agreement and the consummation by Symetra of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Symetra, subject to receipt of the Stockholder Approval and the filing of the appropriate merger documents as required by the DGCL. This Agreement has been duly and validly executed and delivered by Symetra and, assuming due authorization, execution and delivery by Sumitomo and Merger Sub, is a legal, valid and binding obligation of Symetra, enforceable against Symetra in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.

          (b)   The Board of Directors of Symetra, at a meeting duly called and held, has unanimously adopted resolutions approving an amendment to Symetra's bylaws to include the provision set forth in Exhibit A. As of the date of this Agreement, such resolutions have not been amended or withdrawn.

          (c)   The Board of Directors of Symetra, at a meeting duly called and held, has unanimously adopted resolutions approving this Agreement, declaring this Agreement advisable and recommending that Symetra's stockholders adopt this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn.

          (d)   The affirmative vote of holders of a majority of the outstanding shares of Common Stock at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the "Stockholder Approval") is the only vote or approval of the holders of any class or series of Securities of Symetra necessary to adopt this Agreement.

        Section 4.05    Takeover Statutes; No Restrictions on the Merger.     No "fair price," "moratorium," "control share acquisition," "business combination" or similar anti-takeover statute or regulation ("Takeover Law") is applicable to the Merger or the other transactions contemplated by this Agreement. Assuming the representations of Sumitomo and Merger Sub set forth in Section 5.07 are true and correct, Symetra has taken all necessary action to render the restrictions on business combinations contained in Section 203 of the DGCL inapplicable to this Agreement, the Voting Agreements, the Merger and the transactions contemplated by this Agreement and the Voting Agreements. No other Takeover Laws or provisions in the Constituent Documents of Symetra having such effect are applicable to the Merger, this Agreement, the Voting Agreements or any of the transactions contemplated hereby or thereby.

        Section 4.06    Consents and Approvals; No Violations.

          (a)   Assuming that all Approvals of or from, or Filings with, Governmental Authorities described in Section 4.06(b) and Section 5.04(b) have been obtained or made, and that the Stockholder Approval is obtained, the execution and delivery of this Agreement by Symetra does not and the consummation by Symetra of the transactions contemplated by this Agreement will not (i) conflict with any provisions of the Constituent Documents of Symetra or any material Symetra Subsidiary, (ii) violate any Law or Order, (iii) result, after the giving of notice, with lapse of time, or otherwise, in any violation, default or loss of a benefit under, or permit the acceleration or termination of any obligation under or require any consent under, any Contract, (iv) result in the creation or imposition of any Lien (other than Permitted Liens) upon any properties or assets of Symetra or any Symetra Subsidiary or (v) cause the suspension or revocation of any Permit of Symetra or any Symetra Subsidiary, except, in the case of clauses (ii), (iii), (iv) and (v), any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   No clearance, consent, approval, order, waiver, license or authorization of or from (an "Approval"), or declaration, registration or filing with, or notice to, any Governmental Authority (a "Filing") is required to be made or obtained by Symetra or any Symetra Subsidiary in connection with the execution or delivery of this Agreement by Symetra or the consummation by Symetra of the transactions contemplated by this Agreement, except for (i) compliance by Symetra with the HSR Act, (ii) the matters set forth in Section 4.06(b) of the Symetra Disclosure Letter, (iii) the filing with the SEC of the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act and such reports under and such other compliance with the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and (v) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

        Section 4.07    SEC Reports; Financial Statements.

          (a)   Symetra has timely filed or furnished all registrations, statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with or to the SEC since January 1, 2012 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the "SEC Documents"). As of its respective date, or, if amended, as of the date of the last such amendment, each of the SEC Documents complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act applicable to such SEC Documents and did not, and any SEC Documents filed with the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   The Financial Statements, which have been derived from the books and records of Symetra and the Symetra Subsidiaries, complied at the time they were filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods presented, except as otherwise noted therein. The consolidated balance sheets (including the related notes) included in the Financial Statements present fairly in all material respects the financial position of Symetra and the Symetra Subsidiaries as at the respective dates thereof, and the consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of changes in stockholders' equity and consolidated statements of cash flows (in each case including the related notes) included in such Financial Statements present fairly in all material respects the results of operations, stockholders' equity and cash flows of Symetra and the Symetra Subsidiaries for the respective periods indicated, subject, in the case of any unaudited interim Financial Statements, to normal and recurring year-end adjustments.

          (c)   The books and records of Symetra and the Symetra Subsidiaries (i) are accurate and complete in all material respects, (ii) have been maintained in all material respects in accordance with applicable Law and (iii) are in material compliance with all record keeping maintenance requirements in applicable Insurance Contracts.

          (d)   As of the date of this Agreement, Symetra has provided Sumitomo with accurate and complete unredacted copies of all documents filed as exhibits to the SEC Documents subject to a request to the staff of the SEC for confidential treatment. Symetra has not submitted any request for confidential treatment of documents filed as exhibits to the SEC Documents that as of the date of this Agreement is currently pending or that has otherwise not been acted upon by staff of the SEC. Symetra has timely responded to all comment letters of the staff of the SEC received by it since January 1, 2012 relating to the SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. None of the SEC Documents is, to the Knowledge of Symetra, the subject of ongoing SEC review.

          (e)   The audit committee of the Board of Directors of Symetra has established "whistleblower" procedures that meet the requirements of Exchange Act Rule 10A-3 in all material respects, and has made available to Sumitomo accurate and complete copies of such procedures. Since January 1, 2012 and except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, neither Symetra nor any Symetra Subsidiary has received any "complaints" (within the meaning of Exchange Act Rule 10A-3) in respect of any accounting, internal accounting controls or auditing matters and, to the Knowledge of Symetra, no complaint seeking relief under Section 806 of the Sarbanes-Oxley Act has been filed with the United States Secretary of Labor and no employee has threatened to file any such complaint.

        Section 4.08    Absence of Undisclosed Liabilities.     Symetra and the Symetra Subsidiaries do not have any liabilities or obligations, whether or not accrued, known or unknown, contingent or otherwise, and whether or not required to be recorded or reflected in a balance sheet prepared in accordance with GAAP or SAP, other than liabilities or obligations (a) reserved against in the Financial Statements included in the SEC Documents filed with the SEC and publicly available at least two Business Days prior to the date of this Agreement or specifically disclosed in the notes thereto, (b) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or (c) incurred pursuant to or in connection with this Agreement and the transactions contemplated hereby in accordance with this Agreement.

        Section 4.09    Proxy Statement.     The letter to stockholders, notice of meeting, proxy statement and form of proxy that will be provided to the stockholders of Symetra in connection with the Merger (including any amendments or supplements thereto) and any annexes, schedules or exhibits required to be filed with the SEC in connection therewith (collectively, the "Proxy Statement") will not, on the date of filing with the SEC, at the time first mailed to the stockholders of Symetra and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Symetra makes no representation or warranty with respect to information supplied in writing by Sumitomo, Merger Sub or any Representative or Affiliate of Sumitomo or Merger Sub for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

        Section 4.10    Absence of Certain Changes.     Since January 1, 2015, (a) Symetra and the Symetra Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (b) there have not been any Changes that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

        Section 4.11    Litigation.     There is no Proceeding (whether at Law or in equity) pending, or, to the Knowledge of Symetra, threatened against or otherwise affecting Symetra or any Symetra Subsidiary or any of their respective directors, officers, properties or assets or any of the Separate Accounts, that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. There is no Order outstanding against or, to the Knowledge of Symetra, investigation by any Governmental Authority involving Symetra or any Symetra Subsidiary or any of their respective directors, officers, properties or assets or any of the Separate Accounts, that, individually or in the aggregate, has had or would reasonable be expected to have a Material Adverse Effect.

        Section 4.12    Compliance with Laws.

          (a)   Each of Symetra and the Symetra Subsidiaries hold all material Permits necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties, except where failure to hold Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each of Symetra and the Symetra Subsidiaries is in compliance with the terms of the Permits, except where non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither Symetra nor the Symetra Subsidiaries has received at any time since January 1, 2012 any notice or other written communication from any Governmental Authority regarding any actual or threatened revocation, withdrawal, suspension, cancellation, termination or material modification of any Permit, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, Symetra, the Symetra Subsidiaries and the Separate Accounts are and, since January 1, 2012, have been, in compliance with all applicable Laws. Since January 1, 2012, neither Symetra nor any of the Symetra Subsidiaries has received any written notice or, to the Knowledge of Symetra, other communication from any Governmental Authority regarding any actual or possible noncompliance with any Law by Symetra, any of the Symetra Subsidiaries or any of the Separate Accounts, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (c)   Each of the principal executive officer of Symetra and the principal financial officer of Symetra (or each former principal executive officer of Symetra and each former principal financial officer of Symetra, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the SEC Documents, and the statements contained in such certifications are accurate and complete. For purposes of this Agreement, "principal executive officer" and "principal financial officer" will have the meanings given to such terms in the Sarbanes-Oxley Act.

          (d)   Symetra maintains a system of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that receipts and expenditures are made in accordance with management's authorization, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Symetra's properties or assets that could have a material effect on the financial statements.

          (e)   Symetra's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by Symetra in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Symetra's principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of Symetra required under the Exchange Act with respect to such reports.

          (f)    Since January 1, 2012, neither the audit committee of the Board of Directors of Symetra nor, to the Knowledge of Symetra, any of Symetra's outside auditors has received any oral or written notification of (i) any "significant deficiencies" or "material weaknesses" in the design or operation of internal control over financial reporting which could reasonably be expected to adversely affect Symetra's ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Symetra's internal control over financial reporting. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" will have the meanings assigned to them in Appendix A of Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement. Symetra's current outside auditors have confirmed to Symetra in writing that they are independent registered certified public accountants as required by the Exchange Act and the rules of the Public Company Accounting Oversight Board.

          (g)   Since January 1, 2012, (i) neither Symetra nor any Symetra Subsidiary has received any complaint, allegation, assertion or claim regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of Symetra or any Symetra Subsidiary or any concerns from employees of Symetra or any Symetra Subsidiary regarding questionable accounting or auditing matters with respect to Symetra or any Symetra Subsidiary relating to periods after January 1, 2012, in each case, which complaint, allegation, assertion, claim or concern would reasonably be expected to be material to Symetra and the Symetra Subsidiaries, taken as a whole, and (ii) to the Knowledge of Symetra, no attorney representing Symetra or any Symetra Subsidiary, whether or not employed by Symetra or any Symetra Subsidiary, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by Symetra or any of its directors, officers, employees or agents to the Board of Directors of Symetra or any committee thereof or to the general counsel or chief executive officer of Symetra pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.

          (h)   This Section 4.12 does not relate to Tax matters (which is the subject of Section 4.13), employee plan matters (which is the subject of Section 4.15), intellectual property matters (which is the subject of Section 4.17), or environmental matters (which is the subject of Section 4.19).

        Section 4.13    Taxes.

          (a)   Symetra and each Symetra Subsidiary has (i) duly and timely filed (or there have been duly and timely filed on its behalf), taking into account extensions, with the appropriate Governmental Authorities or Taxing Authorities all Tax Returns required to be filed by it in respect of any material Taxes, which Tax Returns were accurate and complete in all material respects, (ii) duly and timely paid in full (or Symetra has paid on the Symetra Subsidiaries' behalf) all Taxes shown as due on such Tax Returns or established adequate reserves therefor in accordance with GAAP, (iii) duly and timely paid in full, or established adequate reserves in accordance with GAAP for, all material Taxes that are due and payable by it, whether or not such Taxes were asserted by the relevant Governmental Authority or Taxing Authority, (iv) established adequate reserves in accordance with GAAP for the payment of all material Taxes not yet due and payable by Symetra and each Symetra Subsidiary on the most recent financial statements contained in the SEC Documents through the date thereof and (v) complied in all material respects with all Laws applicable to the withholding and payment over of Taxes and has timely withheld and paid over (or set aside in accounts for such purpose) to, or, where amounts have not been so withheld, established adequate reserves in accordance with GAAP for the payment to, the respective proper Governmental Authorities or Taxing Authorities all material amounts required to be so withheld and paid over.

          (b)   There is no Proceeding now pending, outstanding or, to the Knowledge of Symetra as of the date of this Agreement, threatened (in writing or otherwise) against or with respect to Symetra or any Symetra Subsidiary in respect of any material Taxes or material Tax Returns.

          (c)   There are no Tax rulings or determinations, requests for Tax rulings or determinations, closing agreements, advanced pricing agreements, or other similar agreements or requests (including any gain recognition agreements under Section 367 of the Code and applications for a change in accounting method or to change the basis for determining items under Section 481 or Section 807 of the Code), filed, pending or in effect with any Taxing Authority relating to Symetra or any Symetra Subsidiary which would reasonably be expected to materially affect Symetra's or such Symetra Subsidiary's liability for Taxes.

          (d)   There are no Tax sharing agreements, Tax indemnity agreements or other similar Contracts (other than Contracts between Symetra and the Symetra Subsidiaries and indemnities or gross-ups included in ordinary course Contracts) that will require any payment by Symetra or any Symetra Subsidiary of any material Tax of another Person after the Closing Date.

          (e)   None of Symetra or any Symetra Subsidiary has any material liability for Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated, consolidated, combined or unitary group for Tax purposes under state, local or foreign Law (other than a group the common parent of which is Symetra or any Symetra Subsidiary), or has any material liability for the Taxes of any Person (other than Symetra or the Symetra Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor.

          (f)    None of Symetra or any Symetra Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting under Section 481 of the Code (or any similar provision of state, local or foreign Law), or change in the basis for determining any item referred to in Section 807(c) of the Code, for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date outside of the ordinary course of business, or (iv) any election under Section 108(i) of the Code.

          (g)   No material claim, other than claims that have been resolved, has been made within the past five years by an authority in a jurisdiction where Symetra or any Symetra Subsidiary has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (h)   Symetra has adequately disclosed on the consolidated U.S. federal income Tax Returns of its affiliated groups for the past six years all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

          (i)    None of the Indebtedness of Symetra or any U.S. Symetra Subsidiary constitutes (i) "corporate acquisition indebtedness" (as defined in Section 279(b) of the Code) with respect to which any interest deductions may be disallowed under Section 279 of the Code or (ii) an "applicable high yield discount obligation" under Section 163(i) of the Code.

          (j)    All material sales, use, value-added, good and services and similar Taxes that Symetra or any Symetra Subsidiary is required by Law to withhold or collect have been duly withheld or collected, or, where such amounts have not been so withheld or collected, Symetra or such Symetra Subsidiary has established adequate reserves in accordance with GAAP with respect thereto. To the extent required by applicable Law, all such amounts have been paid over to the proper Governmental Authority.

          (k)   There are no material Liens or other encumbrances for Taxes upon any material property or assets of Symetra or any Symetra Subsidiary, except for Permitted Liens.

          (l)    Neither Symetra nor any Symetra Subsidiary has participated in a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) for any taxable period for which the statute of limitations remains open.

          (m)  Neither Symetra nor any Symetra Subsidiary has currently in effect any waiver of any statute of limitations in respect of material Taxes or any agreement to any extension of time with regard to a material Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practices), and no such waivers are pending.

          (n)   None of Symetra or any Symetra Subsidiary has been a "controlled corporation" or a "distributing corporation" in any distribution (other than any distribution of an indirect Subsidiary of Symetra from one direct or indirect Subsidiary to another such Subsidiary or to Symetra that was not part of the same plan or series of transactions as the Merger, within the meaning of Section 355(e) of the Code) occurring during the two-year period ending on the date of this Agreement that was purported or intended to be governed by Section 355 or Section 361 of the Code.

          (o)   No Symetra Subsidiary has elected to be treated as a "domestic corporation" within the meaning of Section 953(d) of the Code.

          (p)   Neither Symetra nor any Symetra Subsidiary owns any interest in any Person classified as a "controlled foreign corporation" within the meaning of Section 957 of the Code with respect to which Symetra or any Symetra Subsidiary is a "United States shareholder" within the meaning of Section 951(b) of the Code.

          (q)   Neither Symetra nor any Symetra Subsidiary has a "policyholders surplus account" within the meaning of Section 815 of the Code which has a positive balance.

          (r)   Each Symetra Insurance Subsidiary is and has been a life insurance company under Section 816(a) of the Code and subject to United States federal income taxation under Section 801 of the Code.

          (s)   Symetra is not and has not been and none of the Symetra Subsidiaries are or have been "United States real property holding corporations" within the meaning of Section 897(c)(2) of the Code during the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code.

        Section 4.14    Real Property.

          (a)   With respect to the Owned Real Property and Leased Real Property, all buildings, structures, fixtures and improvements are in all respects adequate and sufficient and in satisfactory condition, to support the operations of Symetra and the Symetra Subsidiaries as presently conducted, except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   With respect to each parcel of material Owned Real Property (i) Symetra or the applicable Symetra Subsidiary has good and marketable fee simple (or equivalent) title to such Owned Real Property, free and clear of all Liens other than Permitted Liens, (ii) there are no outstanding written agreements or other Contracts to purchase, exchange, place a Lien against, lease or otherwise transfer such Owned Real Property, other than Contracts to acquire or dispose of investment assets in the ordinary course of business consistent with past practices and the Investment Guidelines and (iii) there are no pending or, to the Knowledge of Symetra, threatened condemnation or other Proceedings relating to the Owned Real Property, except, in each case, in respects that, individually or in the aggregate, have not had and would not reasonably be expect to have a Material Adverse Effect.

          (c)   With respect to each Lease relating to a parcel of material Leased Real Property (i) Symetra or the applicable Symetra Subsidiary that is party thereto has good and valid leasehold interests in such Lease (subject to the terms of the applicable Lease governing its interests therein), in each case free and clear of all Liens, other than Permitted Liens, (ii) each such Lease is the legal, valid, binding and enforceable obligation of Symetra or the applicable Symetra Subsidiary that is lessee thereunder and (iii) Symetra or the applicable Symetra Subsidiary has complied with the terms of such Lease, except, in each case, in respects that, individually or in the aggregate, have not had and would not reasonably be expect to have a Material Adverse Effect.

        Section 4.15    Employee Benefit Plans and Related Matters; ERISA.

          (a)   With respect to each of the material Benefit Plans, Symetra has made available to Sumitomo accurate and complete copies of each of the following documents: (i) such Benefit Plan (including all material amendments thereto) and the most recent summary plan description or prospectus and any summary of material modifications, (ii) the annual report and actuarial report, if required under ERISA or the Code, for the most recent plan year ending prior to the date hereof, (iii) the most recent summary plan description, together with each summary of material modifications, if required under ERISA, (iv) if the Benefit Plan is funded through a trust or any third party funding vehicle, the trust or other funding Contract (including all amendments thereto) and the latest financial statements with respect to the reporting period ended most recently preceding the date thereof, (v) the most recent determination letter or opinion letter received from the IRS with respect to each Benefit Plan that is intended to be qualified under Section 401(a) of the Code and (vi) all material notices with respect to any Benefit Plan that were given by any Governmental Authority to Symetra, any Symetra Subsidiary or any ERISA Affiliate of the foregoing or any Benefit Plan in the last three plan years ending prior to the date of this Agreement or in the period ending on the date of this Agreement. Section 4.15(a) of the Symetra Disclosure Letter contains an accurate and complete list of each material Benefit Plan in effect as of the date of this Agreement.

          (b)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) no liability under Title IV of ERISA has been incurred by Symetra or any ERISA Affiliate of Symetra that has not been satisfied in full when due, and no condition exists that could be reasonably expected to present a material risk to Symetra or any ERISA Affiliate of Symetra of incurring a liability under Title IV of ERISA, (ii) no Benefit Plan subject to the minimum funding requirements of Section 302 of ERISA or any trust established thereunder has failed to meet such minimum funding standards (as described in Section 302 of ERISA), whether or not waived, as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date of this Agreement, (iii) no Benefit Plan is a multiple employer welfare association within the meaning of Section 3(40) of ERISA, (iv) any cessation of benefit accruals under a Benefit Plan was effected in accordance with any applicable requirements of ERISA and the Code, including (to the extent applicable) Section 204(h) of ERISA and (v) all contributions required to be made to any Benefit Plan by applicable Law and the terms of such Benefit Plan, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the Closing Date, have been timely made or paid in full, or, to the extent not required to be made or paid on or before the Closing Date, have been fully reflected in line items on the applicable financial statements of Symetra or Symetra Subsidiary, as applicable. Neither Symetra nor any ERISA Affiliate of Symetra maintains, sponsors or contributes to, or has within the past six (6) years maintained, sponsored or contributed to, a Benefit Plan that is a "defined benefit plan" (as defined in ERISA Section 3(35)) or otherwise subject to Title IV of ERISA or any Multiemployer Plan and neither Symetra nor any ERISA Affiliate of Symetra has incurred or has any reason to believe it has incurred or will incur any withdrawal liability under Title IV of ERISA.

          (c)   Each Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter from the IRS, on which it can currently rely, as to its qualification and, to the Knowledge of Symetra as of the date of this Agreement, no event has occurred that could reasonably be expected to result in disqualification of such Benefit Plan.

          (d)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each of the Benefit Plans has been maintained, operated and administered in all respects in accordance with its terms and all applicable Laws, including ERISA and the Code.

          (e)   Section 4.15(e) of the Symetra Disclosure Letter includes an accurate and complete list of all change in control, severance and similar agreements to which any officer of Symetra is a party as of the date hereof and information in reasonable detail regarding all Equity Rights held by such officer as of the date of this Agreement. Except as otherwise disclosed on Section 4.15(e) of the Symetra Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former director, officer, employee or agent of Symetra or any Symetra Subsidiary to any material severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment (including the funding of a trust) or vesting, or materially increase the amount of compensation due to any such current or former director, officer, employee or agent or (iii) materially increase any benefits otherwise payable under a Benefit Plan. The consummation of the transactions contemplated by this Agreement (either alone or together with any other event) will not result in any material prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or accelerate the funding of any nonqualified deferred compensation plan or arrangement or result in payment of compensation that would be nondeductible under Section 280G of the Code.

          (f)    Neither Symetra nor any Symetra Subsidiary sponsors, maintains or contributes to any Benefit Plan or other plan, program or arrangement that provides for post-retirement or other post-employment welfare benefits, including life insurance or death benefits (other than health care continuation coverage as required by Law and benefits the full costs of which are borne by current or former directors, officers, employees or agents or their beneficiaries).

          (g)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, there are no pending or, to the Knowledge of Symetra, threatened claims by or on behalf of any of the Benefit Plans, by any employee or beneficiary covered under any Benefit Plan or otherwise involving any Benefit Plan.

          (h)   Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each Benefit Plan and each employment, management, severance, consulting, relocation, repatriation, expatriation or similar agreement between Symetra or any Symetra Subsidiary and any current or former employee, consultant or independent contractor that provides deferred compensation subject to Section 409A of the Code is in compliance with applicable guidance under Section 409A of the Code in form and operation.

          (i)    Except for circumstances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, Symetra or a Symetra Subsidiary, as applicable, has the right to modify and terminate benefits (other than vested benefits) with respect to both retired and active employees under each Benefit Plan (other than vested benefits under any defined benefit or defined contribution retirement plans).

        Section 4.16    Employees; Labor Matters.     Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) as of the date of this Agreement, there is no organizational effort currently being made or, to the Knowledge of Symetra, threatened by or on behalf of any labor union, works council, employee committee or representative or other labor organization to organize any employees of Symetra or any Symetra Subsidiary and (ii) as of the date of this Agreement, to the Knowledge of Symetra, no petition has been filed, nor has any Proceeding been instituted by any employee of Symetra or any Symetra Subsidiary or group of employees of Symetra or any Symetra Subsidiary with any labor relations board or commission seeking recognition of a collective bargaining or similar representative in the past three years. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, there is no labor union, works council, employee committee or representative or other labor organization representing employees of Symetra or any Symetra Subsidiary which, pursuant to applicable Law or any applicable collective bargaining agreement or other Contract, must be notified, consulted or with which negotiations are required to be conducted in connection with the transactions contemplated by this Agreement. Neither Symetra nor any Symetra Subsidiary is party to or otherwise bound by any collective bargaining agreement or similar labor Contract with any labor union, works council, employee committee or representative or other labor organization with respect to employees of Symetra or any Symetra Subsidiary.

        Section 4.17    Intellectual Property.

          (a)   Except in respects that, individually or in the aggregate, have not had and would not be reasonably expected to have a Material Adverse Effect, Symetra and the Symetra Subsidiaries are the owners of (with valid right, title and interest in), free and clear of all Liens (except Permitted Liens), and have a valid right to use in their business as currently conducted, all items of Owned Intellectual Property. Symetra and the Symetra Subsidiaries have a valid right to use in their business as currently conducted all items of Intellectual Property that are the subject of any Intellectual Property License Agreement, subject to the terms of the applicable Intellectual Property License Agreement and except where the failure to have the right to use such Owned Intellectual Property, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   There are no pending or, to the Knowledge of Symetra, threatened Proceedings before any court, agency, arbitral tribunal or registration authority in any jurisdiction alleging that the activities or conduct of the business of Symetra and the Symetra Subsidiaries infringe upon, misappropriate or constitute the unauthorized use of the Intellectual Property rights of any third party or challenging Symetra's ownership, use, validity, enforceability or registrability of any Owned Intellectual Property, except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

          (c)   To the Knowledge of Symetra, the conduct of the business of Symetra and the Symetra Subsidiaries by Symetra as currently conducted does not infringe upon or misappropriate (either directly or indirectly, such as through contributory infringement or inducement to infringe) any Intellectual Property rights of any other Person, except where such infringement or misappropriation, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (d)   To the Knowledge of Symetra, no third party is misappropriating, infringing, or diluting any Owned Intellectual Property, and no Proceedings or other adversarial claims have been brought or threatened against any third party by Symetra concerning the same, except for such misappropriation, infringement or dilution or Proceeding or claim that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (e)   Symetra and the Symetra Subsidiaries have taken reasonable measures to protect the confidentiality of their Trade Secrets. None of the material Trade Secrets of Symetra and the Symetra Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a nondisclosure agreement, except where such disclosure or authorization, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect. To the Knowledge of Symetra, no third party to any nondisclosure agreement with Symetra or any Symetra Subsidiary is in material breach, violation or default thereof, except where such breach, violation or default, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

          (f)    Symetra and the Symetra Subsidiaries are and, since January 1, 2012, have been in compliance with all applicable federal, state, local and foreign Laws, as well as their own policies, relating to privacy, data protection, breach notification, export and the collection and use of Personal Data and user information gathered or accessed in the course of the operations of its business, except where such noncompliance, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect. Symetra and the Symetra Subsidiaries use commercially reasonable measures to protect the secrecy of Personal Data that they collect and maintain and to prevent unauthorized access to such Personal Data by any Person. Since January 1, 2012, none of Symetra or the Symetra Subsidiaries nor, to the Knowledge of Symetra, any third Person working on behalf of any of them, has had a breach of security or an incident of unauthorized access, disclosure, use, destruction or loss, in each case of any Personal Data and, with respect to any such breach or incident, each of them has complied with all data breach notification and related obligations under all applicable Laws and has taken reasonable corrective action to prevent recurrence of the foregoing, except, with respect to any of the foregoing, to the extent any such breach or incident, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (g)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, all Internal IT Systems (i) are in good repair and operating condition and are adequate and suitable for the purposes for which they are being used or held for use, (ii) conform in all material respects with their related documentation and (iii) to the Knowledge of Symetra, do not contain any Virus that would reasonably be expected to interfere with the ability to conduct their respective businesses as currently conducted. Symetra and the Symetra Subsidiaries in the operation of their respective businesses, maintain and follow a commercially reasonable disaster recovery plan that will enable the Internal IT Systems to be replaced and substituted in the event of a disaster without material disruption to their business.

        Section 4.18    Contracts.

          (a)   As of the date of this Agreement, all Contracts required to be filed as exhibits to the SEC Documents have been so filed. Section 4.18(a) of the Symetra Disclosure Letter sets forth a true and complete list of the following Contracts to which Symetra or any Symetra Subsidiary is a party or by which it is bound, except for those Contracts and other documents filed as exhibits to, or incorporated by reference in, the SEC Documents:

              (i)  any joint venture, partnership, limited liability company or other similar Contract relating to the formation, creation, operation, management, sharing of profit or losses or control of any partnership, strategic alliance or joint venture, in each case, material to Symetra and the Symetra Subsidiaries, taken as a whole, but excluding investment portfolio transactions in the ordinary course of business consistent with past practices;

             (ii)  any Contract, including any option Contract, entered into since January 1, 2007, relating to the acquisition or disposition, with material obligations remaining to be performed or material liabilities continuing after the date of this Agreement, of any business or real property that is material to Symetra and the Symetra Subsidiaries, taken as a whole (whether by merger, sale of stock, sale of assets or otherwise);

            (iii)  any investment advisory Contract or any other Contract relating to investment management, investment advisory or subadvisory services to which any Symetra Insurance Subsidiary is a party or under which any Symetra Subsidiary provides such services and which involves annual fee revenue in excess of $1,000,000 per year;

            (iv)  the top five Contracts, measured by payments received thereunder by Symetra and the Symetra Subsidiaries during the 12-month period ended December 31, 2014, under which any Symetra Insurance Subsidiary or any Separate Account invests in or provides services to any mutual fund in connection with any Insurance Contract;

             (v)  any Distribution Agreement with the top five Independent Distributors, measured by overall production on behalf of Symetra and the Symetra Subsidiaries in the 12-month period ended December 31, 2014;

            (vi)  any Contract (including any exclusivity Contract) that limits or restricts or purports to limit or restrict either the type of business in which Symetra or any Symetra Subsidiary (or, after the Effective Time, the Surviving Corporation or its Affiliates) may engage or the manner or locations in which any of them may so engage in any business, including any covenant not to compete (geographically or otherwise), "most favored nations" or similar rights, in each case that is material to Symetra and the Symetra Subsidiaries, taken as a whole;

           (vii)  any Contract that imposes "standstill" restrictions on any Person with respect acquisitions of Common Stock or mergers, consolidations, acquisitions of stock or assets or other business combinations involving Symetra or any Symetra Subsidiary; or

          (viii)  any "material contract" within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act that has not been filed as an exhibit to or incorporated by reference in the SEC Documents filed prior to the date of this Agreement.

          (b)   The Contracts listed or required to be listed in Section 4.18(a) of the Symetra Disclosure Letter or filed as an exhibit to any SEC Document are referred to herein as the "Symetra Contracts." Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) each Symetra Contract is a valid and binding Contract of Symetra or a Symetra Subsidiary, as the case may be, and to the Knowledge of Symetra, each other party thereto, and is in full force and effect, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity and (ii) none of Symetra, any Symetra Subsidiary or, to the Knowledge of Symetra, any other party thereto is (with or without notice or lapse of time, or both) in default or breach under the terms of any such Symetra Contract. Symetra has made available to Sumitomo accurate and complete copies of each such Symetra Contract (including all modifications and amendments thereto and any material waivers by Symetra or the applicable Symetra Subsidiary thereunder).

        Section 4.19    Environmental Laws and Regulations.     Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

          (a)   Symetra and the Symetra Subsidiaries are in compliance with all applicable Environmental Laws and have obtained and are in compliance with all Environmental Permits currently required for their respective business and operations.

          (b)   Since January 1, 2012, neither Symetra nor any of the Symetra Subsidiaries has received any written notice of violation, notification of liability, demand, request for information, citation, summons or order alleging any liability of Symetra or any Symetra Subsidiaries pursuant to any Environmental Law. No complaint has been filed, and no penalty or fine has been assessed, against Symetra or any Symetra Subsidiaries in writing by any Governmental Authority under any applicable Environmental Law that remains unresolved. No remedial or corrective action by Symetra or any Symetra Subsidiaries is being required or requested to be taken (or, to the Knowledge of Symetra, is being threatened) in writing by any Governmental Authority or any other Person. No Proceeding is pending or, to the Knowledge of Symetra, threatened by any Person against Symetra or any Symetra Subsidiary relating to or arising under any Environmental Law.

          (c)   No Release of Hazardous Substances has occurred at, on, above, under or from any properties currently or, to the Knowledge of Symetra, formerly owned, leased, operated or used by Symetra or any Symetra Subsidiary that, in each case, has resulted in or would reasonably be expected to result in any cost, liability or obligation of Symetra or any Symetra Subsidiary under applicable Environmental Law for any cleanup or other remedial action.

          (d)   Except in compliance with applicable Environmental Law, neither Symetra nor any Symetra Subsidiary is currently operating any landfill, surface impoundment, disposal area or underground storage tank at any properties or assets currently owned, leased, operated or used by Symetra or any Symetra Subsidiary.

          (e)   There have been no Releases of Hazardous Substances that could reasonably be expected to result in any liability or obligation of Symetra or any Symetra Subsidiary under any Environmental Law for any cleanup or other remedial action relating to (i) the environmental conditions at, on or under any properties or assets currently owned, leased, operated or used (or, to the Knowledge of Symetra, formerly owned, leased operated or used) by Symetra or any Symetra Subsidiary or (ii) the past or present use, management, handling, transport, treatment, generation, storage or disposal of Hazardous Substances by Symetra or any Symetra Subsidiary.

        Section 4.20    Insurance Coverage.     Symetra and the Symetra Subsidiaries maintain policies of insurance in such amounts and against such risks as Symetra believes to be commercially reasonable. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all such insurance policies are in full force and neither Symetra nor any of the Symetra Subsidiaries is in breach or default under any such policy.

        Section 4.21    Symetra Insurance Subsidiaries.

          (a)   Each Symetra Subsidiary that conducts the business of insurance (each, a "Symetra Insurance Subsidiary") holds all material Permits necessary to conduct its business as currently conducted. All such material Permits are valid and in full force and effect. No material Permit held by a Symetra Insurance Subsidiary is the subject of an action for suspension or revocation or any similar proceedings nor, to the Knowledge of Symetra, is there any pending threat of such suspension or revocation by any Governmental Authority. No Symetra Insurance Subsidiary is operating under any formal or informal agreement or understanding with any Governmental Authority that specifically restricts such Symetra Insurance Subsidiary's authority (except as applicable to insurance companies generally) to do business in any material respect or requires it to take, or refrain from taking, any material action. No Symetra Insurance Subsidiary is "commercially domiciled" under the Laws of any jurisdiction. Symetra and the Symetra Insurance Subsidiaries have timely filed all material reports, statements, documents, registrations, filings or submissions (including any sales material) required to be filed with any Governmental Authority since January 1, 2012 in the manner prescribed by applicable Laws. Such reports, statements, documents, registrations, filings and submissions complied when filed with the requirements of applicable Laws, and no deficiencies have been asserted in writing by any such Governmental Authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been remedied, except for any non-compliance or deficiencies that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   Neither Symetra nor any of the Symetra Insurance Subsidiaries is a party to any written Contract, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any cease-and-desist or other order or directive by, or a recipient of any extraordinary supervisory letter from, or has adopted any policy, procedure or board or stockholder resolution at the request of, any Governmental Authority that restricts materially the conduct of its business or gives rise to any capital maintenance obligations.

        Section 4.22    Statutory Statements; Examinations.

          (a)   Symetra has made available to Sumitomo accurate and complete copies of all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and actuarial opinions, affirmations or certifications filed or submitted by each Symetra Insurance Subsidiary with or to the appropriate Governmental Authority of the jurisdiction in which such Symetra Insurance Subsidiary is domiciled since the later of January 1, 2012 and the date such Symetra Insurance Subsidiary became a Subsidiary of Symetra (collectively, the "Symetra Statutory Statements"). The financial statements included in the Symetra Statutory Statements were prepared in conformity with SAP in effect as of the date of the respective Symetra Statutory Statements, applied on a consistent basis during the periods involved, and fairly present in all material respects the statutory financial position of the relevant Symetra Insurance Subsidiary as of the respective dates thereof and the results of operations and changes in capital and surplus of such Symetra

  Insurance Subsidiary for the respective periods then ended, subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments. The Symetra Statutory Statements complied in all material respects with all applicable Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Governmental Authority with respect to any of the Symetra Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Governmental Authority.

          (b)   Symetra has made available to Sumitomo true and complete copies of all material examination reports and market conduct reports of any Governmental Authority received by it on or after January 1, 2012 through the date of this Agreement. To the Knowledge of Symetra, all material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Governmental Authority.

        Section 4.23    Reinsurance.     Each reinsurance treaty or agreement, slip, binder, cover note or other similar arrangement pursuant to which any Symetra Insurance Subsidiary cedes premium (the "Symetra Reinsurance Contracts") is valid and binding on the applicable Symetra Insurance Subsidiary, and to the Knowledge of Symetra, each other party thereto, and is in full force and effect, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity, and except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. None of the applicable Symetra Insurance Subsidiaries or, to the Knowledge of Symetra, any counterparty to any Symetra Reinsurance Contract is (with or without notice or lapse of time or both) in default or breach under the terms of such Symetra Reinsurance Contract, except where such default or breach, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. None of the Symetra Insurance Subsidiaries or, to the Knowledge of Symetra, any reinsurer under any Symetra Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No notice of intended cancellation has been received by the Symetra Insurance Subsidiary from any such reinsurer, and there are no disputes under any Symetra Reinsurance Contract, except for cancellations or disputes that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, no Symetra Reinsurance Contract contains any provision providing that any party thereto (other than Symetra or any Symetra Subsidiary) may terminate, cancel or commute the same by reason of the consummation of the Merger. With respect to any Symetra Reinsurance Contract for which any Symetra Insurance Subsidiary has taken credit on a balance sheet included within the Symetra Statutory Statements, such taking of credit was in compliance in all material respects with the applicable Laws of the Symetra Insurance Subsidiary's domiciliary state.

        Section 4.24    Insurance Reserves; Actuarial Reports.

          (a)   The reserves for benefits, losses (including incurred but not reported losses and losses in course of settlement), claims, expenses and unearned premium arising under or in connection with the Insurance Contracts (collectively, "Insurance Reserves") contained in the Symetra Statutory Statements (i) were based on assumptions and methodologies that were in accordance with or more conservative than those called for in the provisions of the relevant Insurance Contracts, (ii) were determined in accordance with generally accepted actuarial standards consistently applied throughout the specified period and the immediately prior period, (iii) are fairly stated in accordance with sound actuarial principles and SAP and (iv) satisfied the requirements of all applicable Laws with respect to the establishment of reserves and are at least as great as the minimum aggregate amounts required by applicable Law. Symetra does not make any representation or warranty in this Section 4.24 or in any other provision of this Agreement to the effect that the Insurance Reserves will be sufficient or adequate for the purposes for which they were established or that such Insurance Reserves may not develop adversely or, subject to Section 4.23, that the reinsurance recoverables taken into account in determining the amount of the Insurance Reserves will be collectible.

          (b)   Symetra has made available to Sumitomo an accurate and complete copy of any material actuarial reports prepared for Symetra by third-party actuaries with respect to any Symetra Insurance Subsidiary from January 1, 2012 (or such later date as the applicable Symetra Insurance Subsidiary became a Subsidiary of Symetra) through the date of this Agreement, and all attachments, addenda, supplements and modifications thereto (the "Symetra Actuarial Analyses"). The factual information and data furnished by any Symetra Insurance Subsidiary to its actuaries in connection with the preparation of the Symetra Actuarial Analyses were (i) obtained from the books and records of the relevant Symetra Insurance Subsidiaries and (ii) complete and accurate in all material respects.

        Section 4.25    Insurance Contracts.     The Insurance Contracts are, and since January 1, 2012 have been, to the extent required under applicable Law, on forms and at rates approved by applicable Governmental Authorities or filed and not objected to by such Governmental Authority within the period provided for objection, in each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No Symetra Insurance Subsidiary has changed the "cost of insurance" or similar charges on or in respect of the Insurance Contracts since January 1, 2012, and, other than assurances provided in the underlying policy forms, the Symetra Insurance Subsidiaries do not have any agreements, written or otherwise, with any policyholders or groups of policyholders regarding credited interest rates to be paid with respect to any Insurance Contracts, in each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

        Section 4.26    Distributors.

          (a)   Each of the Symetra Insurance Subsidiaries, each of the Affiliated Distributors and, to the Knowledge of Symetra, each of their respective Independent Distributors are and have been since January 1, 2012, in connection with the Insurance Contracts, in compliance in all material respects with all applicable Laws regulating the marketing and sale of insurance policies and annuity contracts, regulating advertisements, requiring mandatory disclosure of policy information, requiring employment of standards to determine if the purchase of a policy or contract is suitable for an applicant, prohibiting the use of unfair methods of competition and deceptive acts or practices and regulating replacement transactions. For purposes of this Section 4.26(a), (i) "advertisement" means any material designed to create public interest in life insurance policies and annuity contracts or in an insurer, or in an insurance producer, or to induce the public to purchase, increase, modify, reinstate, borrow on, surrender, replace or retain such a policy or contract and (ii) "replacement transaction" means a transaction in which a new life insurance policy or annuity contract is to be purchased by a prospective insured and the proposing producer knows or should know that one or more existing life insurance policies or annuity contracts will lapse, or will be forfeited, surrendered, reduced in value or pledged as collateral.

          (b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, since January 1, 2012 (i) each Affiliated Distributor and, to the Knowledge of Symetra, each Independent Distributor, at the time that such Distributor wrote, sold or produced any Insurance Contract, was duly licensed, authorized and appointed (for the type of business written, sold or produced by such Distributor) in the particular jurisdiction in which such Distributor wrote, sold or produced such business, and no such Distributor violated any term or provision of applicable Law relating to the writing, sale or production of such business in any material respect, (ii) no Affiliated Distributor and, to the Knowledge of Symetra, no Independent Distributor has breached the terms of any agency or broker Contract with Symetra, any Symetra Insurance Subsidiary or any of their respective Affiliates in any material respect or violated any applicable Law or policy of Symetra, any Symetra Subsidiary or any such Affiliate in the solicitation, negotiation, writing, sale or production of such business in any material respect and (iii) no Affiliated Distributor and, to the Knowledge of Symetra, no Independent Distributor has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation in any material respect of any applicable Law in connection with such Distributor's actions in his, her or its capacity as a Distributor for the Insurance Contracts, and there exists no enforcement or disciplinary proceeding alleging any such violation.

        Section 4.27    Separate Accounts.

          (a)   Each Separate Account is (i) duly and validly established and maintained in compliance in all material respects with applicable Law and (ii) operating and, at all times since January 1, 2012 (or, if later, the date of its establishment), has been operated in compliance in all material respects with applicable Law.

          (b)   Each Separate Account is either duly registered as an investment company under the Investment Company Act, and such registration is in full force and effect, or is excluded from the definition of "investment company" pursuant to Section 3(c)(1), 3(c)(7) or 3(c)(11) of the Investment Company Act. Each Separate Account that is registered under the Investment Company Act is, and since January 1, 2012 has been, operated in compliance with the Investment Company Act, has filed all reports and amendments of its registration statement required to be filed, has been granted all exemptive relief necessary to conduct its operations as currently conducted, and is in compliance with all conditions to any such relief, except, in each case, as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Insurance Contracts under which Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and such registration statement is currently in effect to the extent necessary to allow the applicable Symetra Insurance Subsidiary to receive contributions under such Insurance Contracts. Since January 1, 2012, the relevant registration statements, at the time that each became effective, contained no untrue statement of a material fact, and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (c)   Since January 1, 2012, each prospectus, offering document, sales brochure, sales literature or advertising material, as amended or supplemented, relating to any Separate Account, as of their respective mailing dates or dates of use, complied in all material respects with applicable Law, including U.S. federal and state securities Laws and Insurance Laws. Since January 1, 2012, all advertising or marketing materials relating to a Separate Account that were required to be filed with FINRA or any other Governmental Authority have been or will be timely filed therewith, except where such failure to comply, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

        Section 4.28    Product Tax Matters.

          (a)   The Tax treatment of each Insurance Contract is not, and since the time of issuance or subsequent modification has not been, less favorable to the purchaser, policyholder or intended beneficiaries thereof, than the Tax treatment either that was purported to apply in written materials provided by the issuer of such Insurance Contract, in each case at the time of its issuance (or any subsequent modification of such Insurance Contract) or for which such Insurance Contract would reasonably have been expected to qualify at the time of issuance (or subsequent modification), in each case except where the failure to have such Tax treatment, individually or in the aggregate, is not, and would not reasonably be expected to be, material to the issuer of any such Insurance Contract. The issuer of any Insurance Contract has no reason to believe that the Tax treatment of any such Insurance Contract will at any time be less favorable to the purchaser, policyholder or intended beneficiaries thereof than the Tax treatment either that was purported to apply in written materials provided by the issuer of such Insurance Contract, in each case at the time of its issuance (or any subsequent modification of such Insurance Contract), or for which any such Insurance Contract would reasonably have been expected to qualify, at the time of issuance (or subsequent modification), except where the failure to have such tax treatment would not be material to any such issuer.

          (b)   The issuer of each Insurance Contract maintains systems that are adequate to maintain compliance with qualification provisions of the Code, including Sections 7702 and 7702A of the Code, and to comply with the withholding and reporting requirements of the Code applicable to the Insurance Contracts, including Sections 3405 and 6047 of the Code, except where failure to maintain such systems would not be material to any such issuer.

        Section 4.29    Investment Assets.

          (a)   Symetra has made available to Sumitomo (i) a true, correct and complete list of all of the investment assets and cash owned beneficially or of record by any of the Symetra Insurance Subsidiaries (together with investment assets and cash owned beneficially or of record by Symetra or any other Symetra Subsidiary, the "Investment Assets") as of March 31, 2015 and (ii) accurate and complete copies of the investment policies and guidelines applicable to the Symetra Insurance Subsidiaries' investment activities in effect as of the date of this Agreement (the "Investment Guidelines").

          (b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (i) each of the Investment Assets owned by a Symetra Insurance Subsidiary complied in all material respects with the investment policies and guidelines as in effect at the time such Investment Asset was acquired by the applicable Symetra Insurance Subsidiary and (ii) Symetra and each Symetra Subsidiary has good and marketable title in and to all of the Investment Assets it purports to own, free and clear of all Liens, other than Permitted Liens.

          (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (i) neither Symetra nor any Symetra Subsidiary has any material funding obligations of any kind, or material obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement) in respect of, any of the Investment Assets and (ii) there are no material outstanding commitments, options, put agreements or other arrangements relating to the Investment Assets to which Symetra or any Symetra Subsidiary may be subject upon or after the Closing.

        Section 4.30    Investment Adviser.     None of Symetra or any of the Symetra Subsidiaries is, and none of them conducts any activities as, an investment adviser that is registered, or would be required to be registered, as an investment adviser under the Advisers Act with the SEC or in any state in which such registration would be required. None of Symetra or any of the Symetra Subsidiaries is required to register as a commodity trading adviser or commodity pool operator with the U.S. Commodity Futures Trading Commission. None of the officers or employees of Symetra or the Symetra Subsidiaries is required to be approved, licensed or registered as investment advisory representative for the activities conducted by him or her on behalf of Symetra or any Symetra Subsidiary in any state or jurisdiction in which, or with any Governmental Authority with whom, such approval, licensing or registration would be so required, except as, individually or in the aggregate, where any such failure to be so approved, licensed or registered has not had and would not reasonably be expected to have a Material Adverse Effect.

        Section 4.31    Broker-Dealer.     Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

          (a)   The Symetra Broker-Dealer is and has been, since January 1, 2012, duly registered as a broker-dealer under the Exchange Act and in all jurisdictions where such registration, licensing or qualification is so required. Since January 1, 2012, none of Symetra or the Symetra Subsidiaries other than the Symetra Broker-Dealer engages or has engaged in Broker-Dealer Activities other than pursuant to an exemption from registration. The Symetra Broker-Dealer is a member of FINRA and such other organizations in which its membership is required in order to conduct its business as now conducted, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Symetra has made available to Sumitomo accurate and complete copies of the Symetra Broker-Dealer's Form BD as most recently filed with the SEC and all state registration forms, each as amended to the date of this Agreement. The information contained in such form was accurate and complete in all material respects at the time of filing and the Symetra Broker-Dealer has made all amendments to such form as it is required to make under any applicable Law, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)   Neither the Symetra Broker-Dealer nor, to the Knowledge of Symetra, any "associated person" (within the meaning of the Exchange Act) of the Symetra Broker-Dealer is ineligible or disqualified pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person of a registered broker-dealer. There is no Proceeding pending or, to the Knowledge of Symetra, threatened in writing that would reasonably be expected to result in the Symetra Broker-Dealer or, to the Knowledge of Symetra, any "associated person" (as defined in the Exchange Act or the rules under FINRA (the "FINRA Rules")) thereof becoming ineligible to act in such capacity.

          (c)   The Symetra Broker-Dealer's respective officers, employees, "associated persons" (as defined under the FINRA Rules) and independent contractors, or any other natural persons who are "associated persons" of Symetra or a Symetra Subsidiary and who are parties to any selling, distribution or wholesaling agreement to which the Symetra Broker-Dealer is a party, who are required under applicable Law to be registered, licensed or qualified as a "registered representative" (as such term is defined under the FINRA Rules) are, and have been since January 1, 2012, duly registered as such and such registrations are and were, since January 1, 2012, in full force and effect, or are or were in the process of being registered as such within the time periods required by any Governmental Authority, as applicable, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

        Section 4.32    Captive Insurance Company.     Symetra Reinsurance Corporation (the "Captive Insurance Company") is duly licensed or authorized as a limited purpose life insurance subsidiary in the State of Iowa. The Captive Insurance Company is not licensed to do insurance business in or subject to the Insurance Laws of any jurisdiction other than the State of Iowa. Except as set forth in Section 4.32 of the Symetra Disclosure Letter, the Captive Insurance Company is not a party to any reinsurance treaty or agreement (the "Excess Reserve Financing Contracts"). To the Knowledge of Symetra, (i) no counterparty under any Excess Reserve Financing Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, bankruptcy or similar proceeding and (ii) the financial condition of any such counterparty is not impaired to the extent that a default thereunder is reasonably anticipated. No notice of intended cancellation or termination has been received by Symetra or by any of the Symetra Subsidiaries from any such counterparty, and neither Symetra nor any of the Symetra Subsidiaries has received or delivered any notice of dispute under any such Excess Reserve Financing Contract, except as would not reasonably be expected to permit any such counterparty to terminate any such Excess Reserve Financing Contract or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since December 8, 2014, the Captive

Insurance Company has timely filed all statements and reports, together with all exhibits, interrogatories, notes, actuarial opinions, affirmations, certifications, schedules or other material supporting documents in connection therewith, required to be filed by it with the applicable insurance regulatory authorities on forms prescribed or permitted by such insurance regulatory authorities, except for such failures to file which would not have had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such statements and reports complied when filed with the requirements of applicable Laws, and no deficiencies have been asserted in writing by any insurance regulatory authorities with respect to such statements and reports that have not been remedied, except as would not, individually or in the aggregate, constitute a Material Adverse Effect.

        Section 4.33    Opinion of Financial Advisor.     The Board of Directors of Symetra has received the written opinion of Morgan Stanley & Co. LLC (the "Symetra Financial Advisor"), dated as of August 10, 2015 that, as of such date and subject to the limitations and assumptions set forth therein, the Per Share Merger Consideration to be paid to the holders of Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders.

        Section 4.34    Brokers.     No Person other than the Symetra Financial Advisor is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any Party in connection with the transactions contemplated by this Agreement based upon Contracts made by or on behalf of Symetra or any Symetra Subsidiary. Symetra has made available to Sumitomo an accurate and complete copy of each Contract between Symetra or any Symetra Subsidiary and the Symetra Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.

        Section 4.35    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article IV, Sumitomo acknowledges that none of Symetra, the Symetra Subsidiaries or any other Person on behalf of Symetra makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SUMITOMO AND MERGER SUB

        Except as otherwise disclosed in the letter (the "Sumitomo Disclosure Letter") dated as of the date hereof and delivered to Symetra by Sumitomo with respect to this Agreement (it being understood that any information contained therein will qualify and apply to the representations and warranties in this Article V to which the information is specifically stated as referring to and will qualify and apply to other representations and warranties in this Article V to the extent that it is reasonably apparent upon reading such information that such disclosure also qualifies or is responsive to such other sections), Sumitomo and Merger Sub jointly and severally represent and warrant to Symetra as follows:

        Section 5.01    Organization.     Sumitomo is a mutual company (sougo kaisha) duly incorporated, validly existing and in good standing under the Laws of Japan. Sumitomo has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where failure to have such power or authority, individually or in the aggregate, has not prevented or materially impaired or materially delayed and would not reasonably be expected to prevent or materially impair or materially delay the ability of Sumitomo to consummate the Merger. Sumitomo has made available to Symetra accurate and complete copies of its Constituent Documents, as amended and in effect on the date of this Agreement.

        Section 5.02    Merger Sub.

          (a)   Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except where failure to be so incorporated or organized, existing or in good standing or to have such power or authority, individually or in the aggregate, has not prevented or materially impaired or materially delayed and would not reasonably be expected to prevent or materially impair or materially delay the ability of Sumitomo to consummate the Merger.

          (b)   Sumitomo is, directly or indirectly, the record holder and Beneficial Owner of all of the outstanding Securities of Merger Sub, free and clear of any Liens. All of the Securities of Merger Sub so owned by Sumitomo have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares have been issued in violation of any preemptive or similar rights by which Sumitomo or any of its Subsidiaries is bound.

          (c)   Merger Sub has been formed by Sumitomo solely for purposes of the transactions contemplated by this Agreement. Merger Sub has not conducted any business or activities other than those incident to its formation and pursuant to this Agreement and the transactions contemplated hereby.

        Section 5.03    Authorization; Board Approval.

          (a)   Each of Sumitomo and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Sumitomo or Merger Sub are necessary for it to authorize this Agreement or to consummate the transactions contemplated by this Agreement, except for the filing of the appropriate merger documents as required by the DGCL. No vote of policy holders or policy holder representatives of Sumitomo is necessary to approve this Agreement and the Merger and to consummate the other transactions contemplated by this hereby. This Agreement has been duly and validly executed and delivered by each of Sumitomo and Merger Sub and, assuming due authorization, execution and delivery by Symetra, is a legal, valid and binding obligation of each of Sumitomo and Merger Sub, enforceable against each of Sumitomo and Merger Sub in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity.

          (b)   The Board of Directors of Merger Sub, acting by unanimous written consent in lieu of special meeting, has duly adopted resolutions (i) approving this Agreement, (ii) declaring this Agreement advisable and (iii) recommending that Sumitomo, as Merger Sub's sole stockholder, adopt this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn.

          (c)   The Board of Directors of Sumitomo, at a meeting duly called and held, has duly and unanimously adopted resolutions adopting this Agreement and approving the payment of the Merger Consideration upon the consummation of the Merger in accordance with this Agreement. As of the date of this Agreement, such resolutions have not been amended or withdrawn.

        Section 5.04    Consents and Approvals; No Violations.

          (a)   Assuming that all Approvals of or from, or Filings with, Governmental Authorities described in Section 4.06(b) and Section 5.04(b) have been obtained or made, the execution and delivery of this Agreement by Sumitomo and Merger Sub does not and the consummation by Sumitomo and Merger Sub of the transactions contemplated by this Agreement will not (i) conflict with any provisions of the Constituent Documents of Sumitomo, Merger Sub or any material Sumitomo Subsidiary, (ii) violate any Law or Order, (iii) result, after the giving of notice, with lapse of time, or otherwise, in any violation, default or loss of a benefit under, or permit the acceleration or termination of any obligation under or require any consent under, any Contract,

  (iv) result in the creation or imposition of any Lien upon any properties or assets of Sumitomo, Merger Sub or any material Sumitomo Subsidiary or (v) cause the suspension or revocation of any Permit of Sumitomo or Merger Sub, except, in the case of clauses (ii), (iii), (iv) and (v), any matters that, individually or in the aggregate, have not prevented or materially impaired or materially delayed and would not reasonably be expected to prevent or materially impair or materially delay the ability of Sumitomo to consummate the Merger.

          (b)   No Approval or Filing is required to be made or obtained by Sumitomo or any Sumitomo Subsidiary in connection with the execution or delivery of this Agreement by Sumitomo and Merger Sub or the consummation by Sumitomo and Merger Sub of the transactions contemplated by this Agreement, except for (i) compliance by Sumitomo with the HSR Act, (ii) the matters set forth in Section 5.04(b) of the Sumitomo Disclosure Letter, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL and (iv) such other matters that, individually or in the aggregate, have not prevented or materially impaired or materially delayed and would not reasonably be expected to prevent or materially impair or materially delay the ability of Sumitomo to consummate the Merger.

          (c)   As of the date of this Agreement, Sumitomo has a reasonable basis to believe that all of the clearances, consents, approvals, orders, waivers, licenses or authorizations of or from any Governmental Authority that are necessary for the execution and delivery of this Agreement by Sumitomo and Merger Sub and the consummation by Sumitomo and Merger Sub of the Merger and the other transactions contemplated by this Agreement will be obtained prior to the End Date.

        Section 5.05    Litigation.     There is no Proceeding (whether at Law or in equity) pending, or, to the Knowledge of Sumitomo, threatened against or otherwise affecting Sumitomo, Merger Sub or any Sumitomo Subsidiary that seeks to enjoin, or would reasonably be expected to have the effect of preventing, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair or materially delay, the ability of Sumitomo to consummate the Merger. There is no Order outstanding against Sumitomo or Merger Sub or any of their respective properties or assets that would reasonably be expected to prevent or materially impair or materially delay the ability of Sumitomo to consummate the Merger.

        Section 5.06    Financing.     Sumitomo and Merger Sub have sufficient funds to make the deposit into the Exchange Fund required pursuant to Section 3.01(b) and to consummate the Merger and the other transactions contemplated hereby.

        Section 5.07    Ownership of Common Stock.     Neither Sumitomo nor any of its Subsidiaries own any shares of Common Stock and, at the time immediately preceding the execution of this Agreement, neither Sumitomo nor any of its affiliates or associates (as such terms are defined in Section 203 of the DGCL) was or had been within the prior three years, with respect to Symetra, an "interested stockholder" of Symetra, as such term is defined in Section 203 of the DGCL.

        Section 5.08    Proxy Statement.     None of the information supplied or to be supplied by Sumitomo, Merger Sub or any Representative or Affiliate of Sumitomo or Merger Sub in writing for inclusion in the Proxy Statement will, on the date of filing with the SEC, at the time first mailed to the stockholders of Symetra and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Neither Sumitomo nor Merger Sub makes any representation or warranty with respect to any information supplied by any other Person that is included in the Proxy Statement.

        Section 5.09    Brokers.     No Person other than Goldman, Sachs & Co. is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by any Party in connection with the transactions contemplated by this Agreement based upon Contracts made by or on behalf of Sumitomo or any Sumitomo Subsidiary.

        Section 5.10    No Other Representations or Warranties.     Except for the representations and warranties contained in this Article V, Symetra acknowledges that none of Sumitomo, Merger Sub or any other Person on behalf of Sumitomo makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement.

ARTICLE VI
COVENANTS OF SYMETRA

        Section 6.01    Operating Covenants.     From the date of this Agreement until the Effective Time, unless Sumitomo otherwise consents in writing (which will not be unreasonably withheld, delayed or conditioned) or except as set forth in Section 6.01 of the Symetra Disclosure Letter or as otherwise expressly provided for in this Agreement, Symetra will, and will cause each of the Symetra Subsidiaries to, conduct its business in the ordinary course of business consistent with past practices, and will use its reasonable best efforts to preserve intact its business organization and goodwill and relationships with all Governmental Authorities, customers, suppliers, business associates, distributors, strategic and joint venture partners and others having business dealings with it, to keep available the services of its current officers and key employees and to maintain its current rights and franchises, in each case, consistent with past practices. In addition to and without limiting the generality of the foregoing, except as expressly set forth in Section 6.01 of the Symetra Disclosure Letter or as otherwise expressly provided for in this Agreement or as required by applicable Law, from the date of this Agreement until the Effective Time, without the prior written consent of Sumitomo (which will not be unreasonably withheld, delayed or conditioned), Symetra will not, and will not permit any Symetra Subsidiary to:

          (a)   amend or modify any of the Constituent Documents of Symetra (as amended as provided in Section 4.04(b)) or any Symetra Subsidiary;

          (b)   declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its Securities, other than dividends or distributions (i) by wholly-owned Symetra Subsidiaries to another such Symetra Subsidiary or to Symetra or (ii) regular quarterly cash dividends by Symetra consistent with past practices, including as to date of declaration and record date, to holders of Common Stock, which will not exceed $0.11 per share per calendar quarter;

          (c)   split, combine or reclassify any of its Securities or issue or authorize the issuance of any other Securities or Equity Rights in respect of, in lieu of, or in substitution for, its Securities, other than issuances of shares of Common Stock in connection with the exercise of Equity Rights that are outstanding on the date of this Agreement or granted thereafter in accordance with Section 6.01(e)(i);

          (d)   repurchase, redeem or otherwise acquire or settle any Securities or Equity Rights of Symetra or any Symetra Subsidiary, or any rights, warrants or options to acquire any such Securities, other than (i) the acquisition by Symetra of shares of Common Stock in connection with the surrender of shares of Common Stock by holders of Equity Rights in order to pay the exercise price thereof, (ii) the withholding of shares of Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Stock Plans or pursuant to individual equity compensation award agreements, (iii) the acquisition by Symetra of Equity Rights of Symetra in connection with the forfeiture of such Equity Rights or (iv) as required by any Benefit Plan as in effect on the date of this Agreement;

          (e)   issue, sell, grant, pledge or otherwise encumber any Securities, or Equity Rights, other than (i) issuances of Common Stock in connection with the exercise of or settlement of Equity Rights that are outstanding on the date of this Agreement and (ii) issuance of Securities between or among Symetra and any wholly-owned Symetra Subsidiaries;

          (f)    merge or consolidate with any Person or acquire, directly or indirectly, all or substantially all of the assets or Securities of any other Person;

          (g)   knowingly (after being advised by Sumitomo that an intended action would violate the covenant set forth in this Section 6.01(g)) establish, acquire or dispose of any affiliated Person that would become a "subsidiary" (kogaisha, as defined under Article 2, item 12 of the Insurance Business Act of Japan), "subsidiary, etc." (ko houjin tou, as defined under Article 13-5-2, paragraph 3 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) or "affiliate, etc." (kanren houjin tou, as defined under Article 13-5-2, paragraph 4 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) of Sumitomo upon the Closing;

          (h)   knowingly (after being advised by Sumitomo that an intended action would violate the covenant set forth in this Section 6.01(h)) make any change in lines of business of, or otherwise make such change with respect to, Symetra or any affiliated Person that would become a "subsidiary" (kogaisha, as defined under Article 2, item 12 of the Insurance Business Act of Japan), "subsidiary, etc." (ko houjin tou, as defined under Article 13-5-2, paragraph 3 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) or "affiliate, etc." (kanren houjin tou, as defined under Article 13-5-2, paragraph 4 of the Cabinet Order for Enactment of the Insurance Business Act of Japan) of Sumitomo upon the Closing, as would require a revision to or otherwise affect the application for Approval or the Filing with the FSA;

          (i)    make any loans, advances or capital contributions to, or investments in, any other Person other than (i) by Symetra or any wholly-owned Symetra Subsidiary to or in Symetra or any wholly-owned Symetra Subsidiary, (ii) policy loans under Insurance Contracts in the ordinary course of business consistent with past practices, (iii) pursuant to any Contract or other legal obligation existing at the date of this Agreement set forth on Section 6.01(i) of the Symetra Disclosure Letter or (iv) acquisitions of Investment Assets consistent with the Investment Guidelines;

          (j)    create, incur, guarantee or assume any Indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement, except (i) Indebtedness incurred in the ordinary course of business consistent with past practices not to exceed $7,500,000 in the aggregate, (ii) Indebtedness incurred under facilities or lines of credit in existence on the date of this Agreement, (iii) Indebtedness in replacement of existing Indebtedness on customary commercial terms, consistent in all material respects with the Indebtedness being replaced, and (iv) guarantees by Symetra of Indebtedness of wholly-owned Symetra Subsidiaries or guarantees by Symetra Subsidiaries of Indebtedness of Symetra;

          (k)   make or commit to make any capital expenditure other than in the ordinary course of business consistent with past practice;

          (l)    make any material change in the actuarial, underwriting, claims administration, reinsurance, reserving or payment policies, practices or principles of any Symetra Insurance Subsidiary;

          (m)  make any material change to the Investment Guidelines or acquire or dispose of any Investment Assets in any manner inconsistent with the Investment Guidelines;

          (n)   abandon, modify, waive or terminate any material Permit;

          (o)   materially amend or, other than pursuant to its current terms, terminate, renew or extend any Symetra Contract, or enter into any Contract that would be a Symetra Contract if in effect on the date of this Agreement or materially amend any Excess Reserve Financing Contract;

          (p)   other than in the ordinary course of business consistent with past practices, forgive, cancel or compromise any debt or claim, or waive or release any right, of material value, or fail to pay or satisfy when due any material liability or obligation (other than any such liability or obligation that is being contested in good faith);

          (q)   other than as required by any Benefit Plan, (i) amend or otherwise modify benefits under any Benefit Plan, (ii) accelerate the payment or vesting of benefits or amounts payable or to become payable under any Benefit Plan as currently in effect on the date of this Agreement, (iii) grant any performance unit awards or (iv) terminate or establish any Benefit Plan;

          (r)   except as required by any Benefit Plan, increase in any respect the compensation or benefits of any directors, officers, employees or agents of Symetra or any Symetra Subsidiary; provided that Symetra or any Symetra Subsidiary may increase (i) base salaries to non-executive employees, non-executive officers and agents in the ordinary course of business consistent with past practices or (ii) compensation and benefits (other than with respect to any Executive) in the context of promotions based on job performance or workplace requirements, in the ordinary course of business consistent with past practices and provided that such increases are consistent with the past practices of increasing compensation and benefits to promoted employees in similar positions;

          (s)   enter into or amend or modify any severance, consulting, retention or employment agreement, plan, program or Contract, other than (i) in the case of consulting agreements, in the ordinary course of business consistent with past practices or (ii) with respect to new hires or employees (other than any Executive) in the context of promotions based on job performance or workplace requirements, in each case in the ordinary course of business consistent with past practices; provided that (i) in the case of new hires, such agreements, plans, programs or Contracts, or any amendments or modifications thereto, are consistent with the past practices of entering into such agreements, plans, programs or Contracts, for newly hired employees in similar positions and (ii) in the case of promotions, such amendments or modifications are consistent with the past practices of making such amendment or modifications for promoted employees in similar positions;

          (t)    enter into or otherwise become bound by a collective bargaining agreement or similar labor Contract with a labor union, works council, employee committee or representative or other labor organization with respect to employees of Symetra or any Symetra Subsidiary;

          (u)   settle or compromise any Proceeding involving claims for monetary damages (excluding settlements and compromises relating to Taxes), other than (i) settlements or compromises of claims under Insurance Contracts within applicable policy limits or (ii) settlements or compromises that require only payments of money by Symetra or the Symetra Subsidiaries without ongoing limits on the conduct or operation of Symetra or the Symetra Subsidiaries, which payments of money will not exceed $2,500,000 per Proceeding or $7,500,000 in the aggregate for all such Proceedings, or enter into any consent, decree, injunction or similar restraint or form of equitable relief that, individually or in the aggregate, are material to Symetra and the Symetra Subsidiaries, taken as a whole, or would reasonably be expected to impede or delay in any material respect the consummation of the transactions contemplated by this Agreement, including obtaining the Stockholder Approval;

          (v)   adopt or implement a plan of complete or partial liquidation or resolution providing for or authorizing such liquidation or a dissolution, merger, restructuring, consolidation,

  recapitalization or other reorganization of Symetra or any Symetra Subsidiary; provided that any Tax election otherwise permitted by Section 6.01(w) will not be prohibited by this Section 6.01(v);

          (w)  other than in the ordinary course of business consistent with past practices, (i) make, revoke or amend any material election relating to Taxes, file any material amended Tax Return or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability, (ii) settle or compromise any material Proceeding relating to Taxes, (iii) make a request for a written ruling of a Taxing Authority relating to material Taxes, other than any request for a determination concerning qualified status of any Benefit Plan intended to be qualified under Section 401(a) of the Code, (iv) fail to file, on a timely basis (taking into account any applicable extensions), any material Tax Return required to be filed or (v) except as required by Law, change any method of Tax accounting or change the basis for determining any item referred to in Section 807(c) of the Code, in each case, to the extent that such action would reasonably be expected to materially increase the Taxes of Symetra or any Symetra Subsidiary;

          (x)   for non-Tax purposes, change in any material respect any method of accounting or accounting principles or practices (or any system of internal accounting controls) by Symetra or any Symetra Subsidiary, except for any such change required by a change in GAAP or SAP or by a Governmental Authority or applicable Law; or

          (y)   agree or commit to do any of the foregoing.

        Section 6.02    Preparation and Mailing of Proxy Statement.

          (a)   As promptly as practicable following the date of this Agreement, Symetra will prepare and file the Proxy Statement with the SEC. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act.

          (b)   Symetra (i) will provide Sumitomo with a reasonable opportunity to review and comment on the Proxy Statement (such comments to be provided as promptly as reasonably practicable) and any amendment or supplement to the Proxy Statement and any related communications (including any responses to any comments of the SEC) prior to filing such documents or communications with the SEC, (ii) will not file such document or communication with the SEC prior to receiving the approval of Sumitomo (which will not be unreasonably withheld, delayed or conditioned) and (iii) will promptly provide Sumitomo with a copy of all such filings and communications made with the SEC. Symetra will, as promptly as reasonably practicable after receipt thereof, provide Sumitomo with copies of any written comments and advise Sumitomo of any oral comments with respect to the Proxy Statement received from the staff of the SEC.

          (c)   Symetra will cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or that Symetra may commence mailing the Proxy Statement. Each of Symetra and Sumitomo will take all actions reasonably required to be taken under any applicable state securities Laws in connection with the Merger and will furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action.

          (d)   If at any time prior to the Effective Time any information relating to the Parties, or any of their respective Affiliates, directors or officers, is discovered by any of the Parties which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Parties will file as promptly as practicable with the SEC a mutually acceptable (as reasonably determined by the Parties) amendment of, or supplement to, the Proxy Statement and, as required by Law, disseminate the information contained in such amendment or supplement to the stockholders of Symetra.

        Section 6.03    Stockholders Meeting; Recommendation.

          (a)   Symetra will duly take all lawful action, in accordance with its Constituent Documents, to call, give notice of, convene and hold a meeting of the stockholders of Symetra (the "Stockholders Meeting") on a date as promptly as practicable after the expiration of the applicable SEC review period for the purpose of obtaining the Stockholder Approval. Subject to Section 6.05, Symetra will take all lawful action to solicit and obtain the Stockholder Approval. Without limiting the generality of the foregoing, Symetra will engage a proxy solicitation firm reasonably acceptable to Sumitomo for purposes of assisting in the solicitation of proxies for the Stockholders Meeting.

          (b)   Subject to Section 6.05, the Board of Directors of Symetra will include in the Proxy Statement its recommendation of the adoption of this Agreement by the stockholders of Symetra to the effect set forth in Section 4.04(c) (the "Recommendation"). Subject to Section 6.05, neither the Board of Directors of Symetra nor any committee thereof will (i) fail to include the Recommendation in the Proxy Statement, (ii) change, withhold, withdraw or adversely qualify or modify, or propose publicly to change, withhold, withdraw or adversely qualify or modify, the Recommendation or (iii) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal (any of the foregoing actions, a "Change in Recommendation").

        Section 6.04    Access to Information; Confidentiality.

          (a)   Upon reasonable notice, Symetra will, and will cause each of the Symetra Subsidiaries to, afford to Sumitomo and its directors, officers, employees, accountants, auditors, counsel, financial advisors, consultants, financing sources and other advisors or representatives (collectively, "Representatives") reasonable access during normal business hours to the respective properties, books, records (including Tax records), Contracts, commitments and personnel of Symetra and the Symetra Subsidiaries and will furnish, and will cause to be furnished, as promptly as practicable to Sumitomo and its Representatives (i) a copy of each material report, including all Symetra Statutory Statements, filed or submitted with insurance regulatory authorities after the date of this Agreement and (ii) all other information with respect to Symetra and the Symetra Subsidiaries, as applicable, as Sumitomo or its Representatives may reasonably request.

          (b)   Without limiting the generality of the foregoing, Symetra will, and will cause each of the Symetra Subsidiaries to, afford to Sumitomo and its Representatives reasonable access during normal business hours to the respective properties, books, records (including Tax records), Contracts, commitments and personnel of Symetra and the Symetra Subsidiaries for the purpose of integrating the financing reporting of Symetra and Sumitomo effective as of the Closing Date.

          (c)   Notwithstanding Section 6.04(a), Symetra will not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of Symetra would (i) violate applicable Law, (ii) waive the protection of an attorney-client privilege or other legal privilege (subject to reasonable cooperation between the Parties with respect to entering into appropriate joint defense, community of interest or similar agreements or arrangements with respect to the preservation of such privileges) or (iii) result in the disclosure of any Trade Secrets of third parties or violate any of its obligations with respect to confidentiality. Without limiting the foregoing, in the event that Symetra does not provide access or information in reliance on the immediately preceding sentence, it will provide notice to Sumitomo that it is withholding such access or information and will use reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Law, Contract or obligation or risk waiver of such privilege.

          (d)   All information furnished pursuant to this Section 6.04 or otherwise pursuant to this Agreement will be subject to the confidentiality agreement dated as of March 10, 2015 between

  Symetra and Sumitomo (the "Confidentiality Agreement"). No investigation pursuant to this Section 6.04 will affect the representations, warranties or conditions to the obligations of the Parties contained in this Agreement.

        Section 6.05    Acquisition Proposals.

          (a)   Except as otherwise permitted by this Section 6.05, from the date hereof, Symetra and the Symetra Subsidiaries will immediately cease and cause to be terminated, and Symetra will cause its Representatives to terminate, any existing discussions or negotiations with any Person or its Representatives (other than Sumitomo and Merger Sub and their Representatives) conducted prior to the date hereof with respect to any Acquisition Proposal.

          (b)   Except as otherwise permitted by this Section 6.05, Symetra and the Symetra Subsidiaries will not, and Symetra will cause its Representatives not to, directly or indirectly (i) initiate, solicit or knowingly facilitate or encourage any inquiry or the making or announcement of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) participate or engage in or continue any discussions or negotiations regarding, furnish to any Person any information or data with respect to, or otherwise cooperate with or knowingly take any other action to facilitate any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) enter into any Contract (including any letter of intent, memorandum of understanding or agreement in principle) providing for an Acquisition Proposal (an "Alternative Acquisition Agreement"), (iv) take any action to make the provisions of any "fair price," "moratorium," "control share acquisition," "business combination" or similar anti-takeover statute or regulation (including the approval of any Person becoming an "interested stockholder" pursuant to Section 203 of the DGCL) inapplicable to any transactions contemplated by an Acquisition Proposal or (v) resolve, propose or agree to do any of the foregoing.

          (c)   Notwithstanding Section 6.05(a) and Section 6.05(b), at any time prior to the receipt of the Stockholder Approval, with respect to any Person that has submitted an unsolicited bona fide written Acquisition Proposal after the date hereof that did not result from a breach of this Section 6.05, Symetra may furnish information and data to such Person or its Representatives pursuant to and in accordance with an Acceptable Confidentiality Agreement and participate and engage in discussions or negotiations with such Person or its Representatives regarding such Acquisition Proposal, if and only if the Board of Directors of Symetra has determined in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal. Any material non-public information provided by Symetra or any Symetra Subsidiary to any Person entering into an Acceptable Confidentiality Agreement that has not been previously provided to Sumitomo must be provided to Sumitomo concurrently with, or, if impractical, within 48 hours following, the time it is provided or made available to such Person.

          (d)   Notwithstanding Section 6.03(b) but subject to Section 6.05(e), at any time prior to the Stockholder Approval, if (i) an Intervening Event has occurred or (ii) Symetra receives an Acquisition Proposal that the Board of Directors of Symetra has determined constitutes a Superior Proposal, then, in either case, the Board of Directors of Symetra may effect a Change in Recommendation if and only if the Board of Directors of Symetra has determined in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so would be inconsistent with the directors' fiduciary duties to the stockholders of Symetra under applicable Law.

          (e)   Notwithstanding Section 6.05(d), the Board of Directors of Symetra may not effect a Change in Recommendation unless (i) the Board of Directors of Symetra has first provided written notice to Sumitomo that it is prepared to effect a Change in Recommendation, which notice will, in the case of the occurrence of an Intervening Event, include a written description in reasonable detail of such Intervening Event, and in the case of a Superior Proposal, attach the most current unredacted version of the proposed agreement relating to such Superior Proposal (or if there is no proposed agreement, a description in reasonable detail of the material terms and conditions of such Superior Proposal, including the identity of the Person making such Superior Proposal) and (ii) Sumitomo does not make, within five Business Days after the receipt of such notice, a proposal that the Board of Directors of Symetra determines in good faith (taking into account any revisions to the terms of the transaction contemplated by this Agreement proposed by Sumitomo as provided in this Section 6.05(e) after consultation with outside legal counsel and a financial advisor of nationally recognized reputation) obviates the need for a Change in Recommendation. Symetra agrees that, during such five Business Day period, as applicable, Symetra and its Representatives will negotiate in good faith with Sumitomo and its Representatives regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Sumitomo. If there is a material change in the facts or circumstances relating to the Intervening Event or to the terms and conditions of the Superior Proposal, in each case that gave rise to such Change in Recommendation, or Symetra receives a Superior Proposal from another Person, then the provisions of this Section 6.05(e) will be applicable with respect to a Change in Recommendation relating to such Intervening Event or amended or additional Superior Proposal (except that, in such case, the references to five Business Days in this Section 6.05(e) shall instead be to three Business Days). Notwithstanding any other provision of this Agreement, Symetra may not enter into an Alternative Acquisition Agreement without effecting a Change in Recommendation and complying with the provisions of this Section 6.05(e).

          (f)    Notwithstanding any Change in Recommendation, the Board of Directors of Symetra will continue to comply with its obligations under Section 6.02 and Section 6.03 and will submit this Agreement to the stockholders of Symetra for the purpose of obtaining the Stockholder Approval unless this Agreement has been terminated prior to the date of the Stockholders Meeting, or any adjournment or postponement thereof, in accordance with Article IX.

          (g)   Except as set forth in Section 6.05(e), as promptly as practicable after the receipt by Symetra of any Acquisition Proposal, whether orally or in writing, and in any case within 48 hours after the receipt thereof by an executive officer of Symetra, Symetra will provide oral or written notice to Sumitomo of such Acquisition Proposal, the identity of the Person making any such Acquisition Proposal and the material terms and conditions of such Acquisition Proposal. Symetra (or its outside counsel) will, in person, by email or by telephone, keep Sumitomo (or its outside counsel) reasonably informed on a prompt basis (and in any event within 48 hours) with respect to any change to price or other material terms of such Acquisition Proposal. Symetra will, promptly upon receipt or delivery thereof (and in any event within 48 hours), provide Sumitomo (or its outside counsel) with copies of material documents comprising such Acquisition Proposal and any amendments thereto.

          (h)   Nothing contained in Section 6.03(b) or this Section 6.05 will prohibit Symetra from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to any Acquisition Proposal; provided that (i) any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 under the Exchange Act other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, a rejection of or recommendation against any applicable Acquisition Proposal or a reaffirmation of the Recommendation will be deemed to be a Change of Recommendation and (ii) neither Symetra or the Board of Directors of Symetra may effect a Change in Recommendation except in accordance with Section 6.05(e).

          (i)    Symetra will promptly inform its and the Symetra Subsidiaries' respective Representatives of the restrictions set forth in this Section 6.05. Any breach or violation of the restrictions set forth in this Section 6.05 by any Representative of Symetra or any Symetra Subsidiary will be deemed to be a breach or violation of this Section 6.05 by Symetra.

        Section 6.06    Release under Confidentiality Agreement; State Takeover Laws.     Symetra hereby releases Sumitomo and Merger Sub from the "standstill" provisions contained in the Confidentiality Agreement. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation is or becomes applicable to the transactions contemplated by this Agreement or the Voting Agreements, as applicable, Symetra and its Board of Directors will use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement or the Voting Agreements, as applicable, may be consummated as promptly as practicable on the terms contemplated by this Agreement or the Voting Agreements, as applicable, and will otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated by this Agreement or the Voting Agreements, as applicable.

        Section 6.07    Section 16 of the Exchange Act.     Prior to the Effective Time, Symetra will take all such steps as may be required to cause any dispositions of Symetra equity securities (including derivative securities with respect to Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.08    Stockholder Litigation.     Symetra will promptly advise Sumitomo orally and in writing of any Proceeding brought by any stockholder of Symetra against Symetra or its directors or officers relating to this Agreement or the transactions contemplated by this Agreement and will keep Sumitomo fully informed regarding any such litigation. Symetra will give Sumitomo the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, will give due consideration to Sumitomo's advice with respect to such litigation and will not settle any such litigation without the prior written consent of Sumitomo, such consent not to be unreasonably withheld, delayed or conditioned. Sumitomo will promptly advise Symetra orally and in writing of any Proceeding brought by any policyholder of Sumitomo against Sumitomo or its directors or officers relating to this Agreement or the transactions contemplated by this Agreement and will keep Symetra fully informed regarding any such litigation. Sumitomo will give Symetra the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, will give due consideration to Symetra's advice with respect to such litigation and will not settle any such litigation without the prior written consent of Symetra if such settlement would reasonably be expected to prevent or materially impair or materially delay the consummation of the Merger.

        Section 6.09    Cooperation.

          (a)   Symetra will, and will cause its Subsidiaries and their respective Representatives to, reasonably cooperate with Sumitomo and its Representatives and provide all business, financial and other information reasonably requested by Sumitomo from time to time in order to permit Sumitomo (i) to comply with its obligations under applicable Law, (ii) to respond to requests and requirements from regulatory authorities, including the FSA, in connection with the transactions contemplated by this Agreement and (iii) to potentially arrange financing in connection with such transactions for the purpose of optimizing its capital structure (but any such financing or failure or unavailability thereof shall not waive or modify any obligations of Sumitomo under this Agreement). All Evaluation Material (as defined in the Confidentiality Agreement) regarding Symetra and its Subsidiaries obtained by Sumitomo or its Representatives pursuant to this Section 6.09 will be subject to the confidentiality obligations set forth in the Confidentiality Agreement.

          (b)   The Parties and their legal counsel will cooperate in good faith to develop and implement appropriate procedures to facilitate compliance by Symetra and the Symetra Subsidiaries with the covenants sets forth in Section 6.01(g) and Section 6.01(h). Sumitomo, upon the request of Symetra from time to time, will consult and cooperate with Symetra and its legal advisors in good faith to determine whether actions proposed to be taken by Symetra or the Symetra Subsidiaries may be taken in compliance with such covenants.

          (c)   Sumitomo and Symetra will discuss in good faith and cooperate with respect to matters which require reporting to Sumitomo and with respect to the future governance model between Sumitomo and the Surviving Corporation following the Closing for the purpose of compliance with the Laws (including any rules of any applicable securities exchange) applicable to Sumitomo or for the purpose of compliance with Sumitomo's internal consolidated accounting reporting requirement and other internal policies, or for the purposes of dealing with the applicable Governmental Authorities in Japan. In furtherance of the foregoing and without limitation thereto, Sumitomo and Symetra will establish a steering committee after the date of this Agreement for the purpose of discussing, in advance of the Closing, governance structure and other relevant arrangements following the Closing.

ARTICLE VII
ADDITIONAL AGREEMENTS

        Section 7.01    Consents and Approvals.

          (a)   Subject to the terms and conditions of this Agreement, each of Sumitomo and Symetra will, and will cause its Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law to consummate promptly the Merger and the other transactions contemplated by this Agreement, including (i) determining all necessary or, in the reasonable judgment of Sumitomo and Symetra, advisable Filings necessary to consummate the Merger and the other transactions contemplated by this Agreement (including Filings with Governmental Authorities or third parties), (ii) preparing and filing as promptly as practicable documentation necessary to effect such Filings, (iii) obtaining all Approvals from any Governmental Authority or third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including any such Approvals required under applicable Insurance Laws and the HSR Act, it being understood and agreed that "reasonable best efforts" will be deemed to include, subject to Section 7.01(f), complying with any requirements of applicable Law or of any Governmental Authority that may arise or be imposed in connection with such Approvals and (iv) defending any Proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement.

          (b)   In furtherance and not in limitation of the foregoing, each of Sumitomo and Symetra will (i) make, or cause to be made, the Filings required of such Party (or, in the reasonable judgment of Sumitomo and Symetra, Filings that are advisable to be made by such Party) with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, (ii) comply at the earliest practicable date with any request for additional information, documents or other materials (including a "second request" under the HSR Act) received by such Party from the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other Governmental Authority under any applicable Laws with respect to such Filings and Approvals, (iii) act in good faith and reasonably cooperate with the other Party in connection with any such Filings and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Authority under any applicable Insurance Laws, the HSR Act or any other applicable Laws with respect to any such Filing or any such transaction and (iv) not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Party.

          (c)   To the extent not prohibited by applicable Law, each of Sumitomo and Symetra will use its reasonable best efforts to furnish to the other Party all information required by such other Party for any Filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; provided that materials may be redacted (i) to remove references concerning the valuation of Sumitomo, Symetra or any of their Subsidiaries, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege or confidentiality concerns. Subject to applicable Laws and the requirements of any Governmental Authority, Symetra and Sumitomo will keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing each other with copies of notices or other communications received by Symetra or Sumitomo, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Authority with respect to such transactions. Symetra and Sumitomo will each permit the other Party a reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed Filing or other material written communication with any Governmental Authority and will each provide the other party copies of all written communications (other than communications relating to non-substantive matters) to any Governmental Entity promptly after their filing or submission, in each case subject to applicable Laws and the requirements of any Governmental Authority. Notwithstanding the foregoing, while Sumitomo shall keep Symetra apprised of any material developments with the FSA relating to the completion of the transactions contemplated hereby, the obligations of Sumitomo under this Section 7.01(c) shall not apply to matters concerning the FSA.

          (d)   Each of Sumitomo and Symetra will give the other Party reasonable prior notice of any communication with, and any proposed understanding, undertaking or Contract with, any Governmental Authority regarding any such Filings; provided, however, that prior notice shall not be required if impractical or related to communication with the FSA. With the exception of meetings and conversations with the FSA for which Sumitomo shall keep Symetra apprised of any material developments, each of Sumitomo and Symetra will not independently participate in any substantive meeting, or engage in any substantive conversation, with any Governmental Authority in respect of any such filings, investigation or other inquiry without using commercially reasonable efforts to give such other Party prior notice of the meeting or conversation and, unless impractical or prohibited by any such Governmental Authority, the opportunity to attend or participate in such meeting or conversation. For the avoidance of doubt, the foregoing shall not prohibit Symetra from participating, to the extent practicable, in substantive meetings or conversations with the FSA, and, to the extent practicable, Sumitomo will give Symetra prior notice of such meetings or conversations. Except as otherwise provided in this Section 7.01, Sumitomo will, on behalf of Sumitomo and Symetra, control and lead all communications and strategy related to any filings, obtaining any necessary approvals, and resolving any investigation or other inquiry of any such agency or other Governmental Authority under any applicable Laws.

          (e)   Subject to the foregoing provisions of this Section 7.01, each of Sumitomo and Symetra will use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under any applicable Insurance Laws or the HSR Act. Each of Sumitomo and Symetra will use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as possible after the date of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 7.01 will limit the right of a Party to terminate this Agreement in accordance with Section 9.01, so long as such Party has until that time complied in all material respects with its obligations under this Section 7.01.

          (f)    Notwithstanding anything to the contrary in Section 7.01(e) or anything else in this Agreement to the contrary, nothing in this Agreement will be deemed to require Sumitomo or Symetra or any of their respective Subsidiaries to agree to or take any action that would result in any Burdensome Condition.

        Section 7.02    Employee Matters.

          (a)   Except as otherwise set forth in this Agreement, from and after the Effective Time, Sumitomo and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) will honor all Benefit Plans and compensation arrangements and agreements of Symetra and the Symetra Subsidiaries in accordance with their terms as in effect immediately before the Effective Time. For a period of one year following the Effective Time, Sumitomo and its Subsidiaries will cause the Surviving Corporation and its Subsidiaries to provide or cause to be provided to each employee of Symetra and any Symetra Subsidiary who remains in the employment of the Surviving Corporation and its Subsidiaries following the Effective Time (each, a "Continuing Employee"), unless otherwise agreed between Sumitomo and any such Continuing Employee (i) at least the same level of base salary or wages (as applicable) and target cash incentive bonus opportunities and commission opportunities as were made available to such Continuing Employee by Symetra and its Subsidiaries in effect immediately prior to the date hereof (or as the same may hereafter have been modified in compliance with the applicable provisions of Section 6.01) and (ii) employee benefits (other than equity or equity-based benefits, performance units and cash incentive bonus and commission opportunities) that are, in the aggregate, at least as favorable to those provided as of the date hereof to such Continuing Employee by Symetra and its Subsidiaries pursuant to the Benefit Plans. Notwithstanding any other provision of this Agreement to the contrary, Sumitomo will cause the Surviving Corporation and its Subsidiaries to provide to each Continuing Employee whose employment is involuntarily terminated by the Surviving Corporation or its Subsidiary without cause during the one year period following the Effective Time severance benefits at least as favorable as the severance benefits that would have been payable by Symetra and its Subsidiaries in the ordinary course of business consistent with past practices but not in excess of one year (52 weeks) of base salary or wages, as applicable.

          (b)   Except to the extent necessary to avoid the duplication of benefits, the Surviving Corporation will recognize the service of each Continuing Employee with Symetra or the Symetra Subsidiaries before the Effective Time as if such service had been performed with Sumitomo or its Affiliates (i) for all purposes under the Benefit Plans maintained by the Surviving Corporation or its Affiliates after the Effective Time (to the extent such plans, programs or Contracts cover the Continuing Employee), (ii) for purposes of eligibility and vesting under any employee benefit plans and programs of the Surviving Corporation or its Affiliates other than the Benefit Plans (the "Surviving Corporation Plans") in which the Continuing Employee participates after the Effective Time and (iii) for benefit accrual purposes under any Surviving Corporation Plan that is a vacation or severance plan in which the Continuing Employee participates after the Effective Time.

          (c)   With respect to any welfare plan maintained by the Surviving Corporation or its Affiliates in which Continuing Employees are eligible to participate after the Effective Time, the Surviving Corporation and its Affiliates will use their reasonable best efforts to (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the corresponding welfare plans maintained by Symetra or its Affiliates prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid by such Continuing Employee prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

          (d)   All fiscal year 2015 bonus amounts payable under any Benefit Plan will be calculated and paid in the ordinary course of business and consistent with past practices to all eligible employees; provided, however, that (i) if the Closing Date occurs on the last day of, or following the end of, fiscal year 2015, such bonus amounts shall be calculated based on actual results and performance achieved in respect of fiscal year 2015, or (ii) if the Closing Date occurs prior to the end of fiscal year 2015, such bonus amounts shall be calculated based on actual performance in respect of fiscal year 2015 (calculated on a pro forma basis through the Closing Date), and in the case of either (i) or (ii), such bonus amounts shall be paid in the ordinary course of business but no later than March 15, 2016. Further, if the Closing Date occurs in fiscal year 2016, to the extent that Symetra establishes annual bonus opportunities and applicable performance targets for eligible employees in respect of fiscal year 2016, such annual bonus opportunities and applicable performance targets shall be established in the ordinary course of business and consistent with past practices; provided that such annual bonus opportunities and applicable performance targets shall be substantially consistent with those provided in fiscal year 2015, and, for the Executives shall not be increased nor relaxed from those of fiscal year 2015, and provided further than any such applicable performance targets shall remain subject to revision, in the reasonable discretion of Sumitomo, following the Closing in order to appropriately reflect the acquisition by Sumitomo and changes to the business of Symetra and its Subsidiaries as a result thereof.

          (e)   The Board of Directors of Symetra or appropriate committee thereof shall take all necessary actions, including adopting any necessary resolutions or amendments, to (i) cause the Offering Period (as defined in the ESPP) ("Offering Period") in effect on the date of this Agreement to be the final Offering Period under the ESPP, (ii) to prohibit participants in the ESPP from increasing their payroll deductions from those in effect on the date of this Agreement and (iii) to terminate the ESPP prior to the Closing Date. If the Closing is expected to occur prior to the scheduled end of the Offering Period, Symetra shall take action to provide for an earlier Purchase Date (as defined in the ESPP) (the "New Purchase Date") in accordance with Sections 19 and 20 of the ESPP. Such New Purchase Date shall be no less than seven (7) Business Days prior to the Closing Date, and Symetra shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option (including for purposes of determining the Purchase Price (as defined in the ESPP) of such option) has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date (with any participant payroll deductions not applied to the purchase of shares returned to the participant), unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 of the ESPP. The Board of Directors of Symetra shall adopt resolutions concluding that the disposition of the ESPP described in this Section 7.02(e) hereof is permitted under the terms of the ESPP.

          (f)    This Agreement is not intended by the Parties to (i) constitute an amendment to any Benefit Plan, employee benefit plan, fund or program, (ii) obligate Sumitomo, the Surviving Corporation or any of their Affiliates to maintain any particular compensation or benefit plan, program, policy or arrangement or (iii) create any obligation of the Parties with respect to any employee benefit plan of Sumitomo, the Surviving Corporation or any of their Affiliates. Nothing contained in this Agreement, express or implied, is intended to confer upon any employee any benefits under any employee benefit plan, fund or program, including severance benefits or the right to employment or continued employment with Sumitomo, the Surviving Corporation or any of their Affiliates for any period by reason of this Agreement.

        Section 7.03    Fees and Expenses.     Subject to Section 9.03, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the Party incurring such Expenses.

        Section 7.04    Directors' and Officers' Indemnification and Insurance.

          (a)   From and after the Effective Time, Sumitomo will cause the Surviving Corporation to (i) indemnify and hold harmless, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of Symetra and the Symetra Subsidiaries (in all of their capacities) (the "Indemnified Persons") (A) to the same extent such Indemnified Persons are indemnified or exculpated or have the right to advancement of expenses as of the date of this Agreement by Symetra pursuant to Symetra's Constituent Documents and indemnification Contracts, if any, in existence on the date of this Agreement with the Indemnified Persons and (B) without limitation to clause (A), to the fullest extent permitted by Law, (ii) honor the provisions regarding elimination of liability of directors, indemnification of directors and officers and advancement of expenses contained in Symetra's Constituent Documents immediately prior to the Effective Time and (iii) maintain for a period of six years after the Effective Time policies of directors' and officers' liability insurance and fiduciary liability insurance ("D&O Insurance") covering each person covered by Symetra's current D&O Insurance as of the Effective Time, providing for at least the same coverage and amounts as, and containing terms and conditions which are no less favorable to the insured than, such current D&O Insurance, with respect to claims arising from facts or events that occurred on or before the Effective Time, including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, in no event will the Surviving Corporation be required to expend for any one coverage year more than 300 percent of the current annual premium expended by Symetra and the Symetra Subsidiaries to maintain or procure such D&O Insurance immediately prior to the Effective Time (such amount, the "Maximum Annual Premium"). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. In lieu of the foregoing insurance coverage, Sumitomo may cause the Surviving Corporation to purchase six-year prepaid "tail" insurance coverage, at a cost no greater than a one-time payment equal to the Maximum Annual Premium, that provides coverage not less favorable to the insured than the coverage described above. Notwithstanding the foregoing, Symetra may in its sole discretion purchase, prior to the Effective Time, six-year prepaid "tail" insurance coverage, at a cost no greater than a one-time payment equal to the Maximum Annual Premium, that provides coverage not less favorable to the insured than the coverage described above, and if Symetra has obtained such prepaid "tail" policy prior to the Effective Time, Sumitomo will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and Sumitomo will have no further obligation to purchase or pay for insurance pursuant to this Section 7.04(a).

          (b)   The rights of each Indemnified Person hereunder will be in addition to, and not in limitation of, any other rights such Indemnified Person may have under the Constituent Documents of Symetra or any of the Symetra Subsidiaries or the Surviving Corporation, any other indemnification Contract, the DGCL or otherwise.

          (c)   The provisions of this Section 7.04 will survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Persons and his or her heirs. In the event that the Surviving Corporation or any of its respective successors or assigns consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger or transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume and comply with the obligations set forth in this Section 7.04.

          (d)   The obligations of the Surviving Corporation under this Section 7.04 will not be terminated or modified in such a manner as to adversely affect any Indemnified Person without the consent of such Indemnified Person, it being expressly agreed that the Indemnified Persons will be third party beneficiaries of this Section 7.04. Sumitomo will honor, guaranty and stand as a surety for, and will cause the Surviving Corporation and its Subsidiaries and successors to honor and comply with, in accordance with their respective terms, each of the covenants contained in this Section 7.04 without limit as to time. Sumitomo will pay all reasonable expenses that may be incurred by an Indemnified Person in enforcing the indemnity and other obligations provided in this Section 7.04.

        Section 7.05    Public Announcements.     Sumitomo and Symetra will agree on the press release announcing the signing of this Agreement. Unless otherwise required by applicable Law or by obligations pursuant to the rules of the NYSE or any other applicable securities exchange, Sumitomo and Symetra will consult with each other before issuing any press release or, to the extent practicable, otherwise making any public statement or communication with respect to this Agreement or the transactions contemplated by this Agreement. In addition to the foregoing, from the date of this Agreement until the Effective Time or the date of the termination of this Agreement in accordance with Article IX, except to the extent disclosed in or consistent with the Proxy Statement in accordance with the provisions of Section 6.02, neither Sumitomo nor Symetra will issue any press release or otherwise make any public statement or disclosure concerning the other Party or the other Party's business, financial condition or results of operations without the consent of the other Party, which consent will not be unreasonably withheld, delayed or conditioned.

        Section 7.06    Notice of Certain Events.     Each of Sumitomo and Symetra will promptly notify the other after receiving or becoming aware of (a) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Sumitomo or Symetra, as the case may be) and (b) any Proceeding commenced or, to its knowledge, threatened against, relating to or otherwise involving Sumitomo or any of the Sumitomo Subsidiaries or Symetra or any of the Symetra Subsidiaries, as the case may be, that relates to the consummation of the transactions contemplated by this Agreement.

        Section 7.07    Control of Operations.     Without limiting any Party's rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement will give either Party, directly or indirectly, the right to control, direct or influence the other Party's operations prior to the Effective Time and (b) prior to the Effective Time, each Party will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        Section 7.08    Certain Transfer Taxes.     Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by Symetra or any the Symetra Subsidiaries immediately prior to the Merger, if applicable and due with respect to the Merger, will be borne by the Surviving Corporation and expressly will not be a liability of stockholders of Sumitomo or Symetra.

ARTICLE VIII
CONDITIONS PRECEDENT

        Section 8.01    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each Party to effect the Merger are subject to the satisfaction or waiver (if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)   Symetra must have obtained the Stockholder Approval;

          (b)   the waiting period (and any extension thereof) applicable to the Merger under the HSR Act must have been terminated or expired;

          (c)   all Approvals of Governmental Authorities in connection with the consummation of the Merger and the transactions contemplated by this Agreement that are set forth in Section 8.01(c) of the Sumitomo Disclosure Letter must have been obtained and must be in full force and effect and all waiting periods required by applicable Law with respect thereto must have expired or been terminated, in each case without the imposition of a Burdensome Condition with respect to the Party seeking to invoke the condition set forth in this Section 8.01(c); and

          (d)   no Laws must have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other Order, judgment, decision, opinion or decree must have been issued and remain in effect issued by a court or other Governmental Authority of competent jurisdiction, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger (collectively, "Restraints"); provided that, prior to asserting this condition, the Party asserting this condition must have used its reasonable best efforts in accordance with Section 7.01 (subject to the second sentence of Section 7.01(e)) to prevent the entry of any such Order, judgment, decisions, opinion or decree and to appeal as promptly as practicable any Order, judgment, decision, opinion or decree that may be entered.

        Section 8.02    Conditions to Obligations of Sumitomo and Merger Sub.     The obligations of Sumitomo and Merger Sub to effect the Merger are subject to the satisfaction, or waiver (if permissible under applicable Law) by Sumitomo, on or prior to the Closing Date of the following additional conditions:

          (a)   each of the representations and warranties of Symetra set forth in this Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or "Material Adverse Effect," must be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties are made as of another specified date prior to the date of this Agreement), except where the failure of such representations and warranties to be true and correct as so made would not, individually or in the aggregate, have a Material Adverse Effect; provided that notwithstanding the foregoing each of the representations and warranties of Symetra set forth in (i) the first sentence of Section 4.03(b) must be true and correct as of the date of this Agreement, except for de minimis breaches not involving more than 10,000 shares of Common Stock, (ii) Section 4.04 (other than Section 4.04(b)), Section 4.05 and Section 4.34 must be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (iii) Section 4.10(b) must be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

          (b)   Symetra must have performed or complied in all material respects with all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date; and

          (c)   Sumitomo must have received a certificate of a duly authorized officer of Symetra to the effect that the conditions set forth in Section 8.02(a) and Section 8.02(b) have been satisfied.

        Section 8.03    Conditions to Obligations of Symetra.     The obligations of Symetra to effect the Merger are subject to the satisfaction of, or waiver (if permissible under applicable Law) by Symetra, on or prior to the Closing Date of the following additional conditions:

          (a)   each of the representations and warranties of Sumitomo set forth in this Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to "materiality" or "material adverse effect," must be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent in either case that such representations and warranties are made as of another specified date prior to the date of this Agreement), except where the failure of such representations and warranties to be true and correct as so made would not prevent or materially impair or materially delay the ability of Sumitomo or Merger Sub to consummate the Merger; provided that notwithstanding the foregoing, each of the representations and warranties of Sumitomo and Merger Sub set forth in Section 5.03 and Section 5.09 must be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date;

          (b)   each of Sumitomo and Merger Sub must have performed or complied in all material respects with all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date; and

          (c)   Symetra must have received a certificate of duly authorized officer of Sumitomo to the effect that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

        Section 8.04    Frustration of Closing Conditions.     Neither Symetra nor Sumitomo may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such Party's breach of any material provision of this Agreement or failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 7.01.

ARTICLE IX
TERMINATION

        Section 9.01    Termination.     This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval (except as otherwise expressly noted):

          (a)   by mutual written consent of Sumitomo and Symetra;

          (b)   by either Sumitomo or Symetra, if:

              (i)  the Merger has not been consummated by May 11, 2016 (the "End Date"); provided that (A) the right to terminate this Agreement pursuant to this Section 9.01(b)(i) will not be available to any Party whose failure to perform in all material respects its obligations under this Agreement was the primary cause of the failure of the Merger to be consummated by the End Date and (B) if on such date any of the conditions precedent to the Closing set forth in Section 8.01(b) or Section 8.01(c) have not been satisfied but all other conditions precedent to the Closing have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on such date), then the End Date will automatically be extended to August 11, 2016;

             (ii)  any Restraint having any of the effects set forth in Section 8.01(d) is in effect and has become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 9.01(b)(ii) must have complied in all material respects with its obligations under Section 7.01; or

            (iii)  the Stockholder Approval is not obtained at the Stockholders Meeting or any adjournment or postponement thereof, in each case at which a vote on the adoption of the Merger Agreement was taken;

          (c)   by Sumitomo:

              (i)  if Symetra has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform (A) is incapable of being cured by Symetra prior to the End Date and (B) would result in a failure of any condition set forth in Section 8.02(a) or Section 8.02(b);

             (ii)  prior to the Stockholders Meeting, if the Board of Directors of Symetra has effected a Change in Recommendation within a period of fifteen Business Days immediately preceding the date of such termination; or

            (iii)  prior to the Stockholders Meeting, if, following the receipt by Symetra of an Acquisition Proposal (other than a tender offer), the Board of Directors of Symetra has not publicly reaffirmed the Recommendation and fails to do so through a press release or similar means within five Business Days after the date Sumitomo requests in writing that Symetra so reaffirm the Recommendation, which request may be delivered by Sumitomo only (A) once with respect to any Acquisition Proposal and (B) during the 30 day period immediately prior to the date on which the Stockholders Meeting is scheduled at the time of such request;

          (d)   by Symetra:

              (i)  if Sumitomo or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform (A) is incapable of being cured by Sumitomo or Merger Sub prior to the End Date and (B) would result in a failure of any condition set forth in Section 8.03(a) or Section 8.03(b); or

             (ii)  if Symetra effects a Change in Recommendation as a result of its receipt of a Superior Proposal when permitted to do so in accordance with Section 6.05(d) and Section 6.05 (e) and Symetra enters into a definitive written agreement providing for such Superior Proposal concurrently with or immediately following the termination of this Agreement; provided that the termination of this Agreement pursuant to this Section 9.01(d)(ii) will not be effective unless and until Symetra has paid the Termination Fee to Sumitomo in accordance with Section 9.03(a).

        Section 9.02    Effect of Termination.     In the event of any termination of this Agreement as provided in Section 9.01, written notice thereof will forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and the obligations of the Parties under this Agreement will terminate and there will be no liability on the part of any Party with respect thereto, except that the Confidentiality Agreement, the confidentiality provisions of Section 6.04 and the provisions of this Section 9.02, Section 9.03, Article I and Article X, will survive such termination and remain in full force and effect; provided that no Party will be relieved or released from any liability or damages arising from (a) any failure to consummate the Merger and the other transactions contemplated hereby if required to pursuant to this Agreement, (b) fraud or (c) an intentional and material breach of any provision of this Agreement prior to such termination, and in each case the aggrieved Party will be entitled to all rights and remedies available at Law or in equity. For purposes of this Agreement, "intentional and material breach" means a material breach that is a consequence of an act (or failure to act) undertaken by the breaching party with the knowledge (actual or constructive) that the taking of (or the failure to take) such act would, or would be reasonably expected to, cause a breach of this Agreement.

        Section 9.03    Termination Fee and Expense Reimbursement.

          (a)   Symetra will pay to Sumitomo, by wire transfer of immediately available funds, the amounts set forth in this Section 9.03(a) if this Agreement is terminated under the following circumstances (it being understood and agreed that in no event will Symetra be required to pay the Termination Fee on more than one occasion):

              (i)  if this Agreement is terminated pursuant to Section 9.01(c)(ii) or Section 9.01(c)(iii), then Symetra will pay the Termination Fee by the second Business Day following the date of such termination (it being understood that Symetra's failure to reaffirm under such circumstances will not be deemed an intentional and material breach of this Agreement);

             (ii)  if this Agreement is terminated by Sumitomo pursuant to Section 9.01(c)(i), and if Section 9.03(a)(iii) is not applicable, then Symetra will pay to Sumitomo the Expense Reimbursement incurred by Sumitomo and its Affiliates on or prior to termination by wire transfer of immediately available funds within three Business Days after delivery by Sumitomo to Symetra of a written statement setting forth the amount thereof and attaching applicable documentation; or

            (iii)  if this Agreement is terminated (A) by either Party pursuant to Section 9.01(b)(i) without a vote of the stockholders of Symetra contemplated by this Agreement at the Stockholders Meeting having occurred and, on the End Date, all of the conditions precedent to the Closing (other than the condition precedent set forth in Section 8.01(a)) have been satisfied (or in the case of conditions precedent that by their terms are to be satisfied at the Closing, are capable of being satisfied on the End Date) or (B) pursuant to Section 9.01(b)(iii) or Section 9.01(c)(i) and, in any such case, an Acquisition Proposal has been publicly announced or has otherwise become publicly known, or any Person has publicly announced or communicated an intention, whether or not conditional, to make an Acquisition Proposal, at any time after the date of this Agreement and prior to the time of the taking of the vote of the stockholders of Symetra at the Stockholders Meeting (or prior to the termination of this Agreement if there has been no Stockholders Meeting), and at such time such Acquisition Proposal or such intent has not been publicly withdrawn or repudiated by such Person, then

              (A)  Symetra will pay the Expense Reimbursement to Sumitomo by wire transfer of immediately available funds within three Business Days after delivery by Sumitomo to Symetra of a written statement setting forth the amount thereof and attaching applicable documentation; and

              (B)  if, within 12 months after the date of such termination, Symetra either consummates a transaction contemplated by any Acquisition Proposal (including any Acquisition Proposal made after the date of the termination of this Agreement), or enters into a definitive agreement to consummate a transaction contemplated by any Acquisition Proposal and Symetra thereafter consummates such Acquisition Proposal (whether or not within such 12-month period), then Symetra will pay the Termination Fee by the third Business Day following the date Symetra consummates such transaction; provided that, for purposes of this Section 9.03(a)(iii)(B), all references to 15 percent including in the definition of the term "Acquisition Proposal" will be changed to 50 percent; and provided, further, that the amount of any Expense Reimbursement paid to Sumitomo pursuant to the foregoing clause (A) will be credited against and will reduce the Termination Fee payable pursuant to this Section 9.03(a)(iii)(B); or

            (iv)  if this Agreement is terminated pursuant to Section 9.01(d)(ii), then Symetra will pay the Termination Fee on the date of such termination.

          (b)   If this Agreement is terminated by Symetra pursuant to Section 9.01(d)(i), then Sumitomo will pay to Symetra the Expense Reimbursement incurred by Symetra and its Affiliates on or prior to termination by wire transfer of immediately available funds within three Business Days after delivery by Symetra to Sumitomo of a written statement setting forth the amount thereof and attaching applicable documentation.

          (c)   Each Party acknowledges and agrees that the agreements contained in this Section 9.03 are an integral part of the transaction contemplated by this Agreement and that, without these agreements, the other Party would not enter into this Agreement. Accordingly, if a Party fails promptly to pay any amounts due under this Section 9.03 (the "Defaulting Party") and, in order to obtain such payment, the other Party commences any Proceeding that results in a judgment against the Defaulting Party for such amounts, the Defaulting Party will pay interest on such amounts from the date payment of such amounts was due to the date of actual payment at the prime rate of the Bank of New York Mellon Corporation in effect on the date such payment was due, together with the costs and expenses (including reasonable legal fees and expenses) incurred by the other Party in connection with such Proceeding. Each Party acknowledges and agrees that the payment of the Termination Fee and Expense Reimbursement pursuant to Section 9.03 will not preclude the other Party after the termination of this Agreement, in the case of an intentional and material breach of this Agreement or fraud by the Defaulting Party, from seeking additional damages from the Defaulting Party on account of such intentional and material breach or fraud.

ARTICLE X
GENERAL PROVISIONS

        Section 10.01    Non-Survival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for those covenants and agreements contained in this Agreement and such other instruments that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article X.

        Section 10.02    Notices.     All notices and other communications in connection with this Agreement will be in writing and will be deemed duly given (a) on the date of delivery if delivered personally or by facsimile, upon confirmation of receipt or (b) on the third Business Day following the date of dispatch if delivered by a recognized express courier service. All notices in connection with this Agreement will be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

If to Sumitomo or Merger Sub, to:
Sumitomo Life Insurance Company 7-8-24 Tsukiji Chuo-ku, Tokyo 104-8430, Japan
Facsimile: +81-3-5550-4343
Attention: Muneo Sasagawa International Business Dept.
with a copy (which will not constitute notice) to:
Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 United States of America
Facsimile: (212) 455-2502
Attention: Gary I. Horowitz

If to Symetra, to:
Symetra Financial Corporation Suite 1200 777 108th Avenue NE Bellevue, WA 98004
Facsimile:	(425) 256-6080
Attention:	David S. Goldstein Senior Vice President, General Counsel and Secretary
with a copy (which will not constitute notice) to:
Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019
Facsimile:	(212) 474-3700
Attention:	Erik R. Tavzel Joseph D. Zavaglia

        Section 10.03    Entire Agreement; Third Party Beneficiaries.     This Agreement (including the Exhibits, Schedules and the Parties' disclosure letters) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to their subject matter. This Agreement will be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or will confer upon any Person not a party to this Agreement any rights, benefits or remedies of any nature whatsoever, other than (a) Section 7.04, which is intended to be for the benefit of the Indemnified Persons and their heirs and assigns covered thereby and may be enforced by such Indemnified Persons and their heirs and assigns and (b) Article II and Article III, which is intended to be for the benefit of holders of shares of Common Stock and Equity Rights with respect to the right of such holders to receive, as applicable, the Merger Consideration and the consideration set forth in Section 2.07. Sumitomo's obligations under the Confidentiality Agreement will terminate as of the Closing.

        Section 10.04    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

        Section 10.05    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent will be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

        Section 10.06    Amendment.     This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Symetra, but after such approval, no amendment will be made which by Law or in accordance with the rules of the NYSE requires further approval by such stockholders without such further approval. Notwithstanding the preceding sentence, no amendment will be made to this Agreement after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        Section 10.07    Extension; Waiver.     At any time prior to the Effective Time, the Parties, by action taken or authorized by their respective Boards of Directors, may to the extent legally permitted (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. No extension or waiver will be made which by Law or in accordance with the rules of the NYSE requires further approval by the stockholders of Symetra without such further approval. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

        Section 10.08    Governing Law and Venue: Waiver of Jury Trial.

          (a)   THIS AGREEMENT WILL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS WILL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW. The Parties irrevocably (i) submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware with respect to all matters arising out of or relating to this Agreement, the interpretation and enforcement of the provisions of this Agreement, and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement (provided that suit for the recognition or enforcement of any judgment obtained in any court of the State of Delaware or federal court of the United States of America located in the State of Delaware may be brought in any other court of competent jurisdiction following final determination of the applicable matter) and (ii) waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties agree that all claims with respect to such action or proceeding will be heard and determined exclusively in such courts. The Parties consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.02 or in such other manner as may be permitted by Law will be valid and sufficient service. Without limiting the foregoing, Sumitomo irrevocably appoints The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 as its agent for service of process for purposes of any Proceeding in connection with this Agreement and the transactions contemplated hereby.

          (b)   EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

  LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS Section 10.08(b).

        Section 10.09    Enforcement.     The Parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in any court referred to in Section 10.08, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at Law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

        Section 10.10    Counterparts; Effectiveness.     This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original but all of which will constitute one and the same instrument. This Agreement will become effective when each Party has received counterparts signed and delivered (by facsimile, electronic mail or otherwise) by the other Parties.

[Signature page follows.]

        IN WITNESS WHEREOF, Sumitomo, Merger Sub and Symetra have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

SUMITOMO LIFE INSURANCE COMPANY
By:	/s/ MASAHIRO HASHIMOTO
	Name:	Masahiro Hashimoto
	Title:	Director Representative Executive Officer President & CEO
SLIC FINANCIAL CORORATION
By:	/s/ SHINZO KONO
	Name:	Shinzo Kono
	Title:	Director and President
SYMETRA FINANCIAL CORPORATION
By:	/s/ THOMAS M. MARRA
	Name:	Thomas M. Marra
	Title:	President and Chief Executive Officer

EXHIBIT A

AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS

OF

SYMETRA FINANCIAL CORPORATION

        Article VI of the Amended and Restated Bylaws of Symetra Financial Corporation is hereby amended to add a new Section 5, as set forth below.

        "Section 5. Forum for Adjudication of Disputes.    Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, the sole and exclusive forum for (i) any "internal corporate claims" within the meaning of the General Corporation Law of the State of Delaware ("DGCL"), as well as (ii) (A) any derivative action, suit or proceeding brought on behalf of the Corporation; (B) any action, suit or proceeding asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders; (C) any action, suit or proceeding asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or these Bylaws; or (D) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware. Any person or entity purchasing or otherwise acquiring, or holding any interest in, shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5 and to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware."

A-1

ANNEX B

OPINION OF MORGAN STANLEY & CO. LLC

1585 Broadway New York, NY 10036

August 10, 2015

Board of Directors
Symetra Financial Corporation
77 108th Avenue NE, Suite 1200
Bellevue, Washington 98004

Members of the Board:

        We understand that Symetra Financial Corporation (the "Company"), Sumitomo Life Insurance Company (the "Buyer") and SLIC Financial Corporation, a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated August 10, 2015 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $.01 per share (the "Company Common Stock") of the Company, other than shares held by the Buyer or the Company or any of their respective direct or indirect wholly-owned subsidiaries or as to which dissenters' rights have been perfected, will be converted into the right to receive $32.00 per share in cash (the "Per Share Merger Consideration"). Additionally, the Merger Agreement permits the Company to pay a special dividend of $0.50 per share of Company Common Stock prior to the effective time of the Merger. This dividend and the Per Share Merger Consideration are referred to herein as "Consideration". The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Consideration to be received by the holders of shares of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Company Common Stock (other than the Buyer and its affiliates).

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company;

  3)
  Reviewed certain financial projections prepared by the management of the Company;

  4)
  Reviewed the Company's internal embedded value and new business value analyses prepared by the management of the Company;

  5)
  Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

  6)
  Reviewed the reported prices and trading activity for the Company Common Stock;

  7)
  Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with those of certain other publicly-traded companies comparable with the Company and their securities;

  8)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  9)
  Participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

  10)
  Reviewed the Merger Agreement and certain related documents; and

  11)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, including the Company's internal embedded value and new business value analyses prepared by the management of the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, and that the final Merger Agreement will not differ in any material respects from the draft thereof furnished to us. We have assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, regulatory or actuarial advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and actuarial advisors with respect to legal, tax, regulatory and actuarial matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals other than the embedded value and new business value analyses prepared by the management of the Company, upon which we have relied without independent verification. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available.

        We have acted as financial advisor to the Company in connection with this transaction and will only receive a fee for our services upon the closing of the Merger. We may provide financial advisory and financing services to the Buyer in the future and, if we do so, would expect to receive fees for the rendering of such services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, we express no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock other than the Buyer and its affiliates.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ JARED ABBEY Jared Abbey Managing Director

ANNEX C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (4)
  In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY MATERIAL SUBJECT TO COMPLETION

SYMETRA FINANCIAL CORPORATION 777 108TH AVENUE NE SUITE 1200 BELLEVUE, WA 98004

VOTE BY INTERNET — [                        ]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — [                              ]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [               ].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain

1.              Proposal to adopt the Agreement and Plan of Merger dated as of August 11, 2015, by and among Symetra, Sumitomo and Merger Sub, as it may be amended, supplemented or otherwise modified from time to time.

	☐	☐	☐
2. Proposal to approve, on an advisory (non-binding) basis, the compensation to be paid to Symetra’s named executive officers in connection with the merger, as disclosed in its proxy statement.	☐	☐	☐

3.              Proposal to approve the adjournment of the special meeting to a later time and date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to adopt the merger agreement (and to consider such other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors).

	☐	☐	☐

For address change/comments, mark here (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign to full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials For the Special Meeting: The Notice & Proxy Statement is/are available at [                              ].

SYMETRA FINANCIAL CORPORATION

Special Meeting of Stockholders

[                              ], [           ] [                 ]

This proxy is solicited by the Board of Directors

The undersigned share owner(s) of Symetra Financial Corporation, a Delaware corporation (“Symetra”), hereby acknowledge(s) receipt of the Proxy Statement dated [                 ], and hereby appoint(s) David S. Goldstein and Jacqueline M. Veneziani, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Share Owners of Symetra, to be held [                              ] at [           ], [                      ], at [                                                            ], and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side and as further described in the Proxy Statement for such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding with the reverse side.)

Continued and to be signed on reverse side